                                                                       EXHIBIT 3



                              FORMATION AGREEMENT


                                     Among


                      INFORMATION HANDLING SERVICES INC.



                                      And


             CERTAIN SHAREHOLDERS OF INTERNATIONAL COMPUTEX, INC.
                               IDENTIFIED HEREIN



                         Dated as of January 10, 1999

                               TABLE OF CONTENTS


                                                                  Page
                                                                  ----

                                   ARTICLE I

                        Definitions and Interpretations
                       -------------------------------

SECTION 1.01.    Definitions.....................................    2
SECTION 1.02.    Interpretations.................................   11


                                  ARTICLE II

                  Repurchase of Warrants and Reimbursement of
                  -------------------------------------------
                               Repurchase Price
                               ----------------
                                      and
                                      ---
                 Contributions of Assets and ICI Common Stock
                 --------------------------------------------
                     in Exchange for Holdings Common Stock
                     -------------------------------------


SECTION 2.01.    Repurchase, Reimbursement,......................   11
                    Contributions and Exchanges
SECTION 2.02.    Acquired Assets and Excluded....................   13
                    Assets
SECTION 2.03.    Assumption of Certain...........................   16
                    Liabilities


                                  ARTICLE III

                                  The Closing
                                  -----------

SECTION 3.01.    Closing Date....................................   18
SECTION 3.02.    Transactions To Be Effected at the
                   Closing.......................................   18



                                  ARTICLE IV

                        Representations and Warranties
                        ------------------------------

                                                                        Page
                                                                        ----
SECTION 4.01.    Representations and Warranties
                   of IHS............................................    19
SECTION 4.02.    Representations and Warranties
                   in respect of Holdings and
                   Merger Sub........................................    31
SECTION 4.03.    Representations and Warranties of
                   the Founders......................................    33


                                   ARTICLE V

                                   Covenants
                                   ---------

SECTION 5.01.    Conduct of Business.................................    51
SECTION 5.02.    No Solicitation.....................................    56


                                  ARTICLE VI

                             Additional Agreements
                             ---------------------

SECTION 6.01.    Access to Information...............................    57
SECTION 6.02.    Reasonable Efforts;.................................    58
                   Notification
SECTION 6.03.    Costs and Expenses; Transfer
                   Taxes.............................................    59
SECTION 6.04.    Publicity...........................................    59
SECTION 6.05.    Bulk Transfer Laws..................................    60
SECTION 6.06.    Waiver of Certain Defenses..........................    60
SECTION 6.07.    Preparation of Proxy Statement;
                   Shareholders' Meeting.............................    60
SECTION 6.08.    Agreement of Founders To Vote in....................    60
                   Favor of Merger
SECTION 6.09.    Agreements Not To Compete...........................    61
SECTION 6.10.    Agreement to Provide Directors'
                   and Officers Insurance............................    63
SECTION 6.11.    Tax Matters.........................................    63
SECTION 6.12.    Stock Options.......................................    64



                                  ARTICLE VII

                             Conditions Precedent
                             --------------------

                                                                       Page
                                                                       ----
SECTION 7.01.    Conditions to the Obligations of
                   IHS and the Founders.............................    65
SECTION 7.02.    Conditions to the Obligations of
                   IHS..............................................    66
SECTION 7.03.    Conditions to the Obligations of
                   the Founders.....................................    68


                                 ARTICLE VIII

                       Termination, Amendment and Waiver
                       ---------------------------------

SECTION 8.01.    Termination........................................    71
SECTION 8.02.    Effect of Termination..............................    73
SECTION 8.03.    Amendment..........................................    73
SECTION 8.04.    Extension; Waiver..................................    73


                                  ARTICLE IX

                              General Provisions
                              ------------------

SECTION 9.01.    Nonsurvival of Representations
                   and Warranties...................................    74
SECTION 9.02.    Notices............................................    74
SECTION 9.03.    Headings...........................................    75
SECTION 9.04.    Severability.......................................    75
SECTION 9.05.    Counterparts.......................................    75
SECTION 9.06.    Entire Agreement; No Third-Party
                   Beneficiaries....................................    75
SECTION 9.07.    Governing Law......................................    76
SECTION 9.08.    Assignment.........................................    76
SECTION 9.09.    Consent to Jurisdiction............................    76

Appendices
----------

   A      Founders, Optionholders, Shares of ICI Common Stock, Options To
               Purchase Shares of ICI Common Stock and Shares of Holdings Common Stock
   B      Products
   C      Transferred Employees


Exhibits
--------

   A        Form of Dahan Employment Agreement
   B        Form of Galvin Employment Agreement
   C        Form of Merger Agreement
   D        Form of Option Amendment Agreement
   E        Form of Salem Employment Agreement
   F        Form of Services Agreement
   G        Form of Stockholders' Agreement

                         FORMATION AGREEMENT dated as of January 10, 1999 (this
                    "Agreement"), among INFORMATION HANDLING SERVICES INC., a Delaware corporation ("IHS"), and Certain Shareholders of International CompuTex, Inc., a Georgia corporation ("ICI"), identified in Appendix A-1 (the "Founders").


          WHEREAS IHS has caused IHS Itemquest Holdings Inc., a Delaware corporation ("Holdings"), to be incorporated;

          WHEREAS IHS intends to contribute to Holdings certain assets and liabilities related to the CAPSXpert product lines of IHS, 330,000 shares of ICI Common Stock (as defined below) and cash in exchange for 7,989,877 shares of Holdings Common Stock (as defined below), resulting in IHS owning an aggregate of 7,989,977 shares of Holdings Common Stock;

          WHEREAS the Founders intend to contribute to Holdings 1,566,153 shares of ICI Common Stock in exchange for 1,566,153 shares of Holdings Common Stock;

          WHEREAS, following the foregoing contributions and exchanges (the "Formation Transaction"), each outstanding share of ICI Common Stock will be converted into the right to receive $9.50 in cash in a merger (the "Merger") of a wholly owned subsidiary of Holdings ("Merger Sub") with and into ICI such that ICI will be the surviving corporation in the Merger;

          WHEREAS, upon the effectiveness of the Merger, the employees (and certain former employees) of ICI who hold options to purchase shares of ICI Common Stock and certain directors of ICI who hold options to purchase shares of ICI Common Stock, which employees (and former employees) and directors are identified in Appendix A-2 (the "Optionholders"), will, by amendment of the agreements evidencing their options, receive, for each option identified in Appendix A-2, an amount in cash equal to (i) the excess, if any, of (x) the consideration paid in the Merger in respect of each outstanding share of ICI Common Stock over (y) the exercise price per share of ICI Common Stock subject to such option multiplied by (ii) the number of shares of ICI Common Stock subject to such option; and

          WHEREAS, as a result of the Formation Transaction and the Merger, (i) IHS will own 83.611% of the outstanding shares of Holdings Common Stock and the Founders will collectively own 16.389% of the outstanding shares of Holdings Common Stock and (ii) ICI, as the surviving corporation in the Merger, will be a wholly owned subsidiary of Holdings.

          NOW, THEREFORE, in consideration of the premises, mutual promises, representations, warranties and covenants contained in this Agreement, the parties hereto hereby agree:


                                   ARTICLE I

                        Definitions and Interpretations
                        -------------------------------

          SECTION 1.01.  Definitions.  The following terms, as used in this
                         ------------
Agreement, shall have the following meanings:

          "1995 ICI Stock Option Plan" has the meaning set forth in Section 4.03(d).

          "1996 ICI Stock Option Plan" has the meaning set forth in Section 4.03(d).

          "Acquired Assets" means the assets of IHS that are used, held for use or intended to be used exclusively in, or that arise exclusively out of, the conduct of the Business, as more particularly described in Section 2.02(a).

          "Administrative Assets" means books, records and other administrative assets of every kind and nature, including, price lists, correspondence, mailing lists, lists of customers and potential customers, vendor lists, production data, sales materials and records, market studies, penetration data, other market information, sales and marketing plans, programs and strategies, sales, costs and other financial data, purchasing materials and records, personnel records, billing records, accounting records, other financial records, sale order files, blueprints, plant layouts, and trade secrets, know-how, show-how, designs and proprietary commercial information, methods, practices, procedures, processes and formulae with respect to any of the foregoing, in each case, other than such as constitute Intellectual Property, that are used, held for use or intended to be used exclusively in, or that arise exclusively out of, the conduct of the Business.

          "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person.

          "Agreement" means this Formation Agreement, including all Appendices, Exhibits and Schedules attached hereto.

          "Ancillary Agreements" means the Employment Agreements, the Option Amendment Agreements, the Merger Agreement, the Services Agreement and the Stockholders' Agreement.

          "Assumed Liabilities" means the liabilities, obligations and commitments that relate exclusively to, or arise exclusively out of, the Business, as more particularly described in Section 2.03(a).

          "Business" means the CAPSXpert product lines of IHS and any services offered by IHS that are related exclusively to those product lines.

          "Business Accounts Receivable" means all accounts receivable of IHS arising exclusively out of the conduct of the Business.

          "Business Intellectual Property" means all Intellectual Property of IHS that is used, held for use or intended to be used exclusively in, or that arises exclusively out of, the conduct of the Business.

          "Business Inventory" means all Inventory (including Inventory in transit, on consignment or in the possession of a third party) of IHS that is used, held for use or intended to be used exclusively in, or that arises exclusively out of, the conduct of the Business.

          "Business Material Adverse Effect" means a material adverse effect (i) on the business, assets, condition (financial or otherwise), prospects or results of operations of the Business or (ii) on the ability of IHS to perform its obligations under this Agreement or the ability of IHS, Holdings or Merger Sub to perform its obligations under the Ancillary Agreements to which it is a party.

          "Business Permitted Lien" means (i) any Lien disclosed on Schedule 4.01(e), (ii) any mechanics', carriers', workmen's, repairmen's or other like Lien arising or incurred in the ordinary course of business, any Lien arising under any original purchase price conditional sales contract or equipment lease with a third party entered into in the ordinary course of business and any Lien for Taxes that are not due and payable or that may thereafter be paid without penalty and (iii) any other imperfection of title or encumbrance, if any, that does not, individually or in the aggregate, materially impair the continued use of the assets to which it relates in the conduct of the Business as presently conducted.

          "Business Personal Property" means all Personal Property of IHS that is used, held for use or intended to be used exclusively in, or that arises exclusively out of, the conduct of the Business.

          "Closing" has the meaning set forth in Section 3.01.

          "Closing Date" means the date on which the Closing occurs.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Commission" means the Securities and Exchange Commission.

          "Contracts" means purchase orders, sales agreements, customer subscriptions, service contracts, distribution agreements, quotations and bids, product warranty, technical assistance or service agreements, and all other written or oral contracts, leases, subleases, licenses, sublicenses, indentures and other commitments, agreements, arrangements and undertakings, and all amendments thereto.

          "Dahan Employment Agreement" means the Employment Agreement to be entered into by ICI and Haim E. Dahan, substantially in the form of Exhibit A.

          "Debenture Warrants" has the meaning set forth in Section 2.01(a).

          "Employment Agreements" means the Dahan Employment Agreement, the Galvin Employment Agreement and the Salem Employment Agreement.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Exchange Act" means the Securities Exchange Act of 1934.

          "Excluded Assets" has the meaning set forth in Section 2.02(b).

          "Excluded Liabilities" has the meaning set forth in Section 2.03(b).

          "Existing ICI Equity Rights" has the meaning set forth in Section 4.03(d).

          "Filed SEC Documents" has the meaning set forth in Section
4.03(l)(ii).

          "Financial Statements" has the meaning set forth in Section 4.01(d).

          "Formation Transaction" has the meaning set forth in the preamble to this Agreement.

          "Founders" means Haim E. Dahan, Michael J. Galvin, Patricia Tuxbury Salem, Peter Jeng and James McAlarney which individuals are identified as shareholders of ICI in the first column of Appendix A-1.

          "Founders Contributed Shares" has the meaning set forth in Section 2.01(c).

          "Galvin Employment Agreement" means the Employment Agreement to be entered into by ICI and Michael J. Galvin, substantially in the form of Exhibit B.

          "Governmental Entity" means any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality.

          "Holdings" means IHS Itemquest Holdings Inc., a Delaware corporation.

          "Holdings Common Stock" means the common stock, par value $0.001 per share, of Holdings.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "ICI" means International CompuTex, Inc., a Georgia corporation.

          "ICI Benefit Plans" has the meaning set forth in Section 4.03(m)(i).

          "ICI Common Stock" means the common stock, par value $0.001 per share, of ICI.

          "ICI Material Adverse Effect" means a material adverse effect (i) on the business, assets, condition (financial or otherwise), prospects or results of operations of ICI or (ii) on the ability of ICI to perform its obligations under the Ancillary Agreements to which it is a party.

          "ICI Pension Plans" has the meaning set forth in Section 4.03(m)(i).

          "ICI Permitted Lien" means (i) any Lien disclosed on Schedule 4.03(f),
(ii) any mechanics', carriers', workmen's, repairmen's or other like Lien arising or incurred in the ordinary course of business, any Lien arising under any original purchase price conditional sales contract or equipment lease with a third party entered into in the ordinary course of business and any Lien for Taxes that are not due and payable or that may thereafter be paid without penalty and (iii) any other imperfection of title or encumbrance, if any, that does not, individually or in the aggregate, materially impair the continued use of the assets to which it relates in the conduct of the business of ICI as presently conducted.

          "ICI Takeover Proposal" means any proposal or offer for a merger, consolidation, dissolution, recapitalization or other business combination involving ICI, any proposal for the issuance by ICI of a material amount of its equity securities as consideration for the assets or securities of another Person or any proposal or offer to acquire in any manner, directly or indirectly, a material equity interest in, any voting securities of, or a substantial portion of the assets of, ICI, other than as contemplated by this Agreement and the Ancillary Agreements.

          "IHS" means Information Handling Services Inc., a Delaware corporation.

          "IHS Benefit Plans" means all "employee welfare benefit plans" (as defined in Section 3(1) of ERISA), bonus, stock option, stock purchase, deferred compensation plans or arrangements and other employee fringe benefit plans maintained, or contributed to, by IHS or any of its Affiliates for the benefit of any officers or employees of the Business (including the IHS Pension Plans).

          "IHS Contributed Shares" means 330,000 shares of ICI Common Stock, which shares are to be contributed by IHS to Holdings at the Closing.

          "IHS Pension Plans" means any "employee pension benefit plan" (as defined in Section 3(2) of ERISA) maintained, or contributed to, by IHS or any of its Affiliates for the benefit of any officers or employees of the Business.

          "Improvements" means buildings, fixtures and other improvements.

          "Intellectual Property" means intellectual and similar intangible personal property and rights of every kind and nature, including U.S. and foreign (i) patents and patent applications, inventions, invention disclosures, which may or may not form the basis of patent applications, and shop rights,
(ii) trademarks, service marks, trade names, business names and brand names, and all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent & Trademark Office, any state of the United States or any other Governmental Entity, all goodwill symbolized thereby or associated therewith and all extensions and renewals thereof, (iii) copyrights (including all copyrights, whether registered or unregistered, copyright registrations and applications to register copyrights), (iv) Software, (v) Technical Documentation and (vi) licenses and rights with respect to any of the foregoing or property of like nature, including, but not limited to, confidentiality agreements, invention assignments or agreements, noncompetition agreements and other intellectual property agreements.

          "Inventory" means raw materials, work-in-process, semi-finished goods, finished goods, supplies, containers and packaging, and other inventories.

          "Lien" means any lien, charge, claim, pledge, security interest, security agreement, right to purchase, conditional sale agreement or other title retention agreement, lease, tenancy, right of occupancy, easement, mortgage, restriction, reservation, reversion, license, option, covenant or other encumbrance (including the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction).

          "Merger" means the merger of Merger Sub with and into ICI pursuant to the terms of the Merger Agreement.

          "Merger Agreement" means the Merger Agreement to be entered into by IHS, Holdings, Merger Sub and ICI, substantially in the form of Exhibit C.

          "Merger Sub" means a wholly owned subsidiary of Holdings incorporated under the laws of the State of Georgia.

          "Merger Sub Common Stock" means the common stock of Merger Sub.

          "Multiemployer Pension Plan" has the meaning set forth in Section 4.03(m)(iv).

          "Option Amendment Agreements" means, collectively, each of the agreements to be entered into by ICI and the individual Optionholders, each substantially in the form of Exhibit D.

          "Optionholders" means the employees (and former employees) of ICI who hold options to purchase shares of ICI Common Stock and certain of directors of ICI who hold options to purchase shares of ICI Common Stock, which employees (and former employees) and directors are identified in the first column of Appendix A-2.

          "Outside Date" has the meaning set forth in Section 8.01.

          "Permits" means permits, concessions, grants, franchises, licenses, consents, certificates, orders and other authorizations and approvals of any Governmental Entity necessary for the conduct of the Business as presently conducted or the ownership of the Acquired Assets.

          "Person" means any individual, corporation, organization, partnership, joint venture, trust, firm, association (whether or not incorporated), Governmental Entity or other entity.

          "Personal Property" means tangible personal property (other than Inventory), including machinery, equipment, tools, business machines, office furniture and fixtures, vehicles, and other tangible personal property.

          "Products" means the products offered by IHS under the CAPSXpert name, as more particularly described in Appendix B.

          "Proxy Statement" has the meaning set forth in Section 4.03(c).

          "Real Estate" means real property and interests in real property including Improvements.

          "Salem Employment Agreement" means the Employment Agreement to be entered into by ICI and Patricia Tuxbury Salem, substantially in the form of Exhibit E.

          "SEC Documents" has the meaning set forth in Section 4.03(e).

          "Shareholders' Approval" has the meaning set forth in Section 4.03(b)(ii).

          "Shareholders' Meeting" has the meaning set forth in Section 4.03(c).

          "Securities Act" means the Securities Act of 1933.

          "Services Agreement" means the Services Agreement to be entered into by IHS and Holdings, substantially in the form of Exhibit F.

          "Software" means programs, routines, subroutines, translators, object, source and microcode, operating and related systems, compilers, assemblers, in each case, that cause a computer to perform in an expected manner and all documentation related thereto, including flow charts, instructions, end-user manuals, models and test aids, and any and all updates and modifications thereto.

          "Stockholders' Agreement" means the Stockholders' Agreement to be entered into by Holdings, IHS and the Founders, substantially in the form of Exhibit G.

          "Tax" means (i) any tax, governmental fee or other like assessment or charge of any kind whatsoever (including any tax imposed under Subtitle A of the Code and any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value-added, transfer, franchise, profits, license, withholding tax on amounts paid, payroll, employment, excise, severance, stamp, capital stock, occupation, property, environmental or windfall profit tax, premium, custom, duty or other tax), together with any interest, penalty, addition to tax or additional amount due or imposed by any Governmental Entity responsible for the imposition of any such tax, (ii) any liability for the payment of any amount of the type described in clause (i) above as a result of a party to this Agreement being a member of an affiliated, consolidated or combined group with any other corporation at any time on or prior to the Closing Date and (iii) any liability of any Person with respect to the payment of any amounts of the type described in clause (i) or (ii) above as a result of any express or implied obligation of such Person to indemnify any other Person.

          "Tax Return" means all Federal, state, local, provincial and foreign Tax returns, declarations, statements, reports, schedules, forms and information returns, and any amended Tax Return, relating to Taxes.

          "Technical Documentation" means (i) all proprietary technical information of every kind and nature, including manuals and documentation, advertising and promotional material, catalogues, and photographs, (ii) all trade secrets, confidential and non-confidential know-how, confidential and non-confidential show-how, designs and proprietary technical information, methods, practices, procedures, processes and formulae, and (iii) all information concerning sources of supply, components and services.

          "Thybo" means Thybo New Ventures Limited, a Bermuda corporation and an affiliate of IHS.

          "Transfer Tax" means any transfer, documentary, sales, use, registration, value-added and any other similar Tax (including any applicable real estate transfer tax and real property transfer gains tax) and related amounts (including any interest, penalty, addition to tax or additional amount due, or imposed by any Governmental Entity responsible for the imposition of any such tax).

          "Transferred Employees" means, collectively, each of the employees of IHS identified in Appendix C who will serve as an employee of Holdings or ICI following the consummation of the transactions contemplated by this Agreement.

          "Year 2000 Compliant" means, with respect to a computer system or software program, that such computer system or program: (i) is capable of recognizing, processing, managing, representing, interpreting and manipulating correctly date-related data for dates earlier and later than January 1, 2000;
(ii) provide date recognition for any data element without limitation; (iii) has the ability to function automatically into and beyond the year 2000 without human intervention and without any change in operations associated with the advent of the year 2000; (iv) and time correctly into and beyond the year 2000;
(v) has the ability not to produce noncompliance in existing data, nor otherwise corrupt such data, into and beyond the year 2000; (vi) has the ability to process correctly after January 1, 2000, data containing dates before that date; and (vii) has the ability to recognize all "leap years", including February 29, 2000.

          SECTION 1.02.  Interpretations.  (a)  When used in this Agreement, the
                         ----------------
words "include", "includes" and "including" shall be deemed to be followed by the words "without limitation".

          (b) Any terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

          (c)  When used in this Agreement, the word "or" is not exclusive.

          (d) All references to Articles, Sections, Appendices, Exhibits and Schedules shall be deemed references to Articles, Sections, Appendices, Exhibits and Schedules to this Agreement.

          (e) This Agreement shall be deemed drafted jointly by all the parties hereto and shall not be specifically construed against any party hereto based on any claim that such party or its counsel drafted this Agreement.


                                  ARTICLE II

          Repurchase of Warrants and Reimbursement of Repurchase Price
          ------------------------------------------------------------
                                      and
                                      ---
                 Contributions of Assets and ICI Common Stock
                 --------------------------------------------
                     in Exchange for Holdings Common Stock
                     -------------------------------------

          SECTION 2.01.  Repurchase, Reimbursement, Contributions and Exchanges.
                         -------------------------------------------------------
(a)  Repurchase by Founders and Reimbursement by IHS.  Upon the terms and
     ------------------------------------------------
subject to the conditions set forth in this Agreement, the Founders shall offer to repurchase all warrants granted by the Founders to purchase, in the aggregate, 117,368 shares of ICI Common Stock from the Founders (the "Debenture Warrants"), and IHS shall pay to the Founders, on a pro rata basis, an amount equal to $1.90 with respect to each share of ICI Common Stock represented by each Debenture Warrant repurchased by the Founders (or exercised by the holder of such Debenture Warrant) prior to the Closing Date, which amount represents, in the aggregate, $223,000, as partial reimbursement of the amount paid by the Founders to the holders of the Debenture Warrants. Such payment shall be made at the Closing with respect to all Debenture Warrants repurchased (or exercised) prior to the Closing Date and monthly, after the Closing Date, with respect to Debenture Warrants repurchased (or exercised) during each month. In the event that at the time of the Closing all the Debenture Warrants shall not have been repurchased (or exercised), the Founders, on a pro rata basis, and IHS shall each place in escrow an amount equal to the product of (x) the number of shares represented by Debenture Warrants not repurchased (or exercised) prior to the Closing Date and (y) $1.90, unless the Founders and Holdings agree upon an alternate arrangement.

          (b)  Contributions by IHS.  Upon the terms and subject to the
               ---------------------
conditions set forth in this Agreement, at the Closing, IHS shall contribute to Holdings (or Holdings' designee(s)) (i) all the right, title and interest of IHS in, to and under the Acquired Assets, (ii) the IHS Contributed Shares and (iii) cash in an amount that, together with all available cash of ICI, is sufficient to enable ICI, as the surviving corporation in the Merger, to pay the consideration to be paid for the shares of ICI Common Stock in the Merger.

          (c)  Contributions by the Founders.  Upon the terms and subject to the
               ------------------------------
conditions set forth in this Agreement, at the Closing, each Founder shall contribute to Holdings (or Holdings' designee(s)) all right, title and interest of such Founder in, to and under the number of shares of ICI Common Stock set forth opposite the name of such Founder in the third column of Appendix A-1 (collectively, the "Founders Contributed Shares").

          (d)  Exchanges from Holdings.  Upon the terms and subject to the
               ------------------------
conditions set forth in this Agreement, at the Closing, in consideration of the contributions made by IHS and the Founders, Holdings shall issue, sell and deliver (i) to IHS, 7,989,977 shares of Holdings Common Stock and (ii) to each Founder, the number of shares of Holdings Common Stock set forth opposite the name of such Founder in the fourth column of Appendix A-1. The shares of Holdings Common Stock to be issued to IHS and each Founder will be duly authorized, validly issued, fully paid and non-assessable.

          Each certificate representing shares of Holdings Common Stock will, until the time at which such shares of Holdings Common Stock have been sold pursuant to an effective registration statement under the Securities Act or, upon delivery to Holdings of an opinion of counsel reasonably satisfactory to Holdings, in a transaction that is exempt from, or not subject to, the registration requirements of the Securities Act and applicable securities laws of any state or other jurisdiction, bear the following legends:

          (i) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND, UNLESS SO REGISTERED, THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT AND APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION."; and

          (ii) any legend required by the "blue sky" laws of any state to the extent such laws are applicable to the shares represented by such certificate.

          SECTION 2.02.  Acquired Assets and Excluded Assets. (a)  The term
                         ------------------------------------
"Acquired Assets" means the properties, assets, goodwill and rights of whatever kind and nature, real or personal, tangible or intangible, of IHS existing on the Closing Date, other than the Excluded Assets, that are used, held for use, or intended to be used exclusively in, or that arise exclusively out of, the conduct of the Business, including:

          (i) all Business Inventory, including the Business Inventory listed on Schedule 2.02(a)(i);

          (ii) all Business Personal Property, including the Business Personal Property listed on Schedule 2.02(a)(ii);

          (iii)  all Business Accounts Receivable;

          (iv)   all Business Intellectual Property;

          (v)    all Permits;

          (vi) all Contracts to which IHS is a party or by which IHS is bound that are used, held for use or intended to be used exclusively in, or that arise exclusively out of, the conduct of the Business;

          (vii) all rights in and to Products sold or leased (including Products returned after the Closing and rights of rescission, replevin and reclamation) in the conduct of the Business;

          (viii) all credits, prepaid expenses, deferred charges, advance payments, security deposits and prepaid items that are used, held for use or intended for use exclusively in, or that arise exclusively out of, the conduct of the Business;

          (ix) all rights, claims and credits relating to any other Acquired Asset or any Assumed Liability, including any such items arising under insurance policies, and all guarantees, warranties, indemnities and similar rights in favor of IHS in respect of any other Acquired Asset or Assumed Liability;

          (x)    all Administrative Assets; and

          (xi)  all goodwill generated by, or associated with, the Business.

          (b)   The term "Excluded Assets" means:

          (i)   all Real Estate of IHS;

          (ii)  all cash and cash equivalents of IHS;

          (iii) all assets under any IHS Pension Plan;

          (iv) all business records, financial records, tax records and employee records (or copies thereof) reasonably retained by IHS (including business records, financial records, tax records and employee records relating to the Business);

          (v) all rights of IHS under this Agreement, the Ancillary Agreements and the agreements, certificates and documents delivered in connection herewith and therewith;

          (vi) all rights, claims and credits related to any other Excluded Asset or any Excluded Liability, including any such items arising under insurance policies, and all guarantees, warranties, indemnities and similar rights in favor of IHS in respect of any other Excluded Asset or Excluded Liability; and

          (vii) all properties, assets, goodwill and rights of whatever kind and nature, real or personal, tangible or intangible, of IHS that either (i) relate exclusively to, or arise exclusively out of, the conduct of any business (or product lines) of IHS other than the Business (or the CAPSXpert product lines) or (ii) relate to, or arise out of, the conduct of both the Business and any other business of IHS or both the CAPSXpert product lines and any other product lines of IHS.

          (c) Holdings shall acquire the Acquired Assets free and clear of all liabilities, obligations and commitments of IHS, other than the Assumed Liabilities, and free and clear of all Liens, other than Business Permitted Liens.

          (d) Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any asset, or any benefit, right or claim arising under, or resulting from, such asset, if an attempted assignment thereof, without the consent of a third party, would constitute a breach or other contravention of the rights of such third party, would be ineffective with respect to any party to any agreement concerning such asset or would in any way adversely affect the rights of IHS or, upon contribution, Holdings, in, to or under such asset. If any assignment by IHS to Holdings, or any assumption by Holdings, of any right, title or interest in, to or under, or any liability, obligation or commitment in respect of, any asset requires the consent of a third party, then such assignment or assumption shall be made subject to such consent being obtained.

          IHS shall (at its own cost and expense) use all reasonable efforts to obtain any necessary consent to assignment of any right, title or interest in, to or under, or assumption of any liability, obligation or commitment in respect of, any Acquired Asset that has not been obtained prior to the Closing; provided, however, that IHS shall not be required to make any payments or to
--------  -------
forego any benefits to obtain any consent, unless such consent is necessary to transfer to Holdings ownership of any of the Products. In the event that any necessary consent to assignment is not obtained within 45 days after the Closing Date, then IHS shall (at the cost and expense of Holdings, excluding, however, any payments required to obtain any consent that is necessary to transfer to Holdings ownership of any of the Products, which payments shall be at the cost and expense of IHS), for a period of 36 months following the Closing Date, cooperate in any lawful and reasonable arrangement reasonably proposed by Holdings under which Holdings shall obtain the economic benefits of any right, title, or interest in, to or under any Acquired Asset with respect to which such consent is not obtained in accordance with the terms of this Agreement. To the extent Holdings obtains such benefits, Holdings shall, on behalf of IHS, discharge all liabilities, obligations and commitments in respect of such Acquired Asset, so long as such action of Holdings would not result in any default thereunder.

          (e) In the event that IHS and the Founders reasonably determine that any of the Acquired Assets remain in the possession of IHS after the Closing, then IHS shall (at its own cost and expense) promptly deliver such Acquired Assets to Holdings. In the event that IHS and the Founders reasonably determine that any assets of IHS other than the Acquired Assets (and the IHS Contributed Shares) are in the possession of Holdings, then Holdings shall (at its own cost and expense) promptly deliver such assets to IHS.

          SECTION 2.03.  Assumption of Certain Liabilities. (a)  Upon the terms
                         ----------------------------------
and subject to the conditions set forth in this Agreement, Holdings shall assume, effective as of the Closing, and from and after the Closing, Holdings shall pay, perform and discharge when due, all liabilities, obligations and commitments, whether arising before or after the Closing, and whether known or unknown, fixed or contingent, express or implied, other than the Excluded Liabilities, that relate exclusively to, or arise exclusively out of, the conduct of the Business (such liabilities, obligations and commitments, the "Assumed Liabilities"), including:

          (i) all liabilities, obligations and commitments of IHS in respect of the Business Intellectual Property, including the liabilities, obligations and commitments described on Schedule 2.03(a)(i);

          (ii) all liabilities, obligations and commitments of IHS in respect of the Permits ;

          (iii) all liabilities, obligations and commitments of IHS in respect of the Contracts included in the Acquired Assets;

          (iv) all liabilities, obligations and commitments of IHS in respect of any Transferred Employee, including the liabilities, obligations and commitments described on Schedule 2.03(a)(iv);

          (v) all liabilities, obligations and commitments in respect of any Transferred Employee arising under any IHS Benefit Plan that is not a Pension Plan, including the liabilities, obligations and commitments described on Schedule 2.03(a)(v);

          (vi) all accounts payable of IHS that relate exclusively to, or arise exclusively out of, the conduct of the Business;

          (vii) all liabilities, obligations and commitments of IHS in respect of any Product (including liabilities, obligations or commitments arising out of claims of negligence, strict liability, personal injury, product damage or breach of warranty, liabilities, obligations and commitments arising out of any other claims (including workers' compensation and employer's liability), and liabilities, obligations and commitments related to promotional obligations and product recalls);

          (viii) all liabilities, obligations and commitments of IHS for Taxes attributable to the Business or the Acquired Assets, other than income Taxes for any period (or portion thereof) ending on or prior to the Closing Date; and

          (ix) all other liabilities, obligations and commitments of IHS that relate exclusively to, or arise exclusively out of, the conduct of the Business.

          (b)   The term "Excluded Liabilities" means:

          (i) all liabilities, obligations and commitments in respect of any Transferred Employee arising under any IHS Pension Plan;

          (ii) all liabilities, obligations and commitments for Transfer Taxes incurred in connection with this Agreement, the Ancillary Agreements or the transactions as contemplated hereby or thereby;

          (iii) all liabilities, obligations and commitments of IHS that relate exclusively to, or that arise exclusively out of, any Excluded Asset;

          (iv) all liabilities, obligations and commitments of IHS, whether known or unknown, fixed or contingent, express or implied, that relate exclusively to, or arise exclusively out of, the conduct of any business of IHS other than the Business; and

          (v) all liabilities, obligations and commitments of IHS for income Taxes attributable to the Business or the Acquired Assets for any period (or portion thereof) ending on or prior to the Closing Date.


                                  ARTICLE III

                                  The Closing
                                  -----------

          SECTION 3.01.  Closing Date.  The closing (the "Closing") of the
                         -------------
transactions contemplated by this Agreement shall take place at the offices of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York 10019, at 10:00 a.m., New York City time, on the second business day following the satisfaction (or, to the extent permitted, the waiver) of the conditions set forth in Section 7.01, or if on such day any condition set forth in Section 7.02 or 7.03 has not been satisfied (or, to the extent permitted, waived by the party entitled to the benefit thereof), as soon as practicable after all the conditions set forth in
Article VII have been satisfied (or, to the extent permitted, waived by the parties entitled to the benefits thereof), or at such other place and time as shall be agreed by IHS and the Founders.

          SECTION 3.02.  Transactions To Be Effected at the Closing.  At the
                         -------------------------------------------
Closing: (a) The Founders shall deliver to IHS evidence reasonably satisfactory to IHS and its counsel of the repurchase (or exercise) of all Debenture Warrants that have been repurchased (or exercised) prior to the Closing Date, and IHS shall deliver to the Founders, by wire transfer in immediately available funds to the bank account or accounts previously specified by the Founders, the aggregate amount due in accordance with Section 2.01(a), as partial reimbursement of the amount paid by the Founders to the holders of the Debenture Warrants in connection with such repurchases (or exercises).

          (b) IHS shall deliver (i) to Holdings, appropriately executed bills of sale, assignments and other instruments of transfer relating to the Acquired Assets and assignments and other instruments of transfer relating to the IHS Contributed Shares, in each case in form and substance reasonably satisfactory to the Founders and their counsel, (ii) to Holdings, Merger Sub and the Founders, appropriately executed counterparts of each of the Ancillary Agreements to which it is a party, (iii) to Holdings, Merger Sub and the Founders, all other agreements, documents and certificates identified in Section
7.02 and (iv) to Holdings, Merger Sub and the Founders, any additional agreement, document or certificate reasonably requested by Holdings, Merger Sub or the Founders, or its or their respective counsel, to demonstrate compliance with the covenants, and satisfaction of the conditions precedent, set forth in this Agreement.

          (c) Each of the Founders shall deliver (i) to Holdings, appropriately executed assignments and other instruments of transfer relating to the Founders Contributed Shares held by such Founder, in each case in form and substance reasonably satisfactory to IHS and its counsel, (ii) to IHS, Holdings and Merger Sub, appropriately executed counterparts of each of the Ancillary Agreements to which such Founder is a party, (iii) to IHS, Holdings and Merger Sub, all other agreements, documents and certificates identified in Section 7.02 and (iv) to IHS, Holdings and Merger Sub, any additional agreement, document or certificate reasonably requested by IHS, Holdings or Merger Sub, or counsel to IHS, to demonstrate compliance with the covenants, and satisfaction of the conditions precedent, set forth in this Agreement.

          (d) Holdings shall deliver (i) to IHS, 7,989,877 shares of Holdings Common Stock, (ii) to each of the Founders, the number of shares of Holdings Common Stock set forth opposite the name of such Founder in the fourth column of Appendix A-1, (iii) to IHS, Merger Sub and each of the Founders, appropriately executed counterparts of each Ancillary Agreement to which it is a party, (iv) to IHS, Merger Sub and each of the Founders, all other agreements, documents and certificates identified in Section 7.02 and (v) to IHS, Merger Sub and each of the Founders, any additional agreement, document or certificate reasonably requested by IHS, Merger Sub or the Founders, or its or their respective counsel, to demonstrate compliance with the covenants, and satisfaction of the conditions precedent, set forth in this Agreement.

          (e) IHS and each of the Founders shall place in escrow the amounts, if any, required pursuant to Section 2.01(a), which escrow shall be at the joint cost and expense of IHS and the Founders.


                                  ARTICLE IV

                        Representations and Warranties
                        ------------------------------

          SECTION 4.01.  Representations and Warranties of IHS. IHS hereby
                         --------------------------------------
represents and warrants to the Founders that, except for any breach of the following representations and warranties that in the aggregate with all other breaches of such representations and warranties has not had, and could not reasonably be expected to have, a Business Material Adverse Effect:

          (a)  Organization, Standing and Power.  IHS is duly organized, validly
               ---------------------------------
existing and in good standing under the laws of the State of Delaware and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold the Acquired Assets and to conduct the Business as presently conducted. IHS is duly qualified to do business as a foreign corporation in each jurisdiction in which it is required to qualify.

          (b)  Authority; Execution and Delivery; Enforceability. IHS has full
               --------------------------------------------------
power and authority to execute this Agreement and each of the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery by IHS of this Agreement and each of the Ancillary Agreements to which it is a party and the consummation by IHS of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of IHS and no other corporate proceedings on the part of IHS are necessary to authorize this Agreement or any of the Ancillary Agreements to which IHS is a party or the consummation of the transactions contemplated hereby or thereby. IHS has duly executed and delivered this Agreement and, prior to the Closing, IHS will have duly executed and delivered each Ancillary Agreement to which it is a party. This Agreement constitutes, and each Ancillary Agreement to which IHS is a party will, upon the Closing, constitute, a legal, valid and binding obligation of IHS, enforceable against IHS in accordance with its terms.

          (c)  No Conflicts; Consents.  The execution and delivery by IHS of
               -----------------------
this Agreement and each of the Ancillary Agreements to which it is a party do not, and the consummation of the transactions contemplated hereby and thereby and the compliance by IHS with the terms hereof and thereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or the loss of a benefit under, or result in the creation of any Lien upon any of its properties or assets under, any provision of (i) the Certificate of Incorporation or By-Laws of IHS, (ii) any Contract to which IHS is a party or by which any of its properties or assets is bound or
(iii) any judgment, order or decree, or statute, law, ordinance, rule or regulation, applicable to IHS or any of its properties or assets. No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to IHS in connection with the execution, delivery and performance of this Agreement and each of the Ancillary Agreements to which it is a party or the consummation of the transactions contemplated hereby and thereby, other than (i) compliance with, and filings under, the HSR Act, if required, (ii) filings with the Commission, including the filing of a statement on Schedule 13D under the Exchange Act, and (iii) filings with the Secretary of State of the State of Georgia, including, in connection with the Merger, the filing of articles or a certificate of merger, and filings with the relevant authorities of other states of appropriate documents relating to the qualification to do business.

          (d)  Financial Statements.  Schedule 4.01(d) sets forth (i) the
               ---------------------
unaudited pro forma balance sheet of the Business as of November 30, 1998 and
(ii) the unaudited pro forma statements of operations of the Business for the fiscal years ended November 30, 1997 and 1998 (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be otherwise indicated on Schedule 4.01(d)) and fairly present in all respects the financial position of the Business as of the dates thereof and the results of its operations for the periods then ended.

          (e)  Acquired Assets.  Except as disclosed on Schedule 4.01(e), IHS
               ----------------
has good and valid title to all the Acquired Assets it owns, in each case free and clear of all Liens, except Business Permitted Liens. None of the Acquired Assets are leased by IHS. This Section 4.01(e) does not relate to the Business Intellectual Property, which is exclusively the subject of Section 4.01(f).

          (f)  Intellectual Property.
               ----------------------

          (i) Schedule 4.01(f)(i) sets forth a true and complete list of all data bases, software and trademarks included in the Business Intellectual Property. With respect to all Business Intellectual Property that is registered or subject to an application for registration, Schedule 4.01(f)(i) sets forth a list of all jurisdictions in which such Business Intellectual Property is registered or an application for registration has been filed. Except as disclosed on Schedule 4.01(f)(i), (i) all Business Intellectual Property has been duly registered with, filed with, or issued by, the appropriate Governmental Entity where such registration, filing or issuance is necessary or appropriate for the conduct of the Business as presently conducted, (ii) IHS is the sole and exclusive owner of, and IHS has the right to use, execute, reproduce, display, perform, modify, enhance, distribute, prepare derivative works of and sublicense, without payment to any other Person, all Business Intellectual Property, and the consummation of the transactions contemplated hereby does not and will not conflict with, alter or impair any such rights, (iii) since January 1, 1994, IHS has not received any communication from any Person asserting any ownership interest in any Business Intellectual Property owned by IHS and
     (iv) to the knowledge of IHS, no Person is in violation of, in conflict with, or infringing any rights of IHS relating to the Business Intellectual Property.

          (ii) Except as disclosed on Schedule 4.01(f)(ii), IHS has not granted any license or other right of any kind relating to any Business Intellectual Property or the licensing, marketing or distribution thereof, other than nonexclusive licenses to end-users in the ordinary course of business. IHS is not bound by, or a party to, any license, option or agreement of any kind relating to the Intellectual Property of any other Person for the use of such Intellectual Property in the conduct of the Business, except as disclosed on Schedule 4.01(f)(ii) and except for so-called "shrink-wrap" license agreements relating to computer software licensed in the ordinary course of business.

          (iii) To the knowledge of IHS, the conduct of the Business as presently conducted does not violate, conflict with or infringe the Intellectual Property of any other Person, and since January 1, 1994, IHS has not received any communication alleging that IHS has, in the conduct of the Business, violated, conflicted with, or infringed any rights relating to the Intellectual Property of any Person.

          (iv) To the knowledge of IHS, no former or current employee of the Business, and no consultant or contractor hired by IHS, who has participated in, or contributed to, the development of any Business Intellectual Property has any valid claim against IHS in connection with the involvement of such Person in the development of any Business Intellectual Property, and since January 1, 1994, IHS has not received any communication asserting any such claim.

          (v) To the knowledge of IHS, none of the Transferred Employees is obligated under any Contract, or subject to any judgment, order or decree, or statute, law, ordinance, rule or regulation, that would interfere in any respect with the use of his or her best efforts to promote the interests of the Business or that would conflict with the Business as presently conducted. To the knowledge of IHS, neither the consummation of the transactions contemplated hereby nor the conduct of the Business as proposed to be conducted will conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination under, any Contract under which any Transferred Employee is obligated or any judgment, order or decree, or statute, law, ordinance, rule or regulation, to which any Transferred Employee is subject.

          (vi) Except as disclosed on Schedule 4.01(f)(vi), no Person has been granted any rights to, and no Person has a copy of, any source code used, held for use or intended to be used exclusively in, or that arises exclusively out of, the conduct of the Business.

          (g)   Contracts.
                ----------

          (i) Except as disclosed on Schedule 4.01(g)(i), and except for Contracts relating solely to Excluded Assets, IHS is not a party to, or bound by, any Contract that is used, held for use or intended to be used exclusively in, or that arises exclusively out of, the conduct of the Business and that is:

            (A) a written employment agreement or employment contract with any Transferred Employee;

            (B) a collective bargaining agreement or other Contract with any labor organization, union or association;

            (C) a covenant not to compete;

            (D) a Contract with (1) any stockholder of IHS, (2) any Affiliate of IHS or (3) any officer or employee of IHS or any of its Affiliates (other than employment agreements and employment contracts described in clause (A) above);

            (E) a lease, sublease or similar Contract with any Person under which IHS is a lessor or sublessor of, or makes available for use to any Person, (1) any Real Estate occupied by the Business or (2) any portion of any premises occupied by the Business;

            (F) a lease, sublease or similar Contract with any Person under which IHS is a lessor or sublessor of, or makes available for use to any Person, any Business Personal Property;

            (G) (1) a continuing contract for the purchase of materials, supplies or equipment (other than purchase orders for Inventory in the ordinary course of business consistent with past practice), (2) a Contract for management, service, consulting or similar services or
          (3) a Contract for advertising services;

            (H) a license, option, agreement or other Contract relating in whole or in part to the Business Intellectual Property (including any license, option, agreement or other Contract under which IHS is licensee or licensor of any Business Intellectual Property);

            (I) (1) a Contract under which the Business has borrowed any money from, or issued any note, bond, debenture or other evidence of indebtedness to, any Person or (2) any other note, bond, debenture or other evidence of indebtedness issued by the Business to any Person;

            (J) a Contract (including any so-called take-or-pay or keepwell agreement) under which (1) any Person has, directly or indirectly, guaranteed indebtedness, liabilities or obligations of the Business or
          (2) the Business has, directly or indirectly, guaranteed indebtedness, liabilities or obligations of any other Person (in each case other than endorsements for the purpose of collection in the ordinary course of business);

            (K) a Contract under which the Business has, directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in, any Person (other than extensions of trade credit in the ordinary course of business);

            (L) a Contract providing for indemnification of any Person with respect to liabilities relating to the Business;

            (M) a power of attorney (other than a power of attorney given in the ordinary course of business with respect to routine tax matters);

            (N) a Contract not made in the ordinary course of business;

            (O) a confidentiality agreement, other than in the ordinary course of business;

            (P) a Contract (including a purchase order) involving payment by the Business of more than $25,000 or extending for a term more than 180 days from the date of this Agreement, other than purchase orders entered into in the ordinary course of business prior to the date of this Agreement and purchase orders entered into in the ordinary course of business after the date of this Agreement and not in violation of this Agreement;

            (Q) a Contract (including a sales order) involving the obligation of the Business to deliver Products or services for payment of more than $25,000 or extending for a term more than 180 days from the date of this Agreement, other than subscriptions for Products sold in the ordinary course of business prior to the date of this Agreement and other than subscription for Products entered into in the ordinary course of business after the date of this Agreement and not in violation of this Agreement;

            (R) a Contract with, or license or Permit granted by or from, any Governmental Entity;

            (S) a Contract providing for the services of any dealer, distributor, sales representative, franchisee or similar representative involving the payment by the Business of more than $25,000;

            (T) a Contract granting a Lien upon any of the Acquired Assets, other than a Business Permitted Lien;

            (U) a Contract for the sale of any of the Acquired Assets (other than sales of Inventory in the ordinary course of business) or the grant of any preferential rights to purchase any of the Acquired Assets or requiring the consent of any party to the transfer of any of the Acquired Assets;

            (V) any other Contract that has an aggregate future liability to any Person (other than IHS) in excess of $25,000 (other than liabilities arising in connection with the delivery of Products pursuant to subscriptions for such Products); or

            (W) a Contract other than as described above to which the Business is a party or by which it or any of its properties or assets is bound, in each case that is material to the Business or the use of any of the Acquired Assets.

          (ii) Except as disclosed on Schedule 4.01(g)(ii), each Contract identified on Schedule 4.01(g)(ii) is valid, binding and in full force and effect and is enforceable by IHS or the Business, as applicable, in accordance with its terms. Except as disclosed on Schedule 4.01(g)(ii), IHS or the Business, as applicable, has performed all obligations required to be performed by it under the Contracts included in the Acquired Assets, and neither IHS nor the Business has taken any actions that are in conflict with, or that would result in any violation of, or default (with or without notice or lapse of time, or both) under, any such Contract, and, to the knowledge of IHS, no other party to any such Contract has taken any action that is in conflict with, or that would result in any violation of, or default (with or without notice or lapse of time, or both) under, such Contract. Neither IHS nor the Business has, except as disclosed on Schedule 4.01(g)(ii), received any written or oral notice of the intention of any party to terminate any Contract included in the Acquired Assets. Except as disclosed on Schedule 4.01(g)(ii), to the knowledge of IHS, the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the compliance with the terms hereof will not require the consent of any party to any Contract identified on Schedule 4.01(g)(i) or any material Contract with a customer for the sale of Products to avoid the invalidity of the transfer of such Contract, the termination thereof or a breach, violation or default thereunder. Complete and correct copies of all Contracts listed on Schedule 4.01(g)(i), together with all amendments thereto, have been made available to the Founders.

          (h)  Permits.
               --------

          (i) Schedule 4.01(h) sets forth all Permits issued or granted to IHS by Governmental Entities that are necessary or desirable for the conduct of the Business. Except as disclosed on Schedule 4.01(h), (i) to the knowledge of IHS, all such Permits are validly held by IHS, and IHS has complied in all respects with all terms and conditions thereof, (ii) since January 1, 1994, IHS has not received any notice of any suit, action or proceeding relating to the revocation or modification of any such Permits, and (iii) to the knowledge of IHS, none of such Permits will be subject to suspension, modification, revocation or nonrenewal as a result of the execution and delivery of this Agreement or any of the Ancillary Agreements to which it is a party or the consummation of the transactions contemplated hereby and thereby.

          (ii) IHS possesses all Permits to own, or hold under lease, and operate the Acquired Assets and to conduct the Business as currently conducted.

          (i)  Sufficiency of Acquired Assets.  The Acquired Assets, the
               -------------------------------
Excluded Assets set forth on Schedule 4.01(i) and the assets used to provide the services to be provided to the Business under the Services Agreement comprise all the properties and assets employed by IHS in connection with the Business. The Acquired Assets, together with the rights and services to be provided to the Business under the Employment Agreements and the Services Agreement, are sufficient for the conduct of Business immediately following the Closing in substantially the same manner as currently conducted.

          (j)   Insurance.  IHS maintains policies of fire and casualty,
                ----------
liability and other forms of insurance that cover the Business in such amounts, with such deductibles and against such risks and losses as are, in the judgment of IHS, reasonable for the Business.

          (k)   Taxes.
                ------

          (i) IHS has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it to the extent directly relating to the Business, and all such Tax Returns are true, complete and accurate to the extent directly relating to the Business. All Taxes directly relating to the Business shown to be due on such Tax Returns, or otherwise owed, have been timely paid.

          (ii) The most recent Financial Statements reflect an adequate reserve for all Taxes payable by IHS directly relating to the Business for all Taxable periods and portions thereof through the date of such Financial Statements. No deficiency with respect to any Taxes has been proposed, asserted or assessed against IHS directly relating to the Business, and no requests for waivers of the time to assess any such Taxes are pending.

          (iii) There are no Liens for Taxes (other than for current Taxes not yet due and payable) on the Acquired Assets.

          (iv) Except as disclosed on Schedule 4.01(k)(iv), (A) none of the Acquired Assets is "tax exempt use property" within the meaning of Section 168(h) of the Code and (B) none of the Acquired Assets is a lease made pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954.

          (v) At the time of Closing, IHS will have no plan to sell or otherwise dispose of shares of Holdings Common Stock issued to IHS pursuant to Section 2.01(d).

          (l)   Absence of Certain Changes or Events.  Except as disclosed on
                -------------------------------------
Schedule 4.01(l), from the date of the most recent Financial Statements to the date of this Agreement, IHS has conducted the Business only in the ordinary course, and during such period there has not been:

          (i) any event, change, effect or development has had or could reasonably be expected to have an adverse effect related to the Business;

          (ii) (A) any granting by IHS to any Transferred Employee of any increase in compensation, except in the ordinary course of business consistent with past practice or as was required under employment agreements in effect as of the date of the most recent Financial Statements, (B) any granting by IHS to any Transferred Employee of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of the date of the most recent Financial Statements or (C) any entry by IHS into any employment, severance or termination agreement with any Transferred Employee;

          (iii) any adoption of, or amendment to, any IHS Benefit Plan by IHS during the period from the date of the most recent Financial Statements to the date of this Agreement;

          (iv) any change in accounting methods, principles or practices by IHS materially affecting the properties or assets of the Business, except insofar as may have been required by a change in generally accepted accounting principles; or

          (v) any elections by IHS with respect to Taxes directly relating to the Business or settlement or compromise by IHS of any Tax liability or refund directly relating to the Business.

          (m)   Proceedings.  Except as disclosed on Schedule 4.01(m), there is
                ------------
no suit, action or proceeding pending or, to the knowledge of IHS, threatened, against or affecting the Business or the Acquired Assets, nor is there any judgment, order or decree outstanding against or affecting the Business or the Acquired Assets. Except as disclosed on Schedule 4.01(m), there are no suits, actions or proceedings initiated by IHS, or that IHS intends to initiate, against any other Person arising out of the conduct of the Business. Except as disclosed on Schedule 4.01(m), to the knowledge of IHS, there is no pending or threatened investigation of the conduct of the Business or any of the Acquired Assets.

          (n)   Compliance with Laws.  Except as disclosed on Schedule 4.01(n),
                ---------------------
the Business is in compliance with all laws, ordinances, rules and regulations, applicable to the Business or the Acquired Assets, including those laws, ordinances, rules and regulations relating to occupational health and safety and the environment. Except as disclosed on Schedule 4.01(n), IHS has not received any written communication since January 1, 1997 from a Governmental Entity that alleges that the Business or any of the Acquired Assets is not in compliance in any respect with any law, ordinance, rule or regulation applicable to the Business or the Acquired Assets. IHS has not received any written notice that any investigation or review by any Governmental Entity with respect to the Business or any of the Acquired Asset is pending or that any such investigation or review is contemplated. This Section 4.01(n) does not relate to matters with respect to Taxes, which are the subject of Section 4.01(k).

          (o)  Labor Agreements and Actions.  The Business is not bound by, or
               ----------------------------
subject to (and none of the Acquired Assets is bound by or subject to), any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of IHS, sought to represent any of the employees, representatives or agents of the Business. There is no strike or other labor dispute involving the Business pending, or, to the knowledge of IHS, threatened, nor is IHS aware of any labor organization activity involving the employees of the Business. IHS is not aware that any Transferred Employee intends to terminate his or her employment with IHS, and IHS does not have a present intention to terminate the employment of any Transferred Employee. The Business has complied with all applicable Federal and state equal employment opportunity laws and with other laws related to employment.

          (p)  Year 2000 Compliance.  Except as disclosed on Schedule 4.01(p),
               --------------------
IHS expects the computer systems of the Business to be Year 2000 Compliant by June 30, 1999. To the knowledge of IHS, all Business Inventory that is or uses computer software is Year 2000 Compliant. To the knowledge of IHS, any failure on the part of the customers of, and suppliers to, the Business to be Year 2000 Compliant by December 31, 1999, is not expected to have an adverse effect on the Business.

          (q)  Brokers.  No broker, investment banker, financial advisor or
               -------
other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements based upon arrangements made by or on behalf of IHS.

          (r)  IHS Contributed Shares.  At the time of the Closing, IHS will
               ----------------------
have good and valid title to the IHS Contributed Shares, free and clear of all Liens. Upon delivery to Holdings at the Closing of the certificates representing the IHS Contributed Shares, duly endorsed by IHS for transfer to Holdings, good and valid title to the IHS Contributed Shares will pass to Holdings, free and clear of all Liens. Other than this Agreement and the Common Stock Purchase Agreement dated as of

January 29, 1998, between ICI and Thybo, the IHS Contributed Shares are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding, including any such agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the IHS Contributed Shares.

          (s)  Information Supplied.  None of the information supplied or to be
               --------------------
supplied by IHS for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to ICI's shareholders or at the time of the Shareholders' Meeting, contain any untrue statement of a fact or omit to state any fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation is made by IHS with respect to statements made or incorporated by reference therein based on information supplied by any Person other than IHS for inclusion or incorporation by reference in the Proxy Statement.

          SECTION 4.02.  Representations and Warranties in respect of Holdings
                         -----------------------------------------------------
and Merger Sub.  IHS hereby represents and warrants to the Founders that, except
--------------
for any breach of the following representations and warranties that in the aggregate with all other breaches of such representations and warranties could not reasonably be expected to have a Business Material Adverse Effect:

          (a)  Organization, Standing and Power.  Holdings is duly organized,
               --------------------------------
validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct business as presently conducted. At the time of the Closing, Merger Sub will be duly organized, validly existing and in good standing under the laws of the State of Georgia.

          (b)  Authority; Execution and Delivery; Enforceability. At the time of
               -------------------------------------------------
the Closing, each of Holdings and Merger Sub will have full power and authority to execute each of the Ancillary Agreements to which it is a party and to consummate the transactions contemplated thereby. At the time of the Closing, the execution and delivery by each of Holdings and Merger Sub of each of the Ancillary Agreements to which it is a party and the consummation by each of Holdings and Merger Sub of the transactions contemplated thereby will have been duly authorized by all necessary corporate action on the part of each of Holdings and Merger Sub and no other corporate proceedings on the part of

Holdings or Merger Sub will be necessary to authorize any of the Ancillary Agreements to which it is a party or the consummation of the transactions contemplated thereby. Prior to the Closing, each of Holdings and Merger Sub will have duly executed and delivered each Ancillary Agreement to which it is a party. Each Ancillary Agreement to which Holdings or Merger Sub is a party will, upon the Closing, constitute a legal, valid and binding obligation of Holdings or Merger Sub, as the case may be, enforceable against Holdings or Merger Sub, as the case may be, in accordance with its terms.

          (c)  No Conflicts; Consents.  The execution and delivery by each of
               ----------------------
Holdings and Merger Sub of each of the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated thereby and the compliance by each of Holdings and Merger Sub with the terms thereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or the loss of a benefit under, or result in the creation of any Lien upon any of its properties or assets under, any provision of (i) the Certificate of Incorporation or By-Laws of Holdings or the Articles of Incorporation or By-laws of Merger Sub, (ii) any Contract to which Holdings or Merger Sub is a party or by which any of its properties or assets is bound or (iii) any judgment, order or decree, or statute, law, ordinance, rule or regulation, applicable to Holdings or Merger Sub or any of its properties or assets. No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to Holdings or Merger Sub in connection with the execution, delivery and performance of each of the Ancillary Agreements to which it is a party or the consummation of the transactions contemplated thereby, other than (i) compliance with, and filings under, the HSR Act, if required, (ii) filings with the Commission, including the filing of a statement on Schedule 13D under the Exchange Act, and (iii) filings with the Secretary of State of the State of Georgia, including, in connection with the Merger, the filing of articles or a certificate of merger, and filings with the relevant authorities of other states of appropriate documents relating to the qualification to do business.

          (d)  Capitalization.
               ---------------

          (i) Immediately prior to the Closing, the authorized capital of Holdings will consist of 20,000,000 shares of Holdings Common Stock, of which 100 shares will be issued and outstanding. Immediately prior to the Closing, all of the outstanding shares of Holdings Common Stock will have been duly and validly authorized and issued and will be fully paid and nonassessable and will have been issued in compliance with applicable Federal and state securities laws. Immediately prior to the Closing, there will be no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements, in writing or oral, for the purchase or acquisition from Holdings of any shares of its capital stock, other than in respect of this Agreement and any stock option or similar plan approved by the Board of Directors of Holdings for the benefit of the directors, officers or employees of Holdings or Merger Sub. Immediately prior to the Closing, there will be no rights of first refusal or similar rights in respect of shares of Holdings' capital stock issued or sold by Holdings.

          (ii) Immediately prior to the Closing, the authorized capital of Merger Sub will consist of 110,000,000 shares of Merger Sub Common Stock, of which 100,000,000 shares will be issued and outstanding. Immediately prior to the Closing, all of the outstanding shares of Merger Sub Common Stock will have been duly and validly authorized and issued and will be fully paid and nonassessable and will have been issued in compliance with Federal and state securities laws. Immediately prior to the Closing, there will be no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements, in writing or oral, for the purchase or acquisition from Merger Sub of any shares of its capital stock.
     Immediately prior to the Closing there will be no rights of first refusal or similar rights in respect of shares of Merger Sub's capital stock issued or sold by Merger Sub.

          (e)  Issuance of Shares of Holdings Common Stock.  The shares of
               --------------------------------------------
Holdings Common Stock to be issued to IHS and the Founders pursuant to this Agreement, when issued, sold and delivered in accordance with the terms of hereof for the consideration expressed herein, will be (i) duly and validly issued, fully paid and nonassessable, (ii) free of restrictions on transfer, other than restrictions on transfer under this Agreement, the Stockholders' Agreement and applicable Federal and state securities laws and (iii) not subject to any preemptive rights of others.

          (f)  Operations of Holdings.  Holdings was formed solely for the
               -----------------------
purpose of engaging in the transactions contemplated by this Agreement and the Ancillary Agreements. Holdings has conducted its business as contemplated by this Agreement and the Ancillary Agreements.

          SECTION 4.03.  Representations and Warranties of the Founders.  Each
                         -----------------------------------------------
of the Founders hereby represents and warrants to IHS that except for any breach of the following representations and warranties that in the aggregate with all other breaches of such representations and warranties has not had, and could not reasonably be expected to have, an ICI Material Adverse Effect:

          (a)  Organization, Standing and Power.  ICI is duly organized, validly
               --------------------------------
existing and in good standing under the laws of the State of Georgia and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its business as presently conducted. ICI is duly qualified to do business as a foreign corporation in each jurisdiction in which it is required to qualify. ICI has not, since the date of its formation, engaged in any business other than the provision of software services and applications, and ICI has not, since the date of its formation, engaged in any activities other than those activities reasonably related to the business of ICI as presently conducted. There is no predecessor Person to ICI. ICI has not had, and does not now have, any subsidiaries. The Founders have delivered to IHS and Holdings true and complete copies of the Restated Articles of Incorporation of ICI and the By-laws of ICI, in each case as amended through the date of this Agreement.

          (b)  Authority; Execution and Delivery; Enforceability.
               -------------------------------------------------

          (i) Each of the Founders has full power and authority to execute this Agreement and each of the Ancillary Agreements to which such Founder is a party and to consummate the transactions contemplated hereby and thereby. Each of the Founders has duly executed and delivered this Agreement and, prior to the Closing, will have duly executed and delivered each Ancillary Agreement to which such Founder is a party. This Agreement constitutes, and each Ancillary Agreement to which each Founder is a party will, upon the Closing, constitute, a legal, valid and binding obligation of such Founder, enforceable against such Founder in accordance with its terms.`

          (ii) ICI has full power and authority to execute each of the Ancillary Agreements to which it is a party and to consummate the transactions contemplated thereby. The execution and delivery by ICI of each of the Ancillary Agreements to which it a party and the consummation by ICI of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of

     ICI and no other corporate proceedings on the part of ICI are necessary to authorize any of the Ancillary Agreements to which it a party or the consummation by ICI of the transactions contemplated thereby, subject, in the case of the Merger Agreement and the Merger, to receipt of the affirmative vote of holders of shares of ICI Common Stock representing a majority of the votes entitled to be cast by holders of the outstanding shares of ICI Common Stock, voting as a single class (the "Shareholders' Approval"). Prior to the Closing, ICI will have duly executed and delivered each Ancillary Agreement to which ICI is a party. Each Ancillary Agreement to which ICI is a party will, upon the Closing, constitute a legal, valid and binding obligation of ICI, enforceable against ICI in accordance with its terms.

          The Board of Directors of ICI, at a meeting duly called and held, duly and unanimously adopted resolutions (i) approving the Merger Agreement and the Merger and each of the other Ancillary Agreements to which ICI is a party and the transactions contemplated thereby, (ii) determining that the terms of the Merger are fair to, and in the best interests of, ICI, (iii) recommending that the holders of ICI Common Stock approve the Merger Agreement and the Merger, (iv) declaring that Merger Agreement and the Merger are advisable and (v) adopting the Merger Agreement. Neither Part 2 nor Part 3 of Article 11 of the Georgia Business Corporation Code applies or purports to apply to ICI, IHS, Holdings or Merger Sub with respect to this Agreement, the Ancillary Agreements (including the Merger Agreement) or the transactions contemplated hereby or thereby (including the Merger). To the knowledge of the Founders, no other state takeover statute or similar statute or regulation applies or purports to apply to ICI, IHS, Holdings or Merger Sub with respect to this Agreement, the Ancillary Agreements (including the Merger Agreement) or the transactions contemplated hereby or thereby (including the Merger).

          The only vote of holders of any class or series of capital stock of ICI necessary to approve the Merger Agreement and the Merger is the Shareholders' Approval. The affirmative vote of the holders of ICI Common Stock, or any of them, is not necessary to approve this Agreement or any Ancillary Agreement, other than the Merger Agreement, or to consummate any transactions contemplated hereby or thereby, other than the Merger.

          (c)  No Conflicts; Consents.
               ----------------------

          (i) No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to any of the Founders in connection with the execution, delivery and performance of this Agreement or any of the Ancillary Agreements to which such Founder is a party or the consummation of the transactions contemplated hereby or thereby.

          (ii) The execution and delivery by ICI of each of the Ancillary Agreements to which it is a party will not, and the consummation of the transactions contemplated thereby and compliance by ICI with the terms thereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or the loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of ICI under, any provision of (i) the Restated Articles of Incorporation of ICI or the By-laws of ICI, (ii) any of its properties or assets is bound or (iii) any judgment, order or decree, or statute, law, ordinance, rule or regulation, applicable to ICI or any of its properties or assets. No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to ICI in connection with the execution, delivery and performance of any of the Ancillary Agreements to which it is a party or the consummation of the transactions contemplated thereby, other than (i) compliance with, and filings under, the HSR Act, if required, (ii) filings with the Commission, including the filing of a proxy statement prepared in connection with a meeting of the shareholders of ICI (the "Shareholders' Meeting") for the purpose of obtaining the Shareholders' Approval (the "Proxy Statement") and filings under Section 13(a) of the Exchange Act, and (iii) filings with the Secretary of State of the State of Georgia, including, in connection with the Merger, the filing of articles or a certificate of merger, and filings with the relevant authorities of other states of appropriate documents relating to the qualification to do business.

          (d)  Capitalization.  The authorized capital of ICI consists of
               --------------
20,000,000 shares of ICI Common Stock, of which 3,578,760 shares are issued and outstanding. All of the outstanding shares of ICI Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable and have been issued in compliance with applicable Federal and state securities laws and are approved for quotation on the Nasdaq National Market under the symbol "ICIQ".

          Except for (i) options issued or issuable for an aggregate of 452,133 shares of ICI Common Stock under the 1995 Restricted Non-qualified Incentive Stock Option Plan, dated August 1, 1995 (the "1995 ICI Stock Option Plan"), and the 1996 Stock Option Plan, dated December 20, 1996 (the "1996 ICI Stock Option Plan"), as amended, and (ii) the Warrant dated May 5, 1997 to purchase 112,500 shares of ICI Common Stock issued pursuant to the Underwriting Agreement dated April 29, 1997, there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements, in writing or oral, for the purchase or acquisition from ICI of any shares of its capital stock (the rights and options in clauses (i) and (ii) above being collectively called the "Existing ICI Equity Rights"). All shares of ICI Common Stock that may be issued pursuant to the Existing ICI Equity Rights will be, when issued in accordance with the terms thereof, duly and validly authorized and issued and are fully paid and non-assessable. There exist no rights of first refusal or similar rights in respect of shares of ICI's capital stock issued or sold by ICI. Schedule 4.02(d) accurately sets forth the outstanding shares of ICI Common Stock, the options to acquire shares of ICI Common Stock issued or issuable under the 1995 ICI Stock Option Plan and the 1996 ICI Stock Option Plan and the exercise prices in respect of such options, in each case, as of January 8, 1998.

          (e)  Financial Statements.  Since becoming registered under the
               --------------------
Exchange Act on April 29, 1997, ICI has filed all reports, schedules, forms, statements, exhibits and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act (all of the foregoing, together with Registration Statement No. 333-21647, as amended, being referred to herein as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder applicable to such SEC Documents, and, as of their respective dates, none of the SEC Documents taken as a whole (when read together with all exhibits included therein and financial statement schedules thereto and documents (other than exhibits) incorporated by reference therein) contained any untrue statement of a fact or omitted to state a fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of ICI included in the SEC Documents complied as to form in all respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto.
Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all respects the financial position of ICI as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustment).

          (f)  Assets other than Real Property.  Except as disclosed on Schedule
               -------------------------------
4.03(f), ICI has good and valid title to all its Personal Property, in each case free and clear of all Liens, except ICI Permitted Liens. With respect to properties and assets that are leased by ICI, ICI is in compliance with such leases in all material respects and holds a valid leasehold interest in such properties and assets, in each case free and clear of all Liens, except ICI Permitted Liens. This Section 4.03(f) does not relate to the Intellectual Property of ICI, which is exclusively the subject of Section 4.03(g).

          (g)  Intellectual Property.
               ---------------------

          (i) Schedule 4.03(g)(i) sets forth a true and complete list of all data bases, software, trademarks and patents and patent applications included in the Intellectual Property owned by ICI. With respect to all Intellectual Property owned by ICI that is registered or subject to an application for registration, Schedule 4.03(g)(i) sets forth a list of all jurisdictions in which such Intellectual Property is registered or an application for registration has been filed. Except as disclosed on
     Schedule 4.03(g)(i), (i) all Intellectual Property owned by ICI has been duly registered with, filed with, or issued by, the appropriate Governmental Entity where such registration, filing or issuance is necessary or appropriate for the conduct of ICI's business as presently conducted, (ii) ICI is the sole and exclusive owner of, and ICI has the right to use, execute, reproduce, display, perform, modify, enhance, distribute, prepare derivative works of and sublicense, without payment to any other Person, all the Intellectual Property it owns, and the consummation of the transactions contemplated hereby does not and will not conflict with, alter or impair any such rights, (iii) since January 1, 1993, ICI has not received any communication from any Person asserting any ownership interest in any of the Intellectual Property it owns and (iv) to the knowledge of the Founders, no Person is in violation of, in conflict with, or infringing any rights of ICI relating to the Intellectual Property it owns.

          (ii) Except as disclosed on Schedule 4.03(g)(ii), ICI has not granted any license or other right of any kind relating to any Intellectual Property that it owns or the licensing, marketing or distribution thereof, other than nonexclusive licenses to end-users in the ordinary course of business. ICI is not bound by, or a party to, any license, option or agreement of any kind relating to the Intellectual Property of any other Person for the use of such Intellectual Property in the conduct of its business, except as disclosed on Schedule 4.03(g)(ii) and except for so-called "shrink-wrap" license agreements relating to computer software licensed in the ordinary course of business.

          (iii) To the knowledge of the Founders, the conduct of its business as presently conducted does not violate, conflict with or infringe the Intellectual Property of any other Person, and since January 1, 1993, ICI has not received any communication alleging that ICI has, in the conduct of its business, violated, conflicted with, or infringed any rights relating to the Intellectual Property of any Person.

          (iv) To the knowledge of the Founders, no former or current employee of ICI, and no consultant or contractor hired by ICI, who has participated in, or contributed to, the development of any Intellectual Property owned by ICI has any valid claim against ICI in connection with the involvement of such Person in the development of any such Intellectual Property, and since January 1, 1993, ICI has not received and communication asserting any such claim.

          (v) To the knowledge of the Founders, none of its employees is obligated under any Contract, or subject to any judgment, order or decree, or statute, law, ordinance, rule or regulation, that would interfere in any respect with the use of his or her best efforts to promote the interests of its business or that would conflict with its business as presently conducted. To the knowledge of the Founders, neither the consummation of the transactions contemplated hereby nor the conduct of its business as proposed to be conducted will conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination under, any Contract under which any of its employees is obligated or any judgment, order or decree, or statute, law, ordinance, rule or regulation, to which any of its employees is subject.

          (vi) Except as disclosed on Schedule 4.03(g)(vi), no Person has been granted any rights to, and no Person has a copy of, any source code used, held for use or intended to be used in, or arising out of, the conduct of the business of ICI.

          (h)  Real Property.  Schedule 4.03(h) sets forth a true and complete
               -------------
list of all Real Estate leased by ICI. ICI has good and valid title to the leasehold estates in all the Real Estate it leases, in each case free and clear of all Liens, except (i) Liens disclosed on Schedule 4.03(h), (ii) mechanics', carriers', workmen's, repairmen's or other like Liens arising or incurred in the ordinary course of business, Liens arising under original purchase price conditional sales contracts or equipment leases with third parties entered into in the ordinary course of business and Liens for Taxes that are not due and payable or that may thereafter be paid without penalty, (iii) other imperfections of title or encumbrances, if any, that do not, impair the continued use of the assets to which they relate in the conduct of the business of ICI as presently conducted, (iv) leases, sublease or similar agreements set forth on Schedule 4.03(i), (v) easements, covenants, rights-of-way and other similar restrictions of record and (vi) (A) zoning, building and other similar restrictions, (B) Liens that have been placed by any developer, landlord or other third party on property over which ICI has easement rights or on any property leased by ICI and subordination or similar agreements relating thereto and (C) unrecorded easements, covenants, rights-of-way and other similar restrictions. None of the items set forth in clause (vi) above could reasonably be expected to impair the continued use and operation of the property to which they relate in the conduct of the business of ICI as presently conducted. ICI does not own any Real Estate in fee.

          (i)  Contracts.
               ---------

          (i) Except as disclosed on Schedule 4.03(i)(i), ICI is not a party to, or bound by, any Contract that is:

               (A)  a written employment agreement or employment contract;

            (B) a collective bargaining agreement or other Contract with any labor organization, union or association;

            (C) a covenant not to compete;

            (D) a Contract with (1) any shareholder of ICI, (2) any Affiliate of ICI or (3) any director, officer or employee of ICI or any of its Affiliates (other than employment agreements and employment contracts described in clause (A) above);

            (E) a lease, sublease or similar Contract with any Person under which ICI is a lessor or sublessor of, or makes available for use to any Person, (1) any Real Estate or (2) any portion of any premises otherwise occupied by ICI;

            (F) a lease, sublease or similar Contract with any Person under which ICI is a lessor or sublessor of, or makes available for use to any Person, any Personal Property of ICI;

            (G) (1) a continuing Contract for the future purchase of materials, supplies or equipment (other than purchase orders for Inventory in the ordinary course of business consistent with past practice), (2) a Contract for management, service, consulting or similar services or
          (3) a Contract for advertising services;

            (H) a license, option, agreement or other Contract relating in whole or in part to any Intellectual Property (including any license, option, agreement or other Contract under which ICI is licensee or licensor of any Intellectual Property) of ICI;

            (I) (1) a Contract under which ICI has borrowed any money from, or issued any note, bond, debenture or other evidence of indebtedness to, any Person or (2) any other note, bond, debenture or other evidence of indebtedness issued to any Person;

            (J) a Contract (including any so-called take-or-pay or keepwell agreement) under which (1) any Person has, directly or indirectly, guaranteed indebtedness, liabilities or obligations of ICI or (2) ICI has, directly or indirectly, guaranteed indebtedness, liabilities or obligations of any other Person (in each case other than endorsements for the purpose of collection in the ordinary course of business);

            (K) a Contract under which ICI has, directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in, any Person (other than extensions of trade credit in the ordinary course of business);

            (L) a Contract providing for indemnification of any Person with respect to liabilities relating to the business of ICI;

            (M) a power of attorney (other than a power of attorney given in the ordinary course of business with respect to routine tax matters);

            (N) a Contract not made in the ordinary course of business;

            (O) a confidentiality agreement, other than in the ordinary course of business;

            (P) a Contract (including a purchase order) involving payment by ICI of more than $25,000 or extending for a term more than 180 days from the date of this Agreement, other than purchase orders entered into in the ordinary course of business prior to the date of this Agreement and purchase orders entered into in the ordinary course of business after the date of this Agreement and not in violation of this Agreement;

            (Q) a Contract (including a sales order) involving the obligation of ICI to deliver products or services for payment of more than $25,000 or extending for a term more than 180 days from the date of this Agreement, other than sales orders entered into in the ordinary course of business after the date of this Agreement and not in violation of this Agreement;

            (R) a Contract with, or license or Permit granted by or from, any Governmental Entity;

            (S) a Contract providing for the services of any dealer, distributor, sales representative, franchisee or similar representative involving the payment by ICI of more than $25,000;

            (T) a Contract granting a Lien upon any of the properties or assets of ICI;

            (U) a Contract for the sale of any of the properties or assets of ICI (other than sales of Inventory in the ordinary course of business) or the grant of any preferential rights to purchase any properties or assets of ICI or requiring the consent of any party to the transfer of any of the properties or assets of ICI;

            (V) any other Contract that has an aggregate future liability to any Person (other than ICI) in excess of $25,000; or

            (W) a Contract other than as described above to which ICI is a party or by which it or any of its properties or assets is bound, in each case that is material to its business or the use of any of the properties or assets of ICI.

          (ii) Except as disclosed on Schedule 4.03(i)(ii), each Contract identified on Schedule 4.03(i)(i) is valid, binding and in full force and effect and is enforceable by ICI in accordance with its terms. Except as disclosed on Schedule 4.03(i)(ii), ICI has performed all obligations required to be performed by it under the Contracts to which it is a party or by which it is bound, and it has not taken any actions that are in conflict with, or that would result in any violation of, or default (with or without notice or lapse of time, or both) under, any such Contract, and, to the knowledge of the Founders, no other party to any such Contract has taken any action that is in conflict with, or that would result in any violation of, or default (with or without notice or lapse of time, or both) under, such Contract. ICI has not, except as disclosed on Schedule 4.03(i)(ii), received any written or oral notice of the intention of any party to terminate any Contract to which ICI is a party or by which ICI is bound. Except as disclosed on Schedule 4.03(i)(ii), to the knowledge of the Founders, the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the compliance with the terms hereof will not require the consent of any party to any Contract identified on Schedule 4.01(i)(ii) or any material Contract with a customer for the sale of any ICI product or service to avoid the invalidity of the transfer of such Contract, the termination thereof or a breach, violation or default thereunder. Complete and correct copies of all Contracts listed on Schedule 4.03(i)(i), together with all amendments thereto, have been made available to IHS.

          (j)  Permits.
               --------

          (i) Schedule 4.03(j) sets forth all Permits issued or granted to ICI by Governmental Entities that are necessary or desirable for the conduct of its business. Except as disclosed on Schedule 4.03(j), (i) to the knowledge of the Founders, all such Permits are validly held by ICI, and ICI has complied in all material respects with all terms and conditions thereof, (ii) since January 1, 1993, ICI has not received any notice of any suit, action or proceeding relating to the revocation or modification of any such Permits and (iii) to the knowledge of the Founders, none of such Permits will be subject to suspension, modification, revocation or nonrenewal as a result of the execution and delivery of this Agreement or any of the Ancillary Agreements to which it is a party or the consummation of the transactions contemplated hereby and thereby.

          (ii) ICI possesses all Permits to own, or hold under lease, and operate its properties and assets and to conduct its business as currently conducted.

          (k)  Insurance.  ICI maintains policies of fire and casualty,
               ----------
liability and other forms of insurance that cover its business in such amounts, with such deductibles and against such risks and losses as are, in the judgment of ICI, reasonable for its business.

          (l)  Taxes.
               ------

          (i) ICI has timely filed, or has caused to be timely filed on its behalf, all Tax Returns or extensions thereof required to be filed by it, and all such Tax Returns are true, complete and accurate. All Taxes shown to be due on such Tax Returns, or otherwise owed, have been timely paid.

          (ii) The most recent financial statements included in the SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed SEC Documents") reflect an adequate reserve for all Taxes payable by ICI for all Taxable periods and portions thereof through the date of such financial statements. No deficiency with respect to any Taxes has been proposed, asserted or assessed against ICI, and no requests for waivers of the time to assess any such Taxes are pending.

          (iii) The Federal income Tax Returns of ICI have not been examined by the United States Internal Revenue Service.

          (iv) There are no Liens for Taxes (other than for current Taxes not yet due and payable) on the properties or assets of ICI.

          (v) Neither ICI nor any of its Affiliates is bound by any agreement with respect to Taxes.

          (vi) (A) Neither ICI nor any of its Affiliates has made, with respect to ICI, any consent under Section 341 of the Code, (B) none of the assets of ICI is "tax exempt use property" within the meaning of Section 168(h) of the Code and (C) ICI is not lessor or lessee under a lease made pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954.

          (vii) At the time of Closing, the Founders will have no plan to sell or otherwise dispose of shares of Holdings Common Stock issued to the Founders pursuant to Section 2.01(d).

          (m)    Employee Benefits.
                 ------------------

          (i) Schedule 4.03(m)(i) sets forth a list of all "employee pension benefit plans" (as defined in Section by ICI or any of its Affiliates for the benefit of any officers or employees of ICI ("ICI Pension Plans") and all "employee welfare benefit plans" (as defined in Section 3(1) of ERISA), bonus, stock option, stock purchase, deferred compensation plans or arrangements and other employee fringe benefit plans maintained, or contributed to, by ICI or any of its Affiliates for the benefit of any officers or employees of ICI (all the foregoing, including the ICI Pension Plans, being herein called "ICI Benefit Plans"). ICI has made available to IHS true, complete and correct copies of (i) each ICI Benefit Plan (or, in the case of any unwritten ICI Benefit Plans, descriptions thereof), (ii) the two most recent annual reports on Form 5500 (including all schedules and attachments thereto) filed with the Internal Revenue Service with respect to each ICI Benefit Plan (if any such report was required), (iii) the most recent summary plan description for each ICI Benefit Plan for which such a summary plan description is required and (iv) each trust agreement, group annuity contract or other funding and financing arrangement relating to any ICI Benefit Plan.

          (ii) Except as disclosed on Schedule 4.03(m)(ii), each ICI Pension Plan has been the subject of a determination letter from the Internal Revenue Service to the effect that such ICI Pension Plan is qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor, to the knowledge of the Founders, has revocation been threatened, nor has any such ICI Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or increase its costs.

          (iii) To the knowledge of the Founders, each ICI Benefit Plan has been administered in all respects in accordance with its terms. To the knowledge of the Founders, ICI and all ICI Benefit Plans are in compliance in all respects with the applicable provisions of ERISA, the Code, all other applicable laws and all applicable collective bargaining agreements. To the knowledge of the Founders, except as disclosed on Schedule 4.03(m)(iii), all reports, returns and similar documents with respect to the ICI Benefit Plans required to be filed with any Governmental Entity or distributed to any participant in any ICI Benefit Plan have been duly and timely filed or distributed. Except as disclosed on Schedule 4.03(m)(iii), there are no suits, actions or proceedings pending, or, to the knowledge of the Founders, threatened, against or involving any ICI Benefit Plan and, to the knowledge of the Founders, there are no investigations by any Governmental Entity or other claims (except routine claims for benefits payable in the normal operation of the ICI Benefit Plans) pending or threatened against or involving any ICI Benefit Plan or asserting any rights to benefits under any ICI Benefit Plan.

          (iv) Except as disclosed on Schedule 4.03(m)(iv), no ICI Pension Plan, other than any ICI Pension Plan that is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA (a "Multiemployer Pension Plan"), had, as of the respective last annual valuation date for each such ICI Pension Plan, an "unfunded benefit liability" (as defined in Section 4001(a)(18) of ERISA), based on actuarial assumptions that have been furnished to IHS. To the knowledge of the Founders, none of the ICI Pension Plans has an "accumulated funding deficiency" (as defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived. None of ICI, any officer of ICI or any of the ICI Benefit Plans that are subject to ERISA, including the ICI Pension Plans, any trusts created thereunder or any trustee or administrator thereof, has engaged in a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject ICI or any officer of ICI to the tax or penalty on prohibited transactions imposed by, or to any liability under, Section 502(i) or 502(1) of ERISA or Section 4975 of the Code. To the knowledge of the Founders, none of such ICI Benefit Plans and trusts has been terminated, nor has there been any "reportable event" (as defined in Section 4043 of ERISA) with respect to such ICI Benefit Plans or trusts during the last five years. ICI has not incurred a "complete withdrawal" or a "partial withdrawal" (as defined in Sections 4203 and 4205, respectively, of ERISA) since the effective date of such Sections 4203 and 4205 with respect to any Multiemployer Pension Plan.

          (v) With respect to any ICI Benefit Plan that is an employee welfare benefit plan, except as disclosed on Schedule 4.03(m)(v), (i) no such ICI Benefit Plan is unfunded or funded through a "welfare benefits fund" (as defined in Section 419(e) of the Code), (ii) each such ICI Benefit Plan that is a "group health plan" (as defined in Section 5000(b)(1) of the Code) complies with the applicable requirements of Section 4980B(f) of the Code and (iii) each such ICI Benefit Plan (including any such ICI Benefit Plan covering retirees or other former employees) may be amended or terminated without material liability to ICI on or at any time after the Closing.

          (vi) Except as disclosed on Schedule 4.03(m)(vi), no employee or former employee, or officer or former officer, or director or former director, of ICI will become entitled to any bonus, retirement, severance, job security or similar benefit or any enhanced benefit solely as a result of the transactions contemplated by this Agreement and the Ancillary Agreements. Any amount that may be received (whether in cash or property or the vesting of property) as a result of the transactions contemplated by this Agreement and the Ancillary Agreements by any employee, officer or director of ICI who is a "disqualified individual" (as defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or ICI Benefit Plan currently in effect would not be characterized as an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code).

          (n)  Absence of Certain Changes or Events.  Except as disclosed on
               -------------------------------------
Schedule 4.03(n), from the date of the most recent financial statements included in the Filed SEC Documents to the date of this Agreement, ICI has conducted its business only in the ordinary course, and during such period there has not been:

          (i) any event, change, effect or development that has had or could reasonably be expected to have an adverse effect on the business of ICI;

          (ii) (A) any granting by ICI to any director, officer or employee of ICI of any increase in compensation, except in the ordinary course of business consistent with past practice or as was required under employment agreements in effect as of the date of the most recent financial statements included in the Filed SEC Documents, (B) any granting by ICI to any such director, officer or employee of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of the date of the most recent financial statements included in the Filed SEC Documents or (C) any entry by ICI into any employment, severance or termination agreement with any such director, officer or employee;

          (iii) any adoption of, or amendment to, any ICI Benefit Plan by ICI during the period from the date of the most recent financial statements included in the Filed SEC Documents to the date of this Agreement;

          (iv) any change in accounting methods, principles or practices by ICI affecting the properties or assets of ICI, except insofar as may have been required by a change in generally accepted accounting principles;

          (v) any elections by ICI with respect to Taxes or settlement or compromise by ICI of any Tax liability or refund; or

          (vi) (A) any declaration, setting aside or payment of any dividends, distributions or other amounts (whether in cash, stock or property) with respect to any of shares of ICI Common Stock or any other shares of capital stock of ICI, (B) any split, combination or reclassification of any shares of ICI Common Stock or any issuance, or authorization to issue, any other securities in respect of, in lieu of, or in substitution for, shares of ICI Common Stock or (C) any purchase, redemption or other acquisition for value of any shares of ICI Common Stock or any other securities of ICI or any rights, warrants or options to acquire any such shares or other securities.

          (o)  Proceedings.  Except as disclosed on Schedule 4.03(o), there is
               ------------
no suit, action or proceeding pending or, to the knowledge of the Founders, threatened, against or affecting ICI, its business or its properties or assets, nor is there any judgment, order or decree outstanding against or affecting ICI, its business or its properties or assets. Except as disclosed on Schedule 4.03(o), there are no suits, actions or proceedings initiated by ICI, or that ICI intends to initiate, against any other Person arising out of the conduct of its business. Except as disclosed on Schedule 4.03(o), to the knowledge of the Founders, there is no pending or threatened investigation of ICI, the conduct of its business or its properties or assets.

          (p)  Compliance with Laws.  Except as disclosed on Schedule 4.03(p),
               ---------------------
ICI is in compliance in all respects with all laws, ordinances, rules and regulations, applicable to ICI, its business or its properties or assets, including those laws, ordinances, rules and regulations relating to occupational health and safety and the environment. Except as disclosed on Schedule 4.03(p), ICI has not received any written communication since January 1, 1997 from a Governmental Entity that alleges that ICI, its business or any of its properties or assets is not in compliance in any respect with any law, ordinance, rule or regulation applicable to ICI, its business or its properties or assets. ICI has not received any written notice that any investigation or review by any Governmental Entity with respect to ICI, its business or its properties or assets is pending or that any such investigation or review is contemplated. This
Section 4.03(p) does not relate to matters with respect to Taxes, which are the subject of Section 4.03(l).

          (q)  Labor Agreements and Actions.  ICI is not bound by, or subject to
               -----------------------------
(and none of its properties or assets is bound by or subject to), any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Founders, sought to represent any of the employees, representatives or agents of ICI. There is no strike or other labor dispute involving ICI pending, or, to the knowledge of the Founders, threatened, nor is ICI aware of any labor organization activity involving its employees. ICI is not aware that any officer or key employee of ICI intends to terminate his or her employment with ICI, and ICI does not have a present intention to terminate the employment of any officer or key employee of ICI. ICI has complied in all respects with all applicable Federal and state equal employment opportunity laws and with other laws related to employment.

          (r)  Year 2000 Compliance.  Except as disclosed on Schedule 4.03(r),
               ---------------------
ICI expects its computer systems to be Year 2000 Compliant by June 30, 1999. To the knowledge of the Founders, all Inventory of ICI that is or uses computer software is Year 2000 Compliant. To the knowledge ICI, any failure on the part of the customers of, and suppliers to, ICI to be Year 2000 Compliant by December 31, 1999, is not expected to have an adverse effect on the business of ICI.

          (s)  Brokers.  No broker, investment banker, financial advisor or
               --------
other Person, other than Interstate/Johnson Lane Corporation and Green Morris & Associates, Inc., the fees and expenses of which will subject to the limitation set forth in Section 6.03(a), be paid by ICI, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements based upon arrangements made by or on behalf of the Founders or ICI.

          (t)  Founders Contributed Shares.  Each of the Founders has good and
               ----------------------------
valid title to the Founders Contributed Shares owned by such Founder, free and clear of all Liens. Upon delivery to Holdings at the Closing of the certificates representing the Founders Contributed Shares owned by such Founder, duly endorsed by such Founder for transfer to Holdings, good and valid title to the Founders Contributed Shares owned by such Founder will pass to Holdings, free and clear of all Liens. Other than this Agreement, the Founders Contributed Shares are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding, including any such agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the Founders Contributed Shares.

          (u)  Information Supplied.  None of the information supplied or to be
               ---------------------
supplied by the Founders or ICI for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to ICI's shareholders or at the time of the Shareholders' Meeting, contain any untrue statement of a fact or omit to state any fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation is made by the Founders with respect to statements made or incorporated by reference therein based on information supplied by any Person other than the Founders or ICI for inclusion or incorporation by reference in the Proxy Statement.

                                   ARTICLE V

                                   Covenants
                                   ---------

          SECTION 5.01.  Conduct of Business.  (a)  Conduct of Business by IHS.
                         --------------------       ---------------------------
Except for matters set forth on Schedule 5.01(a) or otherwise expressly permitted by the terms of this Agreement, from the date of this Agreement to the Closing, IHS shall conduct the Business in the usual, regular or ordinary course in substantially the same manner as previously conducted and, to the extent consistent therewith, use all reasonable efforts to preserve the Business, keep available the services of the Transferred Employees and maintain the relationships of the Business with suppliers, customers, licensors, licensees, distributors and others with whom the Business deals to the end that the Business shall be unimpaired at the Closing. Prior to the Closing, IHS shall not take any action that would, or that could reasonably be expected to, result in any of the conditions to the Closing set forth in Article VII not being satisfied. In addition (and without limiting the generality of the foregoing), except as set forth on Schedule 5.01(a) or otherwise expressly permitted or required by the terms of this Agreement, prior to the Closing IHS shall not do any of the following in connection with the Business without the prior written consent of the Founders:

          (i) grant to any Transferred Employee any increase in compensation or benefits, except in the ordinary course of business consistent with past practice or as may be required under employment agreements in effect as of the date of the most recent Financial Statements;

          (ii) renew or amend any collective bargaining agreement or other Contract with any labor organization, union or association, except in each case as required by applicable laws;

          (iii) incur or assume any liabilities, obligations or indebtedness for borrowed money or guarantee any such liabilities, obligations or indebtedness, other than in the ordinary course of business consistent with past practice;

          (iv) cancel any material indebtedness of the Business for borrowed money (individually or in the aggregate) or waive any claims or rights of substantial value belonging to the Business;

          (v) except for intercompany transactions in the ordinary course of business consistent with past practice, pay, loan or advance any amount to, or sell, transfer or lease any of the Acquired Assets to, or enter into any agreement or arrangement with, IHS or any of its Affiliates;

         (vi) permit, allow or suffer any Acquired Asset to become subjected to any Lien of any nature whatsoever that would have been required to be set forth on Schedule 4.01(e) if existing on the date of this Agreement;

        (vii) make or incur any capital expenditure that, individually, is in excess of $25,000 or make or incur any such expenditures which, in the aggregate, are in excess of $25,000;

       (viii) sell, lease, license or otherwise dispose of any of the Acquired Assets that are material, individually or in the aggregate, to the Business, except Inventory sold in the ordinary course of business consistent with past practice;

         (ix) enter into any lease of real property, except any renewals of existing leases in the ordinary course of business consistent with past practice;

          (x) acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any Person or any business or division of any Person or otherwise acquire any assets (other than Inventory) that are material, individually or in the aggregate, to the Business;

         (xi) make any change in any method of accounting or accounting practice or policy other than those required by generally accepted accounting principles;

        (xii) enter into any Contract, or any other commitment, agreement, arrangement or undertaking, written or oral, or engage in any transaction, involving any future benefit to the Business or any future liability owned by the Business in excess of $25,000 or that is otherwise material to the Business as presently conducted;

       (xiii) authorize any of, or commit or agree to do or take, whether in writing or oral, any of, the foregoing actions.

          (b) Conduct of the Business of ICI by the Founders. Except for
              -----------------------------------------------
matters set forth on Schedule 5.01(b) or otherwise expressly permitted by the terms of this Agreement, from the date of this Agreement to the Closing, the Founders shall cause ICI to conduct its business in the usual, regular or ordinary course in substantially the same manner as previously conducted and, to the extent consistent therewith, use all reasonable efforts to preserve its business, keep available the services of its current employees and maintain its relationships with suppliers, customers, licensors, licensees, distributors and others with whom it deals to the end that its business shall be unimpaired at the Closing. Prior to the Closing, the Founders shall not, and shall not permit ICI to, take any action that would, or that could reasonably be expected to, result in any of the conditions to the Closing set forth in Article VII not being satisfied. In addition (and without limiting the generality of the foregoing), except as set forth on Schedule 5.01(b) or otherwise expressly permitted or required by the terms of this Agreement, prior to the Merger the Founders shall not, and shall not permit ICI to, do any of the following without the prior written consent of IHS:

          (i) grant to any officer or employee any increase in compensation or benefits, except in the ordinary course of business consistent with past practice or as may be required under employment agreements in effect as of the date of the most recent financial statements included in the Filed SEC Documents;

          (ii) adopt or amend any ICI Benefit Plan (or any plan that would be an ICI Benefit Plan if adopted) or enter into, adopt, extend (beyond the Closing Date), renew or amend any collective bargaining agreement or other Contract with any labor organization, union or association, except in each case as contemplated by this Agreement or required by applicable laws;

          (iii) incur or assume any liabilities, obligations or indebtedness for borrowed money or guarantee any such liabilities, obligations or indebtedness, other than in the ordinary course of business consistent with past practice;

          (iv) cancel any material indebtedness for borrowed money (individually or in the aggregate) or waive any claims or rights of substantial value;

          (v) except for intercompany transactions in the ordinary course of business consistent with past practice, pay, loan or advance any amount to, or sell, transfer or lease any of its properties or assets to, or enter into any agreement or arrangement with, ICI or any of its Affiliates;

          (vi) permit, allow or suffer any of its properties or assets to become subjected to any Lien of any nature whatsoever that would have been required to be set forth on Schedule 4.03(f) if existing on the date of this Agreement;

          (vii) make or incur any capital expenditure that, individually, is in excess of $25,000 or make or incur any such expenditures which, in the aggregate, are in excess of $25,000;

          (viii) sell, lease, license or otherwise dispose of any of its properties or assets that, individually or in the aggregate, are material to ICI, except Inventory sold in the ordinary course of business consistent with past practice;

          (ix) enter into any lease of real property, except any renewals of existing leases in the ordinary course of business consistent with past practice;

          (x) acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any Person or any business or division of any Person or otherwise acquire any assets (other than Inventory) that are material, individually or in the aggregate, to ICI;

          (xi) make any change in any method of accounting or accounting practice or policy other than those required by generally accepted accounting principles;

          (xii) enter into any Contract, or any other commitment, agreement, arrangement or undertaking, written or oral, or engage in any transaction, involving any future benefit to ICI or any future liability owed by ICI in excess of $25,000 or that is otherwise material to the business of ICI as presently conducted;

          (xiii) (A) declare, set aside or pay any dividends, distributions or other amounts (whether in cash, stock or property) with respect to any of shares of ICI Common Stock or any other shares of capital stock of ICI, (B) split, combine or reclassify any shares of ICI Common Stock or issue, or authorize the issuance of, any other securities in respect of, in lieu of, or in substitution for, shares of ICI Common Stock or (C) purchase, redeem or otherwise acquire for value any shares of ICI Common Stock or any other securities of ICI or any rights, warrants or options to acquire any such shares or other securities;

          (xiv) issue, deliver, sell or grant (A) any shares of ICI Common Stock, (B) any securities convertible into or exchangeable for, or any options, warrants or rights to acquire, any shares of ICI Common Stock, voting securities or convertible or exchangeable securities, other than grants of options to acquire not more than 2,000 shares of ICI Common Stock made to any individual who has not been previously employed by ICI in connection with the employment of such individual by ICI; provided that
                                                               --------
     such individual executes and delivers an agreement substantially identical to the form of Option Amendment Agreement attached hereto as Exhibit E or
     (C) any "phantom" stock, "phantom" stock rights, stock appreciation rights or stock-based performance units, other than the issuance of ICI Common Stock in respect of options to acquire shares of ICI Common Stock existing on the date of this Agreement as contemplated by the Ancillary Agreements;

          (xv)  amend the Restated Articles of ICI or the By-laws of ICI; or

          (xvi) authorize any of, or commit or agree to do or take, whether in writing or oral, any of, the foregoing actions.

          (c)   Other Actions.  IHS shall not, and shall not permit Holdings or
                --------------
Merger Sub to, and the Founders shall not, and shall not permit ICI to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of IHS or the Founders, as applicable, set forth in this Agreement becoming untrue in any material respect or (ii) except as otherwise permitted by Section 5.02, any condition to the Closing set forth in Article VII not being satisfied.

          (d)   Advice of Changes.  IHS and the Founders shall promptly advise
                ------------------
one another orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, would have, a Business Material Adverse Effect or an ICI Material Adverse Effect, as applicable.

          SECTION 5.02.  No Solicitation.  (a)  The Founders shall not (i)
                         ----------------
directly or indirectly, solicit, initiate or encourage the submission of, any ICI Takeover Proposal, (ii) enter into any agreement with respect to any ICI Takeover Proposal or (iii) directly or indirectly, participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any ICI Takeover Proposal.

          (b) The Founders shall not (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to IHS, the approval or recommendation by ICI of the Ancillary Agreements to which ICI is a party, (ii) approve any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to any ICI Takeover Proposal or (iii) approve or recommend, or propose to approve or recommend, any ICI Takeover Proposal.

          (c) The Founders shall, within five business days after receipt thereof, advise IHS orally and in writing of any ICI Takeover Proposal or any inquiry with respect to, or that could reasonably be expected to lead to, any ICI Takeover Proposal, and the identity of the Person making any such ICI Takeover Proposal or inquiry (including any change to the material terms of any such ICI Takeover Proposal or inquiry). The Founders shall (i) keep IHS fully informed of the status (including any change to the details) of any such ICI Takeover Proposal or inquiry and (ii) provide to IHS as soon as practicable after receipt or delivery thereof with copies of all correspondence and other written material sent or provided to the Founders or ICI from any third party in connection with any ICI Takeover Proposal or sent or provided by the Founders or ICI to any third party in connection with any ICI Takeover Proposal.

          (d) Notwithstanding any other provision of this Agreement, it is understood and agreed that any remedies at law would be inadequate in the case of any breach of the covenants contained in Section 5.02. IHS shall be entitled to equitable relief, including the remedy of specific performance, with respect to any breach or attempted breach of the covenants contained in Section 5.02.


                                  ARTICLE VI

                             Additional Agreements
                             ---------------------

          SECTION 6.01.  Access to Information.  IHS shall afford to the
                         ----------------------
Founders and ICI, and to the officers, employees, accountants, counsel, financial advisors and other representatives of ICI, reasonable access during normal business hours during the period prior to the Closing, to all the properties, assets, books and records of the Business (other than the Excluded Assets), and, during such period, IHS shall furnish promptly to the Founders and ICI (a) a copy of each document filed by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning the Business as the Founders or ICI may reasonably request. The Founders shall, and shall cause ICI to, afford to IHS, and to the officers, employees, accountants, counsel, financial advisors and other representatives of IHS, reasonable access during normal business hours during the period prior to the Closing, to all the properties, assets, books and records of ICI, and, during such period, the Founders shall, and shall cause ICI to, furnish promptly to IHS (a) a copy of each document filed by the Founders or ICI during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning the business, properties or assets of ICI as IHS may reasonably request.

          SECTION 6.02.  Reasonable Efforts; Notification. (a)  Upon the terms
                         ---------------------------------
and subject to the conditions set forth in this Agreement, each of IHS and the Founders shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with one another in doing, all things necessary, proper or advisable to consummate, in the most expeditious manner practicable, the transactions contemplated by this Agreement and the Ancillary Agreements, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid an action or nonaction by, or to obtain a waiver, consent or approval from, any Governmental Entity, (ii) the obtaining of all necessary waivers, consents and approvals from third parties,
(iii) the defending of any suits, actions or proceedings, whether judicial or administrative, challenging this Agreement or any of the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby, including seeking to have any stay or temporary restraining order entered by any Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement or the Ancillary Agreement or to fully carry out the purposes of this Agreement and the Ancillary Agreements. In connection with, and without limiting, the foregoing, the Founders shall cause ICI and the Board of Directors of ICI to (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the transactions contemplated by this Agreement or the Ancillary Agreements and (ii) if any state takeover statute or similar statute or regulation becomes applicable to any transaction contemplated by this Agreement or the Ancillary Agreements, take all action necessary to ensure that such transactions may be consummated as promptly as practicable upon the terms contemplated by this Agreement and the Ancillary Agreements.

          (b) IHS shall give prompt notice to the Founders, and the Founders shall, or shall cause ICI to, give prompt notice to IHS, of (i) any representation or warranty made by IHS or such Founder, as applicable, contained in this Agreement or any Ancillary Agreement becoming untrue or inaccurate in any material respect or (ii) the failure by IHS or such Founder, as applicable, to comply with, or satisfy in any material respect, any covenant, condition or agreement to be complied with or satisfied by IHS or such Founder, as applicable, under this Agreement or any of the Ancillary Agreements; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of IHS or such Founder, as applicable, or the conditions to the obligations of IHS or such Founder, as applicable, under this Agreement or any of the Ancillary Agreements.

          SECTION 6.03.  Costs and Expenses; Transfer Taxes. (a)  If the Closing
                         -----------------------------------
does not take place, all costs and expenses incurred in connection with this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby shall be paid by the party incurring such cost or expense. If the Closing takes place, (i) all costs and expenses incurred by IHS in connection with this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby shall be paid by IHS and (ii) all costs and expenses incurred by the Founders and ICI in connection with this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby shall be paid by Holdings; provided, however, that in no event shall the amount
                           --------  -------
paid by Holdings pursuant to this Section 6.03(a) for any costs or expenses incurred by the Founders or ICI exceed $350,000 (exclusive of the costs and expenses related to the maintenance of policies of directors' and officers' liability insurance pursuant to Section 6.10).

          (b) All Transfer Taxes applicable to the conveyance and transfer from IHS to Holdings of the Acquired Assets and any other Transfer Taxes incurred in connection with the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements shall be paid by Holdings, and IHS shall, and the Founders shall cause ICI to, cooperate in the preparation, execution, and filing of any and all Tax Returns with respect to such Transfer Taxes in a timely manner.

          SECTION 6.04.  Publicity.  IHS shall not make a public release or
                         ----------
announcement concerning the transactions contemplated by this Agreement and the Ancillary Agreements without the prior consent of the Founders, which consent shall not be unreasonably withheld, except as such release or announcement may be required by law or the rules or regulations of any United States or foreign securities exchange, in which case IHS shall allow the Founders reasonable time to comment on such release or announcement in advance of such issuance. The Founders shall not, and shall not permit ICI to, make a public release or announcement concerning the transactions contemplated by this Agreement and the Ancillary Agreements without the prior consent of IHS, which consent shall not be unreasonably withheld, except as such release or announcement may be required by law or the rules or regulations of any United States or foreign securities exchange, in which case ICI shall allow IHS reasonable time to comment on such release or announcement in advance of such issuance.

          SECTION 6.05.  Bulk Transfer Laws.  The Founders hereby waive
                         -------------------
compliance by IHS with the provisions of any so-called "bulk transfer law" of any jurisdiction in connection with the contribution of the Acquired Assets to Holdings.

          SECTION 6.06.  Waiver of Certain Defenses.    Each of IHS and the
                         ---------------------------
Founders hereby expressly agrees (i) that Sections 4(b) and 4(e) of the Year 2000 Information and Readiness Disclosure Act are inapplicable to this Agreement, and (ii) to waive any defenses arising under such act in any suit, action or proceeding relating to the matters addressed by this Agreement.

          SECTION 6.07.  Preparation of Proxy Statement; Shareholders' Meeting.
                         ------------------------------------------------------
As soon as practicable following the date of this Agreement, the Founders shall cause ICI to prepare the Proxy Statement. The Founders shall cause ICI to use all reasonable efforts to cause the Proxy Statement to be mailed to the shareholders of ICI as promptly as practicable. The Founders shall cause ICI to, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold the Shareholders' Meeting for the purpose of obtaining the Shareholders' Approval. The Founders will prohibit ICI from mailing the Proxy Statement, or any amendment thereof or supplement thereto, to the shareholders of ICI unless ICI has first given IHS an opportunity to review and comment on such document and has obtained the consent of IHS to such mailing, which consent will not be unreasonably withheld or delayed.

          SECTION 6.08.  Agreement of Founders To Vote in Favor of Merger.  (a)
                         -------------------------------------------------
Unless this Agreement shall have been earlier terminated in accordance with the provisions of Section 8.01, at the Shareholders' Meeting, or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Merger Agreement or the Merger is sought, each Founder shall, including by executing a written consent, vote (or cause to be voted) all shares of ICI Common Stock such Founder is entitled to vote in favor of granting the Shareholders' Approval.

          (b) At any meeting of the shareholders of ICI, at any adjournment thereof, and in any other circumstances upon which the vote, consent or other approval of the Founders is sought, each Founder shall vote (or cause to be voted) all shares of ICI Common Stock such Founder is entitled to vote against
(i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by ICI, (ii) any ICI Takeover Proposal and (iii) any amendment of Restated Articles of Incorporation of ICI, By-laws of ICI or other proposal or transaction involving ICI, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify any provision of the Merger Agreement or the Merger or change in any manner the voting rights of any class of ICI Common Stock. Each of the Founders shall refrain from committing or agreeing to take any action inconsistent with the foregoing.

          SECTION 6.09.  Agreements Not To Compete.
                         --------------------------

(a)  Agreement of Founders Not To Compete.  Each of the Founders understands
     -------------------------------------
that IHS shall be entitled to protect and preserve the going concern value of the Business and the going concern value of ICI to the extent permitted by law and that IHS would not have entered into this Agreement absent the provisions of this Section 6.09(a) and, therefore, for a period of three years from the Closing, each of the Founders shall not, directly or indirectly:

          (i) engage in activities or businesses, or establish any new businesses, that are directly in competition with the Business or the CSM software business of ICI, including (A) selling products or services competitive with the Products or the CSM software of ICI, (B) soliciting any customer or prospective customer of the Business or ICI to purchase any products or services competitive with the Products or the CSM software of ICI from anyone other than Holdings and its Affiliates, (C) developing any products or services competitive with the Products or the CSM software of ICI and (D) assisting any Person in any way to do, or attempt to do, anything prohibited by clause (A), (B) or (C) above; and

          (ii) perform any action, activity or course of conduct that is directly detrimental to the Business or the business of ICI or the business reputation of the Business or ICI, including disclosing or furnishing to anyone other than Holdings and its Affiliates any confidential information relating to the Business or the business of ICI or otherwise using such confidential information for the benefit of such Founder or any other Person.

          (b)  Agreement of IHS Not To Compete.  IHS understands that each of
               --------------------------------
the Founders shall be entitled to protect and preserve the going concern value of Holdings to the extent permitted by law and that the Founders would not have entered into this Agreement absent the provisions of this Section 6.09(b) and, therefore, for a period of three years from the Closing, IHS shall not, directly or indirectly:

          (i) engage in activities or businesses, or establish any new businesses, that are directly in competition with the Business or the CSM software business of ICI, including (A) selling products or services competitive with the Products or the CSM software of ICI, (B) soliciting any customer or prospective customer of Holdings to purchase any products or services competitive with the Products or the CSM software of ICI from anyone other than Holdings and its Affiliates, (C) developing any products or services competitive with the Products or the CSM software of ICI and
     (D) assisting any Person in any way to do, or attempt to do, anything prohibited by clause (A), (B) or (C) above; and

          (ii) perform any action, activity or course of conduct that is directly detrimental to Holdings or the business reputation of Holdings, including disclosing or furnishing to anyone other than Holdings and its Affiliates any confidential information relating to Holdings or otherwise using such confidential information for the benefit of IHS or any other Person (other than pursuant to a separate agreement between IHS and Holdings).

          (c) Notwithstanding any other provision of this Agreement, it is understood and agreed that any remedies at law would be inadequate in the case of any breach of the covenants contained in Section 6.09. IHS shall be entitled to equitable relief, including the remedy of specific performance, with respect to any breach or attempted breach of the covenants contained in Section 6.09(a) and the Founders shall be entitled to equitable relief including the remedy of specific performance, with respect to any breach or attempted breach of the covenants contained in Section 6.09(b).

          SECTION 6.10.  Agreement to Provide Directors' and Officers'
                         ---------------------------------------------
Insurance.  IHS hereby agrees that, for a period of five years following the
----------
Closing Date, IHS shall cause Holdings to maintain the policies of directors' and officers' liability insurance maintained by ICI on the date hereof, which policies shall cover acts or omissions occurring prior to the Closing Date in respect of each Person covered by the directors' and officers' liability insurance policies maintained by ICI as of the date hereof; provided, however,
                                                            --------  -------
that IHS may cause Holdings to substitute therefor policies providing at least the same coverage and containing terms and conditions that, when considered as a whole, are in all material respects no less favorable than the terms and conditions of such policies. IHS hereby agrees that, immediately following consummation of the Merger, IHS shall cause Holdings and ICI, as the surviving corporation in the Merger, to indemnify all directors and officers of ICI (including former directors and officers) to the same extent that ICI is obligated to indemnify such directors and officers as of the date hereof pursuant to the Restated Articles of Incorporation and By-laws of ICI and any written agreements in effect as of the date hereof between ICI and such directors and officers. All indemnification obligations of Holdings and ICI, as the surviving corporation in the Merger, shall continue in full force and effect in accordance with their terms from and after the consummation of the Merger for the maximum period permitted by law.

          SECTION 6.11.  Tax Matters.  (a)  The parties hereto intend that the
                         ------------
contributions to Holdings and issuances of stock by Holdings pursuant to Sections 2.01(b), (c) and (d) are intended to be described in Section 351 of the Code, and the parties hereto agree to take positions consistent with this intent in all tax filings.

          (b) The parties hereto shall cooperate with each other and provide tax information to each other necessary or appropriate for the parties to file tax returns and reports consistent with this position and to defend any challenges to this position by any tax authorities. In particular, the Founders shall provide Holdings with information necessary for Holdings to determine its tax basis in the Founders Contributed Shares.

          (c) Promptly following the Merger, IHS shall enter into a tax sharing agreement with Holdings generally consistent with the tax sharing agreements entered into between members of the Federal consolidated group of which IHS is a member. Such agreement shall be based generally on the principle that Holdings and its subsidiaries will be liable for their share of the consolidated group's Federal income tax liabilities determined generally on the same basis as if Holdings and its subsidiaries were the only members of their own consolidated Federal income tax group. Similar principles shall apply to other tax returns filed on a consolidated or combined basis by a group that includes Holdings or its subsidiaries as well as IHS or its other affiliates.

          SECTION 6.12.  Stock Options.  The Founders shall use their best
                         --------------
efforts to obtain from each Optionholder the consent of such Optionholder to the transactions contemplated by the form of Option Amendment Agreement, which consent shall be evidenced by the execution and delivery by such Optionholder of a counterpart to an Option Amendment Agreement between ICI and such Optionholder.

          As soon as practicable following the date of this Agreement, the Founders shall use their best efforts to cause the Board of Directors of ICI (or, if appropriate, any committee administering the 1995 ICI Stock Option Plan or the 1996 ICI Stock Option Plan) to adopt such resolutions or take such other actions (i) as are required (A) to adjust the terms of all outstanding options to purchase shares of ICI Common Stock (and any stock appreciation rights linked to the price of shares of ICI Common Stock) heretofore granted to any employee (but not former employee) or director of ICI under the 1995 ICI Stock Option Plan or the 1996 ICI Stock Option Plan, whether vested or unvested, and (B) to adjust the terms of all outstanding options to purchase shares of ICI Common Stock (and any stock appreciation rights linked to the price of shares of ICI Common Stock) heretofore granted to any former employee of ICI under the 1995 ICI Stock Option Plan or the 1996 ICI Stock Option Plan that are vested as of the date on which the employment of such employee was terminated, in the case of clauses (A) and (B), as necessary to provide that each such option to purchase shares of ICI Common Stock (and any stock appreciation right related thereto) outstanding immediately prior to the effectiveness of the Merger shall not give the holder thereof the right to receive any capital stock of ICI or Holdings after the effective time of the Merger or to receive any consideration other than, for each option (and any stock appreciation right related thereto), an amount in cash equal to (i) the excess, if any, of (x) the consideration paid in the Merger for each outstanding share of ICI Common Stock over (y) the exercise price per share of ICI Common Stock subject to such option multiplied by (ii) the number of shares of ICI Common Stock subject to such option and (ii) as are required to make such other changes to the 1995 ICI Stock Option Plan and the 1996 ICI Stock Option Plan as IHS and the Founders may agree are appropriate to give effect to the transactions contemplated by this Agreement and the Ancillary Agreements.

          The Founders shall use their best efforts to cause ICI to (i) cause the 1995 ICI Stock Option Plan and the 1996 ICI Stock Option Plan to terminate upon consummation of the Merger, (ii) cause all provisions in any other ICI Benefit Plan providing for the issuance, transfer or grant of any capital stock of ICI, or any interest in respect of any capital stock of ICI, to be deleted upon consummation of the Merger and (iii) ensure that, upon consummation of the Merger, no holder of options to purchase shares of ICI Common Stock or participant in the 1995 ICI Stock Option Plan, the 1996 ICI Stock Option Plan or any other ICI Benefit Plan shall have any right to acquire any capital stock of ICI or Holdings.


                                  ARTICLE VII

                             Conditions Precedent
                             --------------------

          SECTION 7.01.  Conditions to the Obligations of IHS and the Founders.
                         ------------------------------------------------------
The obligation of IHS to, and the obligation of IHS to cause Holdings and Merger Sub to, consummate the transactions contemplated by this Agreement and the Ancillary Agreements, and the obligation of the Founders to, and to cause ICI to, consummate the transactions contemplated by this Agreement and the Ancillary Agreements, is subject to the satisfaction or waiver on or prior to the Closing of the following conditions:

          (a)  Governmental Approvals.  The waiting period under the HSR Act, if
               -----------------------
applicable to the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, shall have expired or been terminated. All other authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements shall have been obtained or filed or shall have occurred.

          (b)  No Injunctions or Restraints.  No applicable statute, law,
               -----------------------------
ordinance, rule or regulation enacted, entered, promulgated, enforced or issued by, any Governmental Entity, no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction, and no other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements shall be in effect.

          (c)  Shareholders' Approval.  The Merger Agreement and the Merger
               -----------------------
shall have been approved by the affirmative vote of holders of shares of ICI Common Stock and shares of Merger Sub Common Stock representing, in each case, a majority of the votes entitled to be cast by holders of the outstanding shares of ICI Common Stock or Merger Sub Common Stock, as the case may be, voting as a single class.

          SECTION 7.02.  Conditions to the Obligations of IHS. The obligation of
                         -------------------------------------
IHS to, and to cause Holdings and Merger Sub to, consummate the transactions contemplated by this Agreement and the Ancillary Agreements is subject to the satisfaction or waiver on or prior to the Closing of the following conditions:

          (a)  Representations and Warranties.  The representations and
               -------------------------------
warranties of the Founders and ICI in this Agreement and in the Ancillary Agreements, as applicable, shall be true and correct, as of the date hereof and as of the Closing Date as though made on such Closing Date, except where failure of such representations and warranties to be true and correct as of the date hereof and as of the Closing Date as made on the Closing Date, when considered as a whole, has not had and could not reasonably be expected to have an ICI Material Adverse Effect. IHS shall have received a certificate signed by each of the Founders (and ICI, if applicable) to such effect.

          (b)  Performance of Obligations.  The Founders shall have, and shall
               ---------------------------
have caused ICI to have, performed or complied in all material respects with all covenants and obligations required by this Agreement and the Ancillary Agreements to be satisfied by the Founders or ICI, as the case may be, prior to the Closing. IHS shall have received a certificate signed by each of the Founders to such effect.

          (c)  Opinion of Counsel.  IHS shall have received an opinion dated the
               -------------------
Closing Date of Gambrell & Stolz, L.L.P., counsel to the Founders, which opinion shall include the opinion of such counsel with respect to (i) the due organization, valid existence and good standing of ICI, (ii) the power and authority of ICI to execute and deliver each of the Ancillary Agreements to which it is a party and to consummate the transactions contemplated thereby,
(iii) the enforceability of this Agreement against each of the Founders and the enforceability of each of the Ancillary Agreements to which any of the Founders of ICI is a party against such Founder or ICI, as applicable, (iv) the absence of any conflict created by the execution and delivery of any of the Ancillary Agreements to which ICI is a party, the consummation of any of the transactions contemplated thereby or the compliance by ICI of the terms thereof with the Restated Articles of Incorporation or By-laws of ICI, any Contract to which ICI is a party or by which any of its properties or assets are bound or any judgment, order or decree, or statute, law, ordinance, rule or regulation applicable to ICI, its properties or assets, (v) the compliance of ICI with all laws, ordinances, rules and regulations, applicable to ICI, including those laws, ordinances, rules and regulations relating to occupational health and safety and the environment and
(vi) the absence of any material suit, action or proceeding against ICI, other than any such suit, action or proceeding disclosed on Schedule 4.03(o), and which opinion shall be reasonably satisfactory in form and substance to IHS and its counsel.

          (d)  Ancillary Agreements.  Each of the Employment Agreements, the
               ---------------------
Merger Agreement, the Services Agreement and the Stockholders' Agreement, and Option Amendment Agreements in respect of not less than 95% of all shares of ICI Common Stock to be issued to the Optionholders upon exercise of all their options to purchase shares of ICI Common Stock, shall have been duly executed and delivered by each of the parties thereto (other than IHS, Holdings and Merger Sub), and each such Ancillary Agreement shall constitute a legal, valid and binding obligation of each of the parties thereto (other than IHS, Holdings and Merger Sub), enforceable against each such party in accordance with its terms, and be in full force and effect.

          (e)  Absence of Proceedings.  There shall not be pending or threatened
               -----------------------
any suit, action or proceeding by any Governmental Entity or any action, suit or proceeding by any other Person that has a reasonable likelihood of success and that, if successful, could be reasonably expected to have an ICI Material Adverse Effect or a material adverse effect on the business, assets, condition (financial or otherwise), prospects or results of operations of the Business as combined with the business of ICI upon consummation of the Merger:

          (i) challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements or seeking to obtain from IHS, Holdings, Merger Sub, the Founders or ICI in connection with the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements any damages that are material in relation to ICI;

          (ii) seeking to prohibit or limit the ownership or operation by IHS or any of its subsidiaries of any material portion of its business, properties or assets (including the Business), or the ownership or operation by IHS of any of its subsidiaries (or ICI), or to compel IHS or any of its subsidiaries to dispose of or hold separate any material portion of its business, properties or assets (including the Business) or any of its subsidiaries (or ICI), in each case as a result of the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements;

          (iii) seeking to impose material limitations on the ability of IHS or any of its subsidiaries to acquire or hold, or exercise full rights of ownership of, its business, properties and assets (including the Business) (or any material portion of its business, properties and assets (including the Business)) or the business, properties and assets of ICI (or any material portion of the business, properties and assets of ICI), or seeking to impose material limitations on the ability of IHS or any of its subsidiaries to acquire or hold, or exercise full rights of ownership of, any shares of ICI Common Stock;

          (iv) seeking to prohibit IHS or any of its subsidiaries from effectively controlling in any material respect its business, properties or assets (including the Business) or the business, properties and assets of ICI; or

          (v) which otherwise is reasonably likely to have an ICI Material Adverse Effect.

          (f)   Other Documents.  The Founders shall have furnished to IHS such
                ----------------
other documents relating to the Founders or ICI as IHS (or its counsel) may reasonably request.

          (g)   Dissenters' Rights.  The shares of ICI Common Stock held by any
                -------------------
Person who complies with all the provisions of the laws of the Georgia Business Corporation Code concerning the right of any holder of shares of ICI Common Stock to dissent from the Merger and require appraisal of such holder's shares of ICI Common Stock shall constitute less than 5% of the issued and outstanding shares of ICI Common Stock immediately prior to the Closing.

          SECTION 7.03.  Conditions to the Obligations of the Founders.  The
                         ----------------------------------------------
obligation of each of the Founders to consummate the transactions contemplated by this Agreement and the Ancillary

Agreements is subject to the satisfaction or waiver on or prior to the Closing of the following conditions:

          (a)  Representations and Warranties.  The representations and
               -------------------------------
warranties of IHS in this Agreement and the Ancillary Agreements, as applicable, shall be true and correct, as of the date hereof and as of the Closing Date as though made on the Closing Date, except where the failure of such representations and warranties to be true and correct, as of the date hereof and as of the Closing Date as though made on the Closing Date when considered as a whole, has not had and could not reasonably be expected to have a Business Material Adverse Effect. The Founders shall have received a certificate signed by IHS (and Holdings and Merger Sub, if applicable) to such effect.

          (b)  Performance of Obligations.  IHS shall have, and shall have
               ---------------------------
caused Holdings and Merger Sub to have, performed or complied in all material respects with all covenants and obligations required by this Agreement and the Ancillary Agreements to be satisfied by IHS, Holdings or Merger Sub, as the case may be, prior to the Closing. The Founders shall have received a certificate signed by IHS to such effect.

          (c)  Opinion of Counsel.  The Founders shall have received an opinion
               -------------------
dated the Closing Date of Cravath, Swaine & Moore, counsel to IHS, which opinion shall include the opinion of such counsel with respect to (i) the due organization, valid existence and good standing of each of IHS, Holdings and Merger Sub, (ii) the power and authority of IHS to execute and deliver this Agreement and to consummate the transactions contemplated hereby and the power and authority of each of IHS, Holdings and Merger Sub to execute and deliver each of the Ancillary Agreements to which it is a party and to consummate the transactions contemplated thereby, (iii) the enforceability of this Agreement against each of IHS and the enforceability of each of the Ancillary Agreements to which IHS, Holdings or Merger Sub is a party against IHS, Holdings or Merger Sub, as applicable, and (iv) the absence of any conflict created by the execution and delivery of this Agreement, the consummation of any of the transactions contemplated hereby or the compliance by IHS with the terms hereof with Certificate of Incorporation or By-laws of IHS and the absence of any conflict created by the execution and delivery of any of the Ancillary Agreements to which IHS, Holdings or Merger Sub is a party, the consummation of any of the transactions contemplated thereby or the compliance by IHS, Holdings or Merger Sub with the terms thereof with the Certificate or Articles of Incorporation or By-laws of IHS, Holdings or Merger Sub, as applicable, and which opinion shall be reasonably satisfactory in form and substance to the Founders and their counsel.

          (d)   Ancillary Agreements.  Each of the Employment Agreements, the
                ---------------------
Merger Agreement, the Services Agreement and the Stockholders' Agreement, and Option Amendment Agreements in respect of not less than 95% of all shares of ICI Common Stock to be issued to the Optionholders upon exercise of all their options to purchase shares of ICI Common Stock, shall have been duly executed and delivered by each of the parties thereto (other than the Founders and ICI), and each such Ancillary Agreement shall constitute a legal, valid and binding obligation of each of the parties thereto (other than the Founders and ICI), enforceable against each such party in accordance with its terms, and be in full force and effect.

          (e)   Absence of Proceedings. There shall not be pending or threatened
                -----------------------
any suit, action or proceeding by any Governmental Entity or any action, suit or proceeding by any other Person that has a reasonable likelihood of success and that, if successful, could be reasonably expected to have an ICI Material Adverse Effect or a material adverse effect on the business, assets, condition (financial or otherwise), prospects or results of operations of the Business as combined with the business of ICI upon consummation of the Merger:

          (i) challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements or seeking to obtain from IHS, Holdings, Merger Sub, the Founders or ICI in connection with the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements any damages that are material in relation to ICI;

          (ii) seeking to prohibit or limit the ownership or operation by IHS or any of its subsidiaries of any material portion of its business, properties or assets (including the Business), or the ownership or operation by IHS of any of its subsidiaries (or ICI), or to compel IHS or any of its subsidiaries to dispose of or hold separate any material portion of its business, properties or assets (including the Business) or any of its subsidiaries (or ICI), in each case as a result of the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements;

          (iii) seeking to impose material limitations on the ability of IHS or any of its subsidiaries to acquire or hold, or exercise full rights of ownership of, its business, properties and assets (including the Business) (or any material portion of its business, properties or assets (including the Business)) or the business, properties and assets of ICI (or any material portion of the business, properties or assets of ICI), or seeking to material impose limitations on the ability of IHS or any of its subsidiaries to acquire or hold, or exercise full rights of ownership of, any shares of ICI Common Stock;

          (iv) seeking to prohibit IHS or any of its subsidiaries from effectively controlling in any material respect its business, properties or assets (including the Business) or the business, properties and assets of ICI; or

          (v) which otherwise is reasonably likely to have a Business Material Adverse Effect.

          (f)  Option Plan.  IHS shall have caused Holdings to create an option
               ------------
plan permitting the Board of Directors of Holdings to grant options to Holdings employees for up to 5% of the outstanding equity of Holdings.

          (g)  Other Documents.  IHS and Holdings shall have furnished the
               ----------------
Founders such other documents relating to IHS, Holdings or Merger Sub as the Founders (or their counsel) may reasonably request.


                                 ARTICLE VIII

                       Termination, Amendment and Waiver
                       ---------------------------------

          SECTION 8.01.  Termination.  This Agreement may be terminated at any
                         ------------
time prior to the Closing:

          (i)  by mutual written consent of IHS, Holdings and the Founders;

          (ii) by either IHS or the Founders:

               (A) if the transactions contemplated by this Agreement and the Ancillary Agreements are not consummated on or before March 29, 1999 (the "Outside Date"), unless the failure to consummate such transactions is the result of a wilful and material breach of this Agreement or any Ancillary Agreement by the party seeking to terminate this Agreement;

               (B) if any Governmental Entity issues an order, decree or ruling, or takes any other action, permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and the Ancillary Agreements and such order, decree, ruling or other action shall have become final and nonappealable;

            (C) if any condition to the obligation of IHS to consummate the transactions contemplated in this Agreement and the Ancillary Agreements set forth in Section 7.02 or any condition to the obligation of the Founders to consummate the transactions contemplated by this Agreement and the Ancillary Agreements set forth in Section
          7.03 becomes incapable of satisfaction prior to the Outside Date; unless the failure to satisfy such condition is the result of a wilful and material breach of this Agreement or any Ancillary Agreement by the party seeking to terminate this Agreement; or

            (D) if, upon a vote at a duly held at a Shareholders' Meeting to obtain the Shareholders' Approval, the Shareholders' Approval is not obtained;

          (iii) by IHS, if the Founders breach or fail to perform in any material respect any of their representations, warranties or covenants contained in this Agreement or any Ancillary Agreement, or fail to cause ICI to perform in any material respect any of its representations, warranties or covenants contained in any Ancillary Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.02(a) or 7.02(b) and (ii) cannot be, or has not been, cured within 30 days after the giving of written notice to the Founders of such breach (so long as IHS is not then in wilful and material breach of any representation, warranty or covenant contained in this Agreement or any Ancillary Agreement);

          (iv) by the Founders, if IHS breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement or any Ancillary Agreement, or IHS fails to cause Holdings or Merger Sub to perform any of its representations, warranties or covenants contained in any Ancillary Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.03(a) or 7.03(b) and (ii) cannot be, or has not been, cured within 30 days after the giving of written notice to IHS of such breach (so long as none of the Founders is then in wilful and material breach of any representation, warranty or covenant contained in this Agreement or any Ancillary Agreement); or

          (v) by IHS, if the Founders shall participate in discussions in breach of Section 5.02.

          SECTION 8.02.  Effect of Termination.  In the event of termination of
                         ----------------------
this Agreement by IHS, on the one hand, or the Founders, on the other hand, as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of IHS or the Founders, other than pursuant to Section 4.01(q), Section 4.03(s), Section 6.03, this
Section 8.02 and Article IX, which provisions shall survive such termination, except to the extent that such termination results from a wilful and material breach of this Agreement or any Ancillary Agreement by the party seeking to terminate this Agreement.

          SECTION 8.03.  Amendment.  This Agreement may be amended by IHS and
                         ----------
the Founders at any time before or after receipt of the Shareholders' Approval; provided, however, that, after receipt of the Shareholders' Approval, there
--------  -------
shall be made no amendment that by law requires further approval by the shareholders of ICI without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of IHS and the Founders.

          SECTION 8.04.  Extension; Waiver.  At any time prior to the Closing,
                         ------------------
the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any Ancillary Agreement or (c) subject to the limitations set forth in
Section 8.03, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.


                                  ARTICLE IX

                              General Provisions
                              ------------------

          SECTION 9.01.  Nonsurvival of Representations and Warranties.  None of
                         ----------------------------------------------
the representations and warranties in this

Agreement or any of the Ancillary Agreements, or in any instrument delivered in connection herewith or therewith, shall survive the Closing. This Section 9.01 shall not limit any covenant or agreement of any of the parties hereto or thereto which, by its terms, contemplates performance after the Closing.

          SECTION 9.02.  Notices.  All notices, requests, claims, demands and
                         --------
other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the parties hereto at the following addresses (or at such other address for such party as shall be specified by like notice):

          (a)   if to IHS,

              Information Handling Services Inc.
              Iverness Business Park
              15 Iverness Way East
              Englewood, CO 80112
              Attention:  Mr. Darold Stagner
              Telecopy: (303) 397-2742

                with a copy to:

              TBG Services Inc.
              565 Fifth Avenue
              New York, NY 10017
              Attention:  Mr. Steven Green
              Telecopy:  (212) 850-8530

                and

              Cravath, Swaine & Moore
              Worldwide Plaza
              828 Eighth Avenue
              New York, NY 10019
              Attention:  Robert Rosenman, Esq.
              Telecopy:  (212) 474-3700

          (b)   if to the Founders,

              International CompuTex, Inc.
              5500 Interstate North Parkway
              Suite 507
              Atlanta, GA 30328
              Attention:  Mr. Haim E. Dahan
              Telecopy:  (770) 953-1574
              with a copy to

            Gambrell & Stolz, L.L.P.
            SunTrust Plaza
            Suite 4300
            303 Peachtree Street, N.E.
            Atlanta, GA 30308
            Attention: Henry Levi, Esq.
            Telecopy:  (404) 221-6501

          SECTION 9.03.  Headings.  The table of contents and headings contained
                         ---------
in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 9.04.  Severability.  If any term or other provision of this
                         -------------
Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

          SECTION 9.05.  Counterparts.  This Agreement may be executed in one or
                         -------------
more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

          SECTION 9.06.  Entire Agreement; No Third-Party Beneficiaries.  This
                         -----------------------------------------------
Agreement, the Ancillary Agreements and any written confidentiality agreement between or among any of the Founders or ICI, on the one hand, and IHS, on the other hand, (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties hereto and thereto with respect to the transactions contemplated by this Agreement and the Ancillary Agreements and (b) are not intended to confer upon any Person other than the parties hereto or thereto any rights or remedies.

          SECTION 9.07.  Governing Law.  This Agreement shall be
                         --------------
governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          SECTION 9.08.  Assignment.  Neither this Agreement nor any of the
                         -----------
rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

          SECTION 9.09.  Consent to Jurisdiction.  Each of the parties hereto
                         ------------------------
(a) consents to submit to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises regarding this Agreement or the transactions contemplated hereby, (b) agrees not to attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees not to bring any action relating to this Agreement or the transactions contemplated hereby in any court other than any Federal court sitting in the State of Delaware or any Delaware state court and (d) waives any right to trial by jury with respect to any action related to, or arising out of, this Agreement or the transactions contemplated hereby.

          IN WITNESS WHEREOF, IHS has caused this Agreement to be signed by its officer thereunto duly authorized, and each of the Founders has signed this Agreement, all as of the date first written above.

                         INFORMATION HANDLING SERVICES
                         INC.,

                           by _____________________
                              Name:
                              Title:

                         __________________________
                               Haim E. Dahan

                         __________________________
                             Michael J. Galvin

                         __________________________
                           Patricia Tuxbury Salem

                         __________________________
                                Peter Jeng

                         __________________________
                               James McAlarney

                                                                       EXHIBIT A



                                ICI Letterhead

CONFIDENTIAL
------------

Mr. Emil Dahan
International CompuTex, Inc.
5500 Interstate North Parkway
Suite 507
Atlanta, Ga 30328-4662

Dear Mr. Dahan:

This letter will confirm and record our agreement as to the terms relating to your employment by International CompuTex, Inc. ("ICI") following the acquisition of ICI by [NEWCO] as follows:

1. Commencing on the effective date of the acquisition of ICI by [NEWCO], your position with ICI will be President and Chief Technology Officer, reporting to the Chief Executive Officer of ICI.

2. Your salary will be at the rate of $180,000 per year payable in equal biweekly installments. It is contemplated that at least annually during the term of your employment, the Board of Directors of ICI will consider and appraise your contribution to the operating efficiency, growth, production and profit of ICI and on the basis of such consideration and appraisal may increase (but shall not decrease) your rate of salary. In addition to your salary, you shall participate in an Annual Incentive Compensation Plan ("Annual Plan") pursuant to which you shall be eligible to receive an annual bonus commencing with respect to the fiscal year ended November 30, 1999 and each fiscal year that you are employed by ICI thereafter, in an amount equal to $30,000 in the event ICI equals or exceeds "target" performance, payable in accordance with the terms and conditions of the Annual Plan. "Target" performance for the fiscal year ended November 30, 1999 shall be profit before interest and income tax for ICI equal to or greater than $1 million for the period commencing on the date hereof and ending on November 30, 1999. The "target" performance requirements for subsequent fiscal years shall be established for each such year by the Board of Directors of ICI or such person designated by the terms of the Annual Plan. No bonus shall be paid for any fiscal year for performance below "target" performance, and no bonus shall be paid for any fiscal year unless you are employed on November 30 of such fiscal year..

3. You will have continued use of the ICI owned car you have been using during the twelve month period preceding the date of this Agreement. You shall also be included, to the extent eligible, under any plans providing benefits subsequent to the date hereof to the employees of ICI generally.

4. In the event your employment with ICI is terminated before the completion of three years from the date hereof for any reason other than termination by ICI for "cause" as defined below, then ICI shall pay you on the effective date of termination of your employment a lump-sum severance payment equal to the base salary paid to you by ICI during the preceding twelve month period. For purposes of this Agreement, "cause" shall mean malfeasance or misconduct materially detrimental to the interests of ICI or any of its affiliates or a material breach by you of this agreement.

5. In the event your employment with ICI is terminated after the completion of three years from the date hereof, any severance payment shall be subject to and in accordance with the ICI severance policy in effect on the effective date of termination (which severance policy shall be, so long as ICI is an affiliate of Information Handling Services Group Inc. ("IHS Group"), the severance policy of IHS Group in effect on the effective date of termination).

6. Your death or "permanent and total disability" as defined in Section 22(e) of the US Internal Revenue Code, as amended from time to time, shall terminate all obligations hereunder.

7. Simultaneously with the execution and delivery of this agreement, ICI and you shall execute and deliver the ICI Agreement with Employee - Nondisclosure and other Covenants in the form attached hereto as Exhibit A ("Nondisclosure Agreement").

8. It is understood that this agreement does not entitle you to employment for any specific period of time and that in the event of termination of your employment the only obligation of ICI and its affiliates shall be solely as specified herein.

9. (A) For a period of three years from the effective date of termination of your employment, you agree that you will not, directly or indirectly:

     (i) engage in activities or businesses, or establish any new businesses, that are directly in competition with the business of ICI at the time your employment with ICI is terminated, including without limitation
          (a) selling products or services competitive with the CAPSXpert products or the CSM software of ICI, (b) soliciting any customer or prospective customer of ICI to purchase any products or services competitive with the CAPSXpert products or the CSM software of ICI from anyone other than ICI and its affiliates, (c) developing any products or services competitive with the CAPSXpert products or the CSM software of ICI, and (d) assisting any person or entity in any way to do, or attempt to do, anything prohibited by clause (a), (b) or (c) above; and

     (ii) perform any action, activity or course of conduct that is substantially detrimental to the business of ICI or the business reputation of ICI.

     (B) Notwithstanding any other provision of this Agreement, it is understood and agreed that any remedies at law would be inadequate in the case of any breach of the covenants contained in paragraph 9. ICI shall be entitled to equitable relief, including the remedy of specific performance, with respect to any breach or attempted breach of the covenants contained in this paragraph.

     (C) The parties hereto agree that the duration and area for which the covenant not to compete set forth in this paragraph 9 is to be effective are reasonable. In the event that any court determines that the time period or the area, or both of them, are unreasonable and that such covenant is to that extent unenforceable, the parties hereto agree that the covenant shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable. The parties intend that this covenant shall be deemed to be a series of separate covenants, one for each and every political subdivision of each and every state of the United States of America and each and every political subdivision of each and every country throughout the world where this covenant is intended to be effective.

10. Any notice, request, instruction or other document to be given hereunder by any party hereto shall be in writing and shall be delivered personally or sent by registered or certified mail or sent by overnight courier addressed as set forth below:

     If to ICI:

     International CompuTex, Inc.
     c/o Information Handling Services Inc.
     15 Inverness Way East
     Englewood, CO 80115
     Attention:  President
          with a copy to:

     TBG Services Inc.
     565 Fifth Avenue
     New York, New York 10017
     Attention:   Vice President & General Counsel

     If to Emil Dahan:
     c/o International CompuTex, Inc.
     5500 Interstate North Parkway
     Suite 507
     Atlanta, GA 30328-4662

     or such other address as you or ICI shall designate to the other in conformity with the foregoing

11. This agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this agreement or any rights or obligations hereunder, except that ICI may assign or transfer this agreement to any affiliate or to a successor corporation; provided that in the case of any such assignment or transfer, this agreement shall, subject to the provisions hereof, be binding upon and inure to the benefit of any such affiliate or successor corporation and such affiliate or successor corporation shall discharge and perform all of the obligations of ICI.

12. This agreement and the Nondisclosure Agreement constitute the entire agreement and understanding of the parties with respect to the subject matter hereof, and all prior negotiations and understandings relating to the subject matter of this Agreement are merged herein and are superseded
     and canceled by this agreement.   All modifications and amendments hereto
     must be in writing signed by both parties.

13. This Agreement shall be governed by and construed in accordance with, the laws of the State of Georgia applicable to agreements made and to be performed within Georgia.

     IN WITNESS WHEREOF, the parties have executed this Agreement _____________, 1999.

                              INTERNATIONAL COMPUTEX, INC.

                              By:________________________

                              Title:_____________________


                              _________________________
                                         Emil Dahan

                                                                       EXHIBIT B


                                ICI Letterhead

CONFIDENTIAL
------------

Mr. Michael J. Galvin
International CompuTex, Inc.
5500 Interstate North Parkway
Suite 507
Atlanta, Ga 30328-4662

Dear Mr. Galvin:

This letter will confirm and record our agreement as to the terms relating to your employment by International CompuTex, Inc. ("ICI") following the acquisition of ICI by [NEWCO] as follows:

1. Commencing on the effective date of the acquisition of ICI by [NEWCO], you will be a Vice President of ICI.

2. Your salary will be at the rate of $100,000 per year payable in equal biweekly installments. Its is contemplated that at least annually during the term of your employment, the Board of Directors of ICI will consider and appraise your contribution to the operating efficiency, growth, production and profit of ICI and on the basis of such consideration and appraisal may increase (but shall not decrease) your rate of salary. In addition to your salary, you shall participate in an Annual Incentive Compensation Plan ("Annual Plan") pursuant to which you shall be eligible to receive an annual bonus commencing with respect to the fiscal year ended November 30, 1999 and each fiscal year that you are employed by ICI thereafter, in an amount equal to 25% of your December 1 base salary in effect at the beginning of such fiscal year at "target performance" and in an amount equal to 37 1/2 % at "maximum performance", payable in accordance with the terms and conditions of the Annual Plan. The "target" and "maximum" performance requirements shall be established for each year by the Board of Directors of ICI or such person designated by the terms of the Annual Plan. You shall also be included, to the extent eligible, under any plans providing benefits subsequent to the date hereof to the employees of ICI generally.

3. In the event your employment with ICI is terminated before the completion of three years from the date hereof for any reason other than termination
     (x) by ICI for "cause" as defined below, or (y) by you other than for "good reason" as defined below, then ICI shall pay you on the effective date of termination of your employment a lump-sum severance payment equal to the base salary paid to you by ICI during the preceding twelve month period. For purposes of this agreement, "cause" shall mean malfeasance or misconduct materially detrimental to the interests of ICI or any of its affiliates or a material breach by you of this agreement and "good reason" shall mean a material breach by ICI of this agreement.

4. In the event your employment with ICI is terminated after the completion of three years from the date hereof, any severance payment shall be subject to and in accordance with the ICI severance policy in effect on the effective date of termination (which severance policy shall be, so long as ICI is an affiliate of Information Handling Services Group Inc. ("IHS Group"), the severance policy of IHS Group in effect on the effective date of termination).

5. Your death or "permanent and total disability" as defined in Section 22(e) of the US Internal Revenue Code, as amended from time to time, shall terminate all obligations hereunder.

6. Simultaneously with the execution and delivery of this Agreement, ICI and you shall execute and deliver the ICI Agreement with Employee - Nondisclosure and other Covenants in the form attached hereto as Exhibit A ("Nondisclosure Agreement").

7. It is understood that this Agreement does not entitle you to employment for any specific period of time and that in the event of termination of your employment the only obligation of ICI and its affiliates shall be solely as specified herein.

8. (A) For a period of one year from the effective date of termination of your employment, you agree that you will not, directly or indirectly:

     (i) engage in activities or businesses, or establish any new businesses, that are directly in competition with the business of ICI at the time your employment with ICI is terminated, including without limitation (a) selling products or services competitive with the CAPSXpert products or the CSM software of ICI,
          (b) soliciting any customer or prospective customer of ICI to purchase any products or services competitive with the CAPSXpert products or the CSM software of ICI from anyone other than ICI and its affiliates,
          (c) developing any products or services competitive with the CAPSXpert products or the CSM software of ICI, and (d) assisting any person or entity in any way to do, or attempt to do, anything prohibited by clause (a), (b) or (c) above; and

     (ii) perform any action, activity or course of conduct that is substantially detrimental to the business of ICI or the business reputation of ICI.

     (B) Notwithstanding any other provision of this Agreement, it is understood and agreed that any remedies at law would be inadequate in the case of any breach of the covenants contained in paragraph 8. ICI shall be entitled to equitable relief, including the remedy of specific performance, with respect to any breach or attempted breach of the covenants contained in this paragraph.

     (C) The parties hereto agree that the duration and area for which the covenant not to compete set forth in this paragraph 8 is to be effective are reasonable. In the event that any court determines that the time period or the area, or both of them, are unreasonable and that such covenant is to that extent unenforceable, the parties hereto agree that the covenant shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable. The parties intend that this covenant shall be deemed to be a series of separate covenants, one for each and every political subdivision of each and every state of the United States of America and each and every political subdivision of each and every country throughout the world where this covenant is intended to be effective.

9. Any notice, request, instruction or other document to be given hereunder by any party hereto shall be in writing and shall be delivered personally or sent by registered or certified mail or sent by overnight courier addressed as set forth below:

     If to ICI:

     International CompuTex, Inc.

     c/o Information Handling Services Inc.
     15 Inverness Way East
     Englewood, CO 80115
     Attention:   President

          with a copy to:

          TBG Services Inc.
          565 Fifth Avenue
          New York, New York 10017
          Attention:  Vice President & General Counsel

     If to Michael J. Galvin:
     __________________________
     __________________________
     __________________________

     or such other address as you or ICI shall designate to the other in conformity with the foregoing

10. This agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this agreement or any rights or obligations hereunder, except that ICI may assign or transfer this agreement to any affiliate or to a successor corporation; provided that in the case of any such assignment or transfer, this agreement shall, subject to the provisions hereof, be binding upon and inure to the benefit of any such affiliate or successor corporation and such affiliate or successor corporation shall discharge and perform all of the obligations of ICI.

11. This agreement and the Nondisclosure Agreement constitute the entire agreement and understanding of the parties with respect to the subject matter hereof, and all prior negotiations and understandings relating to the subject matter of this Agreement are merged herein and are superseded and canceled by this agreement. All modifications and amendments hereto must be in writing signed by both parties.

12. This Agreement shall be governed by and construed in accordance with, the laws of the State of Georgia applicable to agreements made and to be performed within Georgia.

     IN WITNESS WHEREOF, the parties have executed this Agreement _____________, 1999.

                              INTERNATIONAL COMPUTEX, INC.


                              By:_______________________

                              Title:_____________________


                              _________________________
                                    Michael J. Galvin

                                                                       EXHIBIT C




                         AGREEMENT AND PLAN OF MERGER



                        Dated as of January [  ], 1999,



                                     Among



                      INFORMATION HANDLING SERVICES INC.



                          IHS ITEMQUEST HOLDINGS INC.



                                 [MERGER SUB]



                                      And



                         INTERNATIONAL COMPUTEX, INC.

                               TABLE OF CONTENTS


                                                                            Page
                                                                            ----

                                   ARTICLE I

                                  The Merger
                                  ----------

SECTION 1.01.    The Merger..............................................   1
SECTION 1.02.    Closing.................................................   1
SECTION 1.03.    Effective Time..........................................   1
SECTION 1.04.    Effects.................................................   2
SECTION 1.05.    Articles of Incorporation and
                   By-laws...............................................   2
SECTION 1.06.    Directors...............................................   2
SECTION 1.07.    Officers................................................   2


                                  ARTICLE II

                Effect of the Merger on the Capital Stock of the
                ------------------------------------------------
               Constituent Corporations; Exchange of Certificates
               --------------------------------------------------

SECTION 2.01.    Effect on Capital Stock ................................   3
SECTION 2.02.    Exchange of Certificates ...............................   4


                                  ARTICLE III

Conditions Precedent ....................................................   6


                                  ARTICLE IV

                       Termination, Amendment and Waiver
                       ---------------------------------

SECTION 4.01.    Termination.............................................   7
SECTION 4.02.    Effect of Termination...................................   7
SECTION 4.03.    Amendment...............................................   7


                                   ARTICLE V

                               General Provisions
                               ------------------

SECTION 5.01.    Notices.................................................   7
SECTION 5.02     Headings................................................   8
SECTION 5.03.    Interpretation..........................................   8

SECTION 5.04.    Assignment..............................................   9
SECTION 5.05.    Severability............................................   9
SECTION 5.06.    Entire Agreement; No Third-Party
                   Beneficiaries.........................................   9
SECTION 5.07.    Governing Law...........................................   9
SECTION 5.08.    Enforcement; Exclusive
                   Jurisdiction..........................................   9
SECTION 5.09.    Counterparts............................................  10

                    AGREEMENT AND PLAN OF MERGER dated as of January [  ], 1999
               (this "Agreement"), among INFORMATION HANDLING SERVICES INC., a Delaware corporation ("IHS"), IHS ITEMQUEST HOLDINGS INC., a Delaware corporation ("Holdings"), [MERGER SUB], a Georgia corporation ("Merger Sub"), and International CompuTex, Inc., a Georgia corporation ("ICI").


          WHEREAS IHS and certain shareholders of ICI are parties to a Formation Agreement dated as of January 10, 1999 (the "Formation Agreement"), pursuant to which the Formation Transaction (capitalized terms used herein but not defined herein shall have the meanings assigned thereto in the Formation Agreement) will be consummated; and

          WHEREAS the respective Boards of Directors of Holdings, Merger Sub and ICI have approved the merger of Merger Sub with and into ICI on the terms and subject to the conditions set forth in this Agreement, whereby each issued share of common stock, par value $0.001 per share, of ICI (the "ICI Common Stock") not owned directly or indirectly by Holdings or ICI shall be converted into cash.


          NOW, THEREFORE, the parties hereto agree as follows:


                                   ARTICLE I

                                  The Merger
                                  ----------

          SECTION 1.01.  The Merger.  On the terms and subject to the conditions
                         -----------
set forth in this Agreement, and in accordance with the Georgia Business Corporation Code (the "GBCC"), Merger Sub shall be merged with and into ICI at the Effective Time (as defined below). At the Effective Time, the separate corporate existence of Merger Sub shall cease, and ICI shall continue as the surviving corporation (the "Surviving Corporation").

          SECTION 1.02.  Closing.  The closing of the Merger (the "Closing")
                         --------
shall take place immediately following the consummation of the Formation Transaction.

          SECTION 1.03.  Effective Time.  Prior to the Closing, Holdings shall
                         ---------------
prepare, and on the date on which the Closing occurs (or as soon as practicable thereafter), Holdings shall file with the Secretary of State of the State of Georgia, a certificate or articles of merger or other appropriate documents (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the GBCC and shall make all other filings or recordings required under the GBCC. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Georgia or at such subsequent time as shall be stated in the Certificate of Merger (the "Effective Time").

          SECTION 1.04.  Effects.  The Merger shall have the effects set forth
                         --------
in Section 14-2-1106 of the GBCC.

          SECTION 1.05.  Articles of Incorporation and By-laws. (a)  The
                         --------------------------------------
Restated Articles of Incorporation of ICI as in effect immediately prior to the Effective Time shall be amended at the Effective Time so that (i) Article I of such Restated Articles of Incorporation reads in its entirety as follows: "The name of the Corporation is: "IHS Itemquest II Inc." and (ii) Article IV of such Restated Articles of Incorporation reads in its entirety as follows: "The Corporation shall have authority to issue not more than 110,000,000 shares of a single class of Common Stock with par value $0.001 per share.", and, as so amended, such Restated Articles of Incorporation shall be the articles of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

          (b) The By-laws of Merger Sub as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

          SECTION 1.06.  Directors.  Haim E. Dahan, who is currently the
                         ----------
President, Chief Executive Officer and Chairman of ICI, will become a director of the Surviving Corporation at the Effective Time. Other than Mr. Dahan, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

          SECTION 1.07.  Officers.  Mr. Dahan will become the President and
                         ---------
Chief Technology Officer of the Surviving Corporation. In addition, Michael J. Galvin and Patricia Tuxbury Salem, who are currently officers and directors of ICI, will become officers, but not directors, of the Surviving Corporation. Other than Mr. Dahan, Mr. Galvin and Ms. Salem, the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.


                                  ARTICLE II

               Effect of the Merger on the Capital Stock of the
               ------------------------------------------------
              Constituent Corporations; Exchange of Certificates
              --------------------------------------------------

          SECTION 2.01.  Effect on Capital Stock.  As of the Effective Time, by
                         ------------------------
virtue of the Merger and without any action on the part of the holder of any shares of ICI Common Stock or any shares of Merger Sub Common Stock:

          (a)  Capital Stock of Merger Sub.  Each issued and outstanding share
               ----------------------------
of Merger Sub Common Stock shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation.

          (b)  Cancelation of Treasury Stock and Stock Owned by Holdings or
               ------------------------------------------------------------
Merger Sub.  Each share of ICI Common Stock that is owned by ICI and each share
-----------
of ICI Common Stock that is owned by Holdings or Merger Sub shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and no Merger Consideration (as defined below) or other consideration shall be delivered in exchange therefor.

          (c)  Conversion of ICI Common Stock.  Subject to Sections 2.01(b) and
               -------------------------------
2.01(d), each issued and outstanding share of ICI Common Stock shall be converted into the right to receive $9.50 in cash (the "Merger Consideration"). As of the Effective Time, all such shares of ICI Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate previously representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration upon surrender of such certificate in accordance with
Section 2.02, without interest.

          (d)  Dissenters' Rights.   Notwithstanding anything in this Agreement
               -------------------
to the contrary, shares ("Dissent Shares") of ICI Common Stock that are outstanding immediately prior to the Effective Time and that are held by any Person who is entitled to demand, and who properly demands, payment of the fair value of such Dissent Shares pursuant to, and who complies in all respects with,
Article 13 of the GBCC ("Article 13") shall not be converted into Merger Consideration as provided in Section 2.01(c), but rather the holders of Dissent Shares shall be entitled to payment of the fair value of such Dissent Shares in accordance with Article 13; provided, however, that if any such holder shall fail to
                 --------  -------
perfect or otherwise shall waive, withdraw or lose the right to receive payment of fair value under Article 13, then the right of such holder to be paid the fair value of such holder's Dissent Shares shall cease and such Dissent Shares shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for the right to receive, the Merger Consideration as provided in Section 2.01(c). Prior to the Effective Time, ICI shall not, without the prior written consent of IHS, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

          SECTION 2.02.  Exchange of Certificates.  (a)  Paying Agent.  Prior to
                         -------------------------       -------------
the Effective Time, ICI shall designate American Stock Transfer & Trust Company, or other bank or trust company, to act as paying agent (the "Paying Agent") for the payment of the Merger Consideration upon surrender of certificates representing ICI Common Stock.

          (b) ICI To Provide Funds.  ICI shall take all steps necessary to
              ---------------------
enable the Surviving Corporation to provide to the Paying Agent, on a timely basis, as and when needed on and after the Effective Time, cash necessary to pay for the shares of ICI Common Stock converted into the right to receive cash pursuant to Section 2.01 (such cash being hereinafter referred to as the "Exchange Fund").

          (c) Exchange Procedures.  As soon as reasonably practicable after the
              --------------------
Effective Time, the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of a certificate or certificates (each, a "Certificate") which immediately prior to the Effective Time represented outstanding shares of ICI Common Stock whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.01 (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as the Surviving Corporation may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancelation to the Paying Agent or to such other agent or agents as may be appointed by ICI, together with such letter of transmittal, duly executed, and such other documents as may be reasonably required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash into which the shares of ICI Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section 2.01, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of ICI Common Stock which is not registered in the transfer records of ICI, payment may be made to a Person other than the Person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of cash, without interest, into which the shares of ICI Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section 2.01. No interest will be paid or will accrue on the cash payable upon the surrender of any Certificate, except to the extent provided under Article 13.

          (d) No Further Ownership Rights in ICI Common Stock. The Merger
              ------------------------------------------------
Consideration paid upon the surrender of Certificates in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of ICI Common Stock theretofore represented by such Certificates, subject, however, to the Surviving Corporation's obligation
                   -------  -------
to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by ICI on such shares of ICI Common Stock in accordance with the terms of this Agreement and the Formation Agreement on or prior to the Effective Time and which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of ICI Common Stock which were outstanding immediately prior to the Effective Time.
If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

          (e) Termination of Exchange Fund.  Any portion of the Exchange Fund
              -----------------------------
that remains undistributed to the holders of ICI Common Stock for six months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any holder of ICI Common Stock who has not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation for payment of its claim for Merger Consideration.

          (f)  No Liability.  None of IHS, Holdings, Merger Sub, ICI or the
               -------------
Paying Agent shall be liable to any Person in respect of any cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate has not been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity), any such shares, cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

          (g)  Investment of Exchange Fund.  The Paying Agent shall invest any
               ----------------------------
cash included in the Exchange Fund, as directed by the Surviving Corporation, on a daily basis. Any interest and other income resulting from such investments shall be paid to the Surviving Corporation.

          (h)  Withholding Rights.  The Surviving Corporation shall be entitled
               -------------------
to deduct and withhold from the consideration otherwise payable to any holder of ICI Common Stock pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of state, local or foreign tax law.


                                  ARTICLE III

                             Conditions Precedent
                             --------------------

          The only conditions precedent to the respective obligation of each party to effect the Merger shall be satisfaction (or waiver by the applicable beneficiary of the applicable condition) of the conditions set forth in Article VII of the Formation Agreement and the consummation of the Formation Transaction.


                                  ARTICLE IV

                       Termination, Amendment and Waiver
                       ---------------------------------

          SECTION 4.01.  Termination.  This Agreement may be terminated, whether
                         ------------
before or after receipt of the Shareholders' Approval, but only upon termination of the Formation Agreement in accordance with the terms thereof.

          SECTION 4.02.  Effect of Termination.  In the event of termination of
                         ----------------------
this Agreement as provided in Section 4.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of IHS, Holdings, Merger Sub or ICI, other than this Section 4.02 and Article V.

          SECTION 4.03.  Amendment.  This Agreement may be amended by IHS,
                         ----------
Holdings, Merger Sub and ICI at any time before or after receipt of the Shareholders' Approval; provided, however, that, after receipt of the
                        --------  -------
Shareholders' Approval, there shall be made no amendment that by law requires further approval by the shareholders of ICI without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of IHS, Holdings, Merger Sub and ICI.


                                   ARTICLE V

                              General Provisions
                              ------------------

          SECTION 5.01.  Notices.  All notices, requests, claims, demands and
                         --------
other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the parties hereto at the following addresses (or at such other address for such party as shall be specified by like notice):

          (a) if to IHS, Holdings or Merger Sub,

               Information Handling Services Inc.
               Iverness Business Park
               15 Iverness Way East
               Englewood, CO 80112
               Attention:  Mr. Darold Stagner
               Telecopy: (303) 397-2742

              with a copy to:

               TBG Services Inc.
               565 Fifth Avenue
               New York, NY 10017
               Attention:  Mr. Steven Green
               Telecopy:  (212) 850-8530
              and

               Cravath, Swaine & Moore
               Worldwide Plaza
               828 Eighth Avenue
               New York, NY 10019
               Attention:  Robert Rosenman, Esq.
               Telecopy:  (212) 474-3700

          (b) if to ICI,

               International CompuTex, Inc.
               5500 Interstate North Parkway
               Suite 507
               Atlanta, GA 30328
               Attention:  Mr. Haim E. Dahan
               Telecopy:  (770) 953-1574

              with a copy to

               Gambrell & Stolz, L.L.P.
               SunTrust Plaza
               Suite 4300
               303 Peachtree Street, N.E.
               Atlanta, GA 30308
               Attention:  Henry Levi, Esq.
               Telecopy:  (404) 221-6501

          SECTION 5.02.  Headings.  The table of contents and headings contained
                         ---------
in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 5.03.  Interpretation.  When a reference is made in this
                         ---------------
Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

          SECTION 5.04.  Assignment.  Neither this Agreement nor any of the
                         -----------
rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this

Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

          SECTION 5.05.  Severability.  If any term or other provision of this
                         -------------
Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

          SECTION 5.06.  Entire Agreement; No Third-Party Beneficiaries.  This
                         -----------------------------------------------
Agreement, the Formation Agreement, the other Ancillary Agreements and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties hereto and thereto with respect to the transactions contemplated by this Agreement, the Formation Agreement and the other Ancillary Agreements and (b) are not intended to confer upon any Person other than the parties hereto or thereto any rights or remedies.

          SECTION 5.07.  Governing Law.  This Agreement shall be governed by and
                         --------------
construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent the laws of the State of Georgia are mandatorily applicable to the Merger.

          SECTION 5.08.  Enforcement; Exclusive Jurisdiction. Each of the
                         ------------------------------------
parties hereto (a) consents to submit to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises regarding this Agreement or the transactions contemplated hereby, (b) agrees not to attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees not to bring any action relating to this Agreement or the transactions contemplated hereby in any court other than any Federal court sitting in the State of Delaware or any Delaware state court and (d) waives any right to trial by jury with respect to any action related to, or arising out of, this Agreement or the transactions contemplated hereby.

          SECTION 5.09.  Counterparts.  This Agreement may be executed in one or
                         -------------
more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

          IN WITNESS WHEREOF, each of IHS, Holdings, Merger Sub and ICI have caused this Agreement to be signed by their respective officers thereunto duly authorized, and each of the Founders has signed this Agreement, all as of the date first written above.


                         INFORMATION HANDLING SERVICES
                         INC.,


                           by ________________________
                              Name:
                              Title:



                         IHS ITEMQUEST HOLDINGS INC.,


                           by ________________________
                              Name:
                              Title:



                         MERGER SUB,


                           by _________________________
                              Name:
                              Title


                         INTERNATIONAL COMPUTEX, INC.,


                           by _________________________
                              Name:
                              Title:

                                                                       EXHIBIT D



                    AGREEMENT dated as of January [ ], 1999, between
               INTERNATIONAL COMPUTEX, INC., a Georgia corporation (the
               "Company"), and [       ] (the "Optionholder").


          WHEREAS, pursuant to a Formation Agreement dated as of January 10, 1999 (the "Formation Agreement"), among Information Handling Services Inc., a Delaware corporation ("IHS"), and certain management shareholders of the Company (collectively, the "Founders"), IHS has caused IHS Itemquest Holdings Inc., a Delaware corporation ("Holdings"), to be incorporated:

              (i) IHS intends to contribute to Holdings certain assets and liabilities related to the CAPSXpert product lines of IHS, 330,000 shares of common stock, par value $0.001 per share, of the Company (the "Company Common Stock") and cash in exchange for 7,989,877 shares of common stock of Holdings, par value $0.001 per share (the "Holdings Common Stock"), resulting in IHS owning an aggregate of 7,989,977 shares of Holdings Common Stock;

             (ii) The Founders intend to contribute to Holdings 1,566,153 shares of Company Common Stock in exchange for 1,566,153 shares of Holdings Common Stock;

            (iii) Following the foregoing contributions and exchanges (the "Formation Transaction"), all outstanding shares of Company Common Stock will be converted into the right to receive $9.50 in cash in a merger (the "Merger") of a wholly owned subsidiary of Holdings with and into the Company such that the Company will be the Surviving Corporation in the Merger;

             (iv)   As a result of the Formation Transaction and the Merger, (i)
(A) IHS will own 83.611% of the outstanding shares of Holdings Common Stock and
(B) the Founders will collectively own 16.389% of the outstanding shares of Holdings Common Stock and (ii) the Company, as the surviving corporation in the Merger, will be a wholly owned subsidiary of Holdings;

              (v) The Optionholder currently holds one or more options to purchase shares of Company Common Stock, as described in Appendix A (the "Company Options");

             (vi) The agreement of the Optionholder to amend the agreements evidencing the Company Options to provide that the

Optionholder shall receive, upon the effectiveness of the Merger, for each Company Option, an amount in cash equal to (i) the excess, if any, of (x) the consideration paid in the Merger in respect of each outstanding share of ICI Common Stock over (y) the exercise price per share of ICI Common Stock subject to such Company Option multiplied by (ii) the number of shares of ICI Common Stock subject to such Company Option (together with a similar agreement on the part of other employees of the Company and certain directors of the Company who have been granted options to purchase shares of Company Common Stock) is a condition precedent to the consummation of the transactions contemplated by the Formation Agreement; and

          WHEREAS the Company and the Optionholder desire to enter into certain agreements relating to the amendment of the agreements evidencing the Company Options.

          NOW, THEREFORE, in consideration of the premises, mutual promises and covenants contained in this Agreement, the Company and the Optionholder hereby agree:

          1.        Representations and Warranties of the Optionholder.  The
                    ---------------------------------------------------
Optionholder hereby represents and warrants to the Company as follows:

          (a) The Optionholder has full power and authority to execute this Agreement and to consummate the transactions contemplated hereby. The Optionholder has duly executed and delivered this Agreement, and this Agreement constitutes a legal, valid and binding obligation of the Optionholder, enforceable against the Optionholder in accordance with its terms.

          (b) Appendix A attached hereto accurately sets forth for each Company Option (i) the date of grant of such Company Option, (ii) the number of shares of Company Common Stock that may be purchased upon exercise of such Company Option, (iii) the exercise price in respect of such Company Option and (iv) the ISN/NSO status and vesting (exercisability) status of such Company Option as of January [ ], 1999.

          2.        Representations and Warranties of the Company.  The Company
                    ----------------------------------------------
hereby represents and warrants to the Optionholder as follows: the Company has full power and authority to execute this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement and consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company (and no other corporate proceedings are necessary to authorize this Agreement or the transactions contemplated hereby). The Company has duly executed and delivered this Agreement, and this Agreement constitutes a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms. The execution and delivery by the Company of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance by the Company with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of its properties or assets under, any provision of (i) the Restated Articles of Incorporation or By-laws of the Company, (ii) any purchase order, sales agreement, customer subscription, service contract, distribution agreement, quotation and bid, product warranty, technical assistance or service agreement, or any other written or oral contract, lease, sublease, license, sublicense, indenture or other commitment, agreement, arrangement or undertaking, or any amendment thereto, to which the Company is a party or by which any of its properties or assets is bound or (iii) any judgment, order or decree, or statute, law, ordinance, rule or regulation, applicable to the Company or any of its properties or assets, other than any such items that, in the aggregate with all other breaches of such representations and warranties, has not had and could not reasonably be expected to have a material adverse effect on the business, assets, condition (financial or otherwise), prospects or results of operations of the Company.

          3.   Amendment of Options.  (a)  By executing this Agreement, the
               ---------------------
Company and the Optionholder hereby amend the agreements evidencing the Company Options as set forth in paragraph 3(b), which amendments shall become effective only if, and upon, the consummation of the transactions contemplated by the Formation Agreement. The Optionholder hereby acknowledges that he or she has received, and has had an opportunity to review with his or her financial or other advisors, the Option Amendment Memorandum dated January [ ], 1999, furnished to him or her by the Company.

          (b) The terms of the agreements evidencing the Company Options, as amended, shall provide that, upon the effectiveness of the Merger, each Company Option shall, without any action on the part of the Optionholder, the Company or any other person or entity, be automatically exercised, on a cashless basis, and the Optionholder shall receive for such Company Option an amount in cash equal to (i) the excess, if any, of (x) the consideration paid in the Merger in respect of each outstanding share of Company Common Stock over (y) the exercise price per share of Company Common Stock subject to such Company Option multiplied by (ii) the number of shares of Company Common Stock subject to such Company Option.

          (c) The Optionholder hereby agrees that all amounts payable in respect of the Company Options, as amended pursuant to the terms of paragraph 3(b), shall be subject to any required withholding of taxes and shall not bear interest.

          (d) The Optionholder hereby further agrees that, upon the effectiveness of the amendments to the agreements evidencing the Company Options pursuant to the terms of paragraph 3(b), the Optionholder shall not have any right to receive any capital stock of the Company or any other entity under such agreements (or the Company Options) or to receive any consideration other than, for each Company Option, the amount in cash as provided in paragraph 3(b).

          4.   General Provisions.  (a)  Amendments.  This Agreement may not be
               -------------------       -----------
amended except by an instrument in writing signed by the Company and the Optionholder, with the written consent of IHS, which consent shall not be unreasonably withheld.

          (b)  Notices.  All notices, requests, claims, demands and other
               --------
communications hereunder shall be in writing and shall be deemed given upon receipt by the Company and the Optionholder at the following addresses(or at such other address for such party as shall be specified by like notice):

          (i)  if to the Company:

               International CompuTex, Inc.
               5500 Interstate North Parkway
               Suite 507
               Atlanta, Georgia 30328

               Attention:  Mr. Haim E. Dahan
               Telecopy:  (770) 953-1574
               and

          (ii) if to the Optionholder:
               [                 ]
               [                 ]
               [                 ]
               [                 ]

               Attention:

          (c)  Interpretation.  When a reference is made in this Agreement to
               ---------------
paragraphs, such reference shall be to a paragraph to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

          (d)  Severability.  If any term or other provision of this Agreement
               -------------
is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to the Company or the Optionholder. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Company and the Optionholder shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Company and the Optionholder as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

          (e)  Counterparts.  This Agreement may be executed in one or more
               -------------
counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by Company and the Optionholder and delivered to the other party hereto.

          (f)  Governing Law.  This Agreement shall be governed by, and
               --------------
construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent the laws of the State of Georgia are mandatorily applicable to the transactions contemplated hereby.

          (g)  Assignment.  Neither this Agreement nor any of the rights,
               -----------
interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by Company and the Optionholder without the prior written consent of the other party and the written consent of IHS, which consent shall not be unreasonably withheld. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Company and the Optionholder and their respective successors and assigns.

          (h)  Consent to Jurisdiction.   The Company and the Optionholder (a)
               ------------------------
consent to submit to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises regarding this Agreement or the transactions contemplated hereby, (b) agree not to attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agree not to bring any action relating to this Agreement or the transactions contemplated hereby in any court other than any Federal court sitting in the State of Delaware or any Delaware state court and (d) waive any right to trial by jury with respect to any action related to, or arising out of, this Agreement or the transactions contemplated hereby.

          (i)  Enforcement.  The Company and the Optionholder agree that
               ------------
irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Company and the Optionholder shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Delaware state court or, any Federal court located in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity.

          IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its officers thereunto duly authorized, and the Optionholder has signed this Agreement, all as of the date first written above.


                              INTERNATIONAL COMPUTEX, INC.,


                                by
                                   __________________________
                                   Name:
                                   Title:



                              _______________________________
                                       [Optionholder]

                                                                      Appendix A

                                                                       EXHIBIT E


                               ICI   Letterhead


CONFIDENTIAL
------------

Ms. Patricia Tuxbury Salem
International CompuTex, Inc.
5500 Interstate North Parkway
Suite 507
Atlanta, Ga 30328-4662

Dear Ms. Salem:

This letter will confirm and record our agreement as to the terms relating to your employment by International CompuTex, Inc. ("ICI") following the acquisition of ICI by [NEWCO] as follows:

1. Commencing on the effective date of the acquisition of ICI by [NEWCO], you will be a Vice President of ICI.

2.   Your salary will be at the rate of $100,000 per year payable in equal
     biweekly installments.   Its is contemplated that at least annually during
     the term of your employment, the Board of Directors of ICI will consider and appraise your contribution to the operating efficiency, growth, production and profit of ICI and on the basis of such consideration and
     appraisal may increase (but shall not decrease) your rate of salary.   In
     addition to your salary, you shall participate in an Annual Incentive Compensation Plan ("Annual Plan") pursuant to which you shall be eligible to receive an annual bonus commencing with respect to the fiscal year ended November 30, 1999 and each fiscal year that you are employed by ICI thereafter, in an amount equal to 25% of your December 1 base salary in effect at the beginning of such fiscal year at "target performance" and in an amount equal to 37 1/2 % at "maximum performance", payable in accordance
     with the terms and conditions of the Annual Plan.   The "target" and
     "maximum" performance requirements shall be established for each year by the Board of Directors of ICI or such person designated by the terms of the Annual Plan. You shall also be included, to the extent eligible, under any plans providing benefits subsequent to the date hereof to the employees of ICI generally.

3. In the event your employment with ICI is terminated before the completion of three years from the date hereof for any reason other than termination
     (x) by ICI for "cause" as defined below or (y) by you other than for "good reason" as defined below, then ICI shall pay you on the effective date of termination of your employment a lump-sum severance payment equal to the base salary paid to you by ICI during the preceding twelve month period. For purposes of this agreement, "cause" shall mean malfeasance or misconduct materially detrimental to the interests of ICI or any of its affiliates or a material breach by you of this agreement and "good reason" shall mean a material breach by ICI of this agreement.

4. In the event your employment with ICI is terminated after the completion of three years from the date hereof, any severance payment shall be subject to and in accordance with the ICI severance policy in effect on the effective date of termination (which severance policy shall be, so long as ICI is an affiliate of Information Handling Services Group Inc. ("IHS Group"), the severance policy of IHS Group in effect on the effective date of termination).

5. Your death or "permanent and total disability" as defined in Section 22(e) of the US Internal Revenue Code, as amended from time to time, shall terminate all obligations hereunder.

6. Simultaneously with the execution and delivery of this Agreement, ICI and you shall execute and deliver the ICI Agreement with Employee - Nondisclosure and other Covenants in the form attached hereto as Exhibit A ("Nondisclosure Agreement").

7. It is understood that this Agreement does not entitle you to employment for any specific period of time and that in the event of termination of your employment the only obligation of ICI and its affiliates shall be solely as specified herein.

8. (A) For a period of one year from the effective date of termination of your employment, you agree that you will not, directly or indirectly:

     1. engage in activities or businesses, or establish any new businesses, that are directly in competition with the business of ICI at the time your employment with ICI is terminated, including without limitation
          (a) selling products or services competitive with the CAPSXpert products or the CSM software of ICI (b) soliciting any customer or prospective customer of ICI to purchase any products or services competitive with the

          CAPSXpert products or the CSM software of ICI from anyone other than ICI and its affiliates, (c) developing any products or services competitive with the CAPSXpert products or the CSM software of ICI, and (d) assisting any person or entity in any way to do, or attempt to do, anything prohibited by clause (a), (b) or (c) above; and

     (ii) perform any action, activity or course of conduct that is substantially detrimental to the business of ICI or the business reputation of ICI.

     (B) Notwithstanding any other provision of this Agreement, it is understood and agreed that any remedies at law would be inadequate in the case of any breach of the covenants contained in paragraph 8.
          ICI shall be entitled to equitable relief, including the remedy of specific performance, with respect to any breach or attempted breach of the covenants contained in this paragraph.

     (C) The parties hereto agree that the duration and area for which the covenant not to compete set forth in this paragraph 8 is to be effective are reasonable. In the event that any court determines that the time period or the area, or both of them, are unreasonable and that such covenant is to that extent unenforceable, the parties hereto agree that the covenant shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable. The parties intend that this covenant shall be deemed to be a series of separate covenants, one for each and every political subdivision of each and every state of the United States of America and each and every political subdivision of each and every country throughout the world where this covenant is intended to be effective.

9. Any notice, request, instruction or other document to be given hereunder by any party hereto shall be in writing and shall be delivered personally or sent by registered or certified mail or sent by overnight courier addressed as set forth below:

     If to ICI:

     International CompuTex, Inc.
     c/o Information Handling Services Inc.
     15 Inverness Way East
     Englewood, CO 80115
     Attention:     President

          with a copy to:

          TBG Services Inc.
          565 Fifth Avenue
          New York, New York 10017
          Attention:     Vice President & General Counsel

     If to Patricia Tuxbury Salem:

     __________________________
     __________________________
     __________________________

     or such other address as you or ICI shall designate to the other in conformity with the foregoing

10. This agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this agreement or any rights or obligations hereunder, except that ICI may assign or transfer this agreement to any affiliate or to a successor corporation; provided that in the case of any such assignment or transfer, this agreement shall, subject to the provisions hereof, be binding upon and inure to the benefit of any such affiliate or successor corporation and such affiliate or successor corporation shall discharge and perform all of the obligations of ICI.

11. This agreement and the Nondisclosure Agreement constitute the entire agreement and understanding of the parties with respect to the subject matter hereof, and all prior negotiations and understandings relating to the subject matter of this Agreement are merged herein and are superseded
     and canceled by this agreement.   All modifications and amendments hereto
     must be in writing signed by both parties.

12. This Agreement shall be governed by and construed in accordance with, the laws of the State of Georgia applicable to agreements made and to be performed within Georgia.

     IN WITNESS WHEREOF, the parties have executed this Agreement _____________, 1999.

                              INTERNATIONAL COMPUTEX, INC.


                              By:_______________________

                              Title:_____________________


                              _________________________
                               Patricia Tuxbury Salem

                                                                       EXHIBIT F


                        SERVICES AGREEMENT dated as of
                             _______________, 1999
                                    between
                      INFORMATION HANDLING SERVICES INC.,
                      a Delaware corporation ("IHS"), and
                 [NEWCO], a Delaware corporation ("Company").



     WHEREAS IHS has, effective on the date hereof, contributed to the Company certain assets and liabilities related to the CAPSXpert product lines of IHS;

     WHEREAS prior to the date hereof certain personnel and assets of IHS have been used to provide services in connection with both the CAPSXpert product lines and other product lines of IHS; and

     WHEREAS the Company desires IHS to provide certain services to the Company in connection with the CAPSXpert product lines after the date hereof, and IHS is willing to provide such services.

     NOW, THEREFORE, IHS and the Company hereby agree:

1.   Services to be Provided by IHS
     ------------------------------

     Commencing on the date hereof, IHS agrees to provide to the Company in connection with the CAPSXpert product lines, and the Company agrees to accept, the services set forth in Exhibit A.

2.   Payment.
     -------

     The Company agrees to pay IHS monthly on or before the fifth day of each month the monthly fixed fee of $331,165 for the fixed fee services set forth in Exhibit A, subject to adjustment as provided in paragraph 3 below. In addition to the fixed fee, the Company agrees to pay on receipt of invoice the IHS affiliated companies in India/Malaysia for data conversion services provided by such companies in connection with the CAPSXpert databases.

3.   Fee Adjustment.
     --------------

     (a) On each anniversary of the date of this Agreement, IHS may increase the monthly fixed fee provided in paragraph 2 by a percentage equal to the increase, if any, in the Consumer Price Index for the preceding twelve month period. The monthly fixed fee, as so increased, shall be the amount paid by the Company to IHS for the fixed fee services set forth in Exhibit A for the succeeding twelve month period.

     (b) In addition to the adjustment for changes in the consumer price index provided in paragraph 3(a) above, in the event there is a change in the nature or level of services provided by IHS that either increases or decreases the costs incurred by IHS in providing such services by more than 5% from costs used to determine the initial fees in Exhibit A, then the parties will in good faith agree upon an equitable adjustment in the fees for providing the services to take in to consideration such change in costs. (For example, in the event there is a material shift in CAPSXpert customers from CD-ROM to internet delivery, the costs to IHS for providing hosting may increase while the costs for providing shipping and handling of CD-ROM products may decrease, and if the net change is more than 5%, the parties will in good faith agree upon an equitable adjustment in the monthly fee.)

     (c) At least ninety days prior to each anniversary of the date of this Agreement, the Company may notify IHS that the Company desires to terminate one or more of the services set forth in Exhibit A, effective on the anniversary of the date of this Agreement. In the event the parties fail to negotiate a new arrangement with respect to the services specified in the notice prior to the anniversary date, then IHS shall cease providing the services specified in the notice on the anniversary date, and the fees payable by the Company to IHS will be reduced by the amount of fees in Exhibit A attributed to the terminated services.

4.   Proration.
     ---------

     The fixed monthly fee will be prorated for partial months if this Agreement commences or ends on a day other than the first or last day of a month.

5.   Force Majeure.
     -------------

     IHS shall be excused for failure to perform any parts of this Agreement due to events beyond its control, including but not limited to, fire, storm, flood, earthquake, explosion, accident, acts of the public enemy, riots and other civil disturbances, sabotage, strikes or other labor disturbances, injunctions, transportation embargoes or delays, acts of God, failure of performance of third parties necessary to IHS' performance under this Agreement, or the laws or regulations of the Federal, state or local government or branch or agency thereof. The fees payable by the Company during any force majeure period will be reduced to reflect any services not provided by IHS during such period.

6.   Standard of Performance.
     -----------------------

     IHS agrees that it will use the same standard of care in performing services under this Agreement as it uses in performing such services for its own
account.    In the event of any errors or defects in the services, IHS' sole obligation shall be correction of such errors or defects at IHS' expense. In no event shall IHS be liable for punitive, incidental, indirect or consequential damages arising out of or in connection with this Agreement.

7.   Financing.
     ---------

     During the three year period from the date of this Agreement, IHS agrees to make available to the Company a working capital line of credit in the aggregate
principal amount of Five Million Dollars ($5,000,000).    The outstanding
borrowings under the line of credit shall bear interest, payable monthly on the first day of each month, at the prime rate in effect from time to time as
announced by First Union National Bank.    The borrowings under the line of
credit shall be evidenced by a promissory note in the form of Exhibit B.    In
the event the Company maintains cash credit balances with IHS, IHS shall pay interest on such credit balances at the prime rate in effect from time to time as announced by First Union National Bank.

8.   Cash Flow.
     ---------

     In the event the CAPXpert business contributed to the Company by IHS fails to operate on a break-even cash flow basis during the initial twelve month period from the date of this Agreement, then at the end of the twelve month period IHS will make a cash contribution to the Company in an amount equal to the net negative cash flow of the CAPSXpert business for the twelve month period from the date of this Agreement.

9.   Employees.
     ---------

     After the date of this Agreement, employees of the Company and/or ICI will perform work strictly for the Company and ICI, and IHS will not cause such employees to engage in projects for IHS, unless otherwise agreed to in a separate agreement between the parties.

10.  D.A.T.A.
     --------

     IHS will discontinue publication of D.A.T.A. hardcopy books and the DATA/PAL CD-ROM product during the 1999 calendar year. Following such discontinuance, IHS will transfer to the Company those telemarketing employees
of IHS who were working primarily on sales of the discontinued products.    The
Company shall have the right, at the date of expiration of the customers' subscriptions for the discontinued products, to attempt to convert the customers to the CAPS EZ product of ICI.

11.  Term.
     -----

     a) The initial term of this Agreement shall be a period of three years from the date hereof. This Agreement shall continue for additional terms of one year each thereafter unless terminated by either party on not less than 180 days written notice prior to the end of the initial term or any succeeding one year renewal term.

     b) Either party may terminate this Agreement for cause if the other party materially breaches its obligations under this Agreement and fails to cure said breach within 90 days after receipt of notice from the nonbreaching party.

12.       Assignment.
          ----------

     In the event the Company assigns the CAPSXpert business to its wholly-owned subsidiary International CompuTex, Inc. ("ICI"), this Agreement shall be binding upon and inure to the benefit of ICI.

 13.      Miscellaneous.
          -------------

     a) This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties hereto and thereto with respect to the subject matter hereof.

     b) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Colorado, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     IN WITNESS WHEREOF, each of IHS and the Company have caused this Agreement to be signed by their respective officers thereunder duly authorized, all as of the date first written above.

                         INFORMATION HANDLING SERVICES INC.

                              BY:_________________________
                              NAME:
                              TITLE:



                                   [ NEWCO ]

                              BY:_________________________
                              NAME:
                              TITLE:________________________

                                   EXHIBIT A
                                   ---------

Services Provided for Fixed Monthly Fee
---------------------------------------
Hosting - online host for internet delivery    Fee  -  $ 21,666 per month
-------                                        ---
of the CAPSXpert databases through IHS'
Engineering Resource Center (ERC)

Shipping/Order Assembly - shipping and
-----------------------
assembly of CAPSXpert CD-ROM products          Fee  - $ 13,583 per month
                                               ---
and other customer materials


Occupancy -  occupancy of space at IHS         Fee  - $20,000 per month
---------                                      ---
facility by employees of the Company,
telephones, telephone usage through IHS' switchboard and office supplies (in the event the Company sets up its own direct telephone line, the Company will bear the direct cost)

Product Build - front end costs associated with
-------------
IHS personnel and assets not transferred       Fee  - $156,250 per month
                                               ---
to the Company under the Formation Agreement in connection with build of CAPSXpert databases

Data Processing - computer time for staging
---------------
and building CAPSXpert products                Fee  - $103,000 per month
                                               ---

General and Administrative  -
--------------------------
Human resources, payroll, general ledger,      Fee  -  $16,666 per month
                                               ---
order processing, payables, purchasing and casualty insurance premiums

                    Total Fixed Monthly
                    Fee for Services
                    Described Above            $ 331,165
                                               ---------

Services Provided for Fee based on Volume
-----------------------------------------

Data Conversion  - conversion and formatting of      invoiced monthly based
---------------
data by IHS affiliated companies in India/Malaysia   on volume of data at same
                                                     billing rate charged to
                                                     other IHS operations

                        EXHIBIT B TO SERVICES AGREEMENT


                             REVOLVING CREDIT NOTE
                             ---------------------


$5,000,000                               ________________, 1999


     FOR VALUE RECEIVED, the undersigned, INTERNATIONAL COMPUTEX, INC., a Georgia corporation having its main business office at 5500 Interstate North Parkway, Suite 507, Atlanta, Georgia 30328, and [NEWCO], a Delaware corporation having its main business office at 15 Inverness Way East, Englewood, Colorado 80150 (collectively the "Borrowers"), hereby jointly and severally promise to pay to the order of Information Handling Services Inc., a Delaware corporation ("IHS"), on ________________, 2002, the principal amount of Five Million Dollars
($5,000,000), or such lesser sum as provided below.   The unpaid principal
balance hereof shall bear interest at a rate equal to the prime rate of interest
announced from time to time by First Union National Bank.   Interest shall be
payable monthly on the first day of each month.

All such principal and interest shall be payable in immediately available funds at the office of IHS at 15 Inverness Way East, Englewood, Colorado 80150, or such other addresses as IHS may designate from time to time in writing.

The rate of interest payable under this Note shall be reduced to the highest rate permitted by applicable law if, and only to the extent and so long as, the rate of interest payable under this Note exceeds the highest rate permitted by applicable law.

Notwithstanding the face amount of this Note, the liability of the Borrowers hereunder shall equal at all times the actual aggregate outstanding indebtedness to IHS, and shall be limited to the aggregate principal balance loaned by IHS to the Borrowers together with all interest thereon, as established by IHS' books and records.

It shall be an "Event of Default" hereunder if (i) the Borrowers shall fail to pay any amount hereunder when due (whether maturity, acceleration or otherwise); or (ii) any proceeding shall be instituted by or against either of the Borrowers, under the provisions of the Federal bankruptcy, reorganization, arrangement of debt, insolvency or receivership laws or similar state or Federal laws providing for the relief of debtors; or (iii) receivership proceedings shall be instituted by or against either of the Borrowers; or (iv) either of the Borrowers makes an assignment for the benefit of its creditors.

Upon the occurrence of an Event of Default, the entire outstanding principal balance of this Note, together with all accrued and unpaid interest shall become immediately due and payable at the option of IHS without notice to the Borrowers, and IHS may thereupon exercise all rights of IHS hereunder and under
applicable law, cumulatively and not exclusively.   The Borrowers hereby
irrevocably and unconditionally expressly hereby waives presentment for payment, protest and demand, notice of protest, demand and of dishonor and nonpayment of this Note and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

No failure on the part of IHS to exercise any right or remedy hereunder, whether before or after the happening of a default, shall constitute a waiver of such default, any future default or of any other default. No failure to accelerate the debt evidenced hereby by reason of default hereunder, or acceptance of a past due installment, or indulgence granted from time to time shall be construed to be a waiver of the right to insist upon prompt payment, nor shall it be deemed to be a novation of this Note or as a reinstatement of the debt evidenced hereby or as a waiver of such right of acceleration or any other right, nor be construed so as to preclude the exercise of any right which IHS may have, whether by the laws of the state governing this Note, by agreement or otherwise, and the Borrowers hereby expressly waive the benefit of any statute or rule of law or equity which would produce a result contrary to or in conflict with the foregoing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom such agreement is sought to be enforced.

The Borrowers agree to pay all costs and expenses, including reasonable attorneys' fees and expenses, incurred by the IHS to enforce this Note or any of the provisions hereof.

The obligations of the Borrowers under this Note shall be binding upon and enforceable against each of the Borrowers and its successors and assigns and shall inure to the benefit of IHS or any subsequent holder hereof and their respective successors and assigns.

This Note shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects, by the laws of the State of Colorado.

                              INTERNATIONAL COMPUTEX, INC.

                              By:____________________________
                              Name:__________________________
                              Title:___________________________

                              [ NEWCO ]


                              By:_____________________________
                              Name:___________________________
                              Title:____________________________

                                                                       EXHIBIT G


                            STOCKHOLDERS' AGREEMENT


                                     Among


                       INFORMATION HANDLING SERVICES INC.

                                      And

 HAIM E. DAHAN, MICHAEL J. GALVIN, PATRICIA TUXBURY SALEM, PETER JENG and JAMES
                                   MCALARNEY



                        Dated as of February [  ], 1999

                               TABLE OF CONTENTS

                                                                      Page
                                                                      ----
                                   ARTICLE I

                        Definitions and Interpretations
                        -------------------------------
SECTION 1.01.     Definitions.......................................    1
SECTION 1.02.     Interpretations...................................    4


                                  ARTICLE II

                       Certain Transfers of Shares of
                       ------------------------------
                       Restricted Holdings Common Stock
                       --------------------------------

SECTION 2.01.     Restrictions on Transfers of
                  Shares of Restricted Holdings
                  Common Stock......................................    5
SECTION 2.02.     Purchase of Shares of Restricted
                  Holdings Common Stock by IHS......................    5


                                  ARTICLE III

               Certain Rights regarding Initial Public Offering
               ------------------------------------------------
                      of Shares of Holdings Common Stock............    8
                      ----------------------------------


                                  ARTICLE IV

                              Registration Rights
                              -------------------

SECTION 4.01.     Incidental Registration Rights....................    9
SECTION 4.02.     Holdback Agreement................................   11
SECTION 4.03.     Registration Procedures...........................   12
SECTION 4.04.     Registration Expenses.............................   17
SECTION 4.05.     Indemnification...................................   18

                                                                      Page
                                                                      ----

                                   ARTICLE V

                         Rights of IHS To Compel Sales
                         -----------------------------
                           of Holdings Common Stock,
                           ------------------------
                   Obligations To Sell Holdings Common Stock
                   -----------------------------------------
                                      and
                                      ---
            Rights to Participate in Sales of Holdings Common Stock
            -------------------------------------------------------
SECTION 5.01.     Rights To Compel Sales by
                  Management Stockholders upon
                  Sales of Holdings Common Stock....................   22
SECTION 5.02.     Obligations To Sell upon Sale of
                  Holdings..........................................   23
SECTION 5.03.     Rights of Management Stockholders
                  To Sell upon Sales of Holdings
                  Common Stock......................................   25

                                  ARTICLE VI

                                    Legends.........................   28
                                    -------

                                  ARTICLE VII

               Certain Covenants Relating to the Conduct of the
               ------------------------------------------------
                 Business prior to an Initial Public Offering
                 --------------------------------------------

SECTION 7.01.     Board of Directors of Holdings....................   28
SECTION 7.02.     Transactions between Holdings
                  and IHS...........................................   29
SECTION 7.03.     Financing of Holdings by IHS......................   30
SECTION 7.04.     Audited Financial Statements of
                  Holdings..........................................   30

SECTION 7.05.     Option Plan.......................................   30


                                 ARTICLE VIII

                              General Provisions
                              ------------------

                                                                      Page
                                                                      ----
SECTION 8.01.     Notices...........................................   30
SECTION 8.02.     Headings..........................................   31
SECTION 8.03.     Severability......................................   31
SECTION 8.04.     Counterparts......................................   31
SECTION 8.05.     Entire Agreement; No Third-Party
                   Beneficiaries....................................   31
SECTION 8.06.     Governing Law.....................................   32
SECTION 8.07.     Assignment........................................   32
SECTION 8.08.     Consent to Jurisdiction...........................   32
SECTION 8.09.     Agreement To Be Bound.............................   32


Appendix A               Management Stockholders and Shares of Restricted
                         Holdings Common Stock


Schedule I               Management Stockholders Addresses

                    STOCKHOLDERS' AGREEMENT dated as of February [  ], 1999
               (this "Agreement"), among INFORMATION HANDLING SERVICES INC., a Delaware corporation ("IHS"), and Haim E. Dahan, Michael J. Galvin, Patricia Tuxbury Salem, Peter Jeng and James McAlarney (collectively, the "Management Stockholders").



          WHEREAS IHS, IHS Itemquest Holdings Inc., a Delaware corporation ("Holdings"), and the Management Stockholders have entered into a Formation Agreement dated as of January 10, 1999 (the "Formation Agreement");

          WHEREAS the execution and delivery of this Agreement is a condition precedent to the consummation of the transactions contemplated by the Formation Agreement;

          WHEREAS, upon consummation of the transactions contemplated by the Formation Agreement and certain of the ancillary agreements entered into in connection therewith, IHS will own 7,989,977 shares of Restricted Holdings Common Stock (as defined below) and each of the Management Stockholders will own the number of shares of Restricted Holdings Common Stock set forth opposite the name of such Management Stockholder in the second column of Appendix A;

          WHEREAS IHS and the Management Stockholders desire to enter into certain agreements relating to the transfer and sale of shares of Holdings Common Stock (as defined below), the members of the Board of Directors of Holdings and certain other matters;

          NOW, THEREFORE, in consideration of the premises, mutual promises and covenants contained in this Agreement, the parties hereto hereby agree:


                                   ARTICLE I

                        Definitions and Interpretations
                        -------------------------------

          SECTION 1.01.  Definitions.  The following terms, as used in this
                         ------------
Agreement, shall have the following meanings:

          "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person.

          "Agreement" means this Stockholders' Agreement, including all Appendices, Exhibits and Schedules attached hereto.

          "Appraisal Firm" means (i) Deloitte & Touche LLP, Ernst & Young L.L.P. and Veronois Suhler Associates Inc., or any successor thereto, which firm is retained by IHS on behalf of, and at the expense of, Holdings for the purpose of determining the Fair Market Value of shares of Holdings Common Stock or (ii) in the event that any such firm is unavailable or unwilling to perform such services for any reason, any other nationally recognized investment banking firm retained by IHS with the consent of the Management Stockholders (and the Permitted Transferees of the Management Stockholders) who hold a majority of the shares of Holdings Common Stock then held by all Management Stockholders (and the Permitted Transferees of the Management Stockholders) on behalf of, and at the expense of, Holdings for the purpose of determining the Fair Market Value of shares of Holdings Common Stock, which firm does not have (i) any direct financial interest in, or any indirect material financial interest in, IHS or any of Affiliate of IHS or (ii) any relationship with, or connection to, IHS, any Affiliate of IHS or any of the Management Stockholders.

          "Appraised Value" means the arithmetic average of the Fair Market Value of shares of Holdings Common Stock determined by each of three Appraisal Firms.

          "Commission" means the Securities and Exchange Commission.

          "Contract" means any purchase order, sales agreement, customer subscription, service contract, distribution agreement, quotation and bid, product warranty, technical assistance or service agreement, or any other written or oral contract, lease, sublease, license, sublicense, indenture or other commitment, agreement, arrangement or undertaking, and all amendments thereto.

          "Exchange Act" means the Securities Exchange Act of 1934, as from time to time amended.

          "Fair Market Value" means, with respect to shares of Holdings Common Stock, the fair market value thereof (without regard to any transfer restrictions thereon, whether imposed by law or contract, or to lack of liquidity thereof and without regard to the minority shareholder status of the holder thereof) on a fully diluted and fully distributed basis as determined by an Appraisal Firm retained for the purpose of determining the fair market value of such shares of Holdings Common Stock.

          "Formation Agreement" means the Formation Agreement dated as of January 10, 1999, among IHS and the Management Stockholders.

          "Governmental Entity" means any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality.

          "Holdings" means IHS Itemquest Holdings Inc., a Delaware corporation.

          "Holdings Common Stock" means the common stock, par value $0.001 per share, of Holdings.

          "IHS" means Information Handling Services Inc., a Delaware corporation.

          "Incidental Registration" has the meaning set forth in Section
4.01(a).

          "indemnified party" has the meaning set forth in Section 4.05(c).

          "indemnifying party" has the meaning set forth in Section 4.05(c).

          "Initial Public Offering" means the first underwritten primary public offering of shares of Holdings Common Stock pursuant to an effective registration statement (other than a registration statement on Form S-4 or Form S-8 or any similar or successor form) under the Securities Act.

          "Lien" means any lien, charge, claim, pledge, security interest, security agreement, right to purchase, conditional sale agreement or other title retention agreement, mortgage, restriction, reservation, reversion, option, covenant or other encumbrance.

          "Loss" means any loss, liability, claim, damage, charge, penalty, cost or expense, including court costs, reasonable legal fees and expenses and reasonable expenses incurred in investigating, prosecuting, defending or settling any claim, demand or suit.

          "Management Stockholders" means, collectively, Haim E. Dahan, Michael
J. Galvin, Patricia Tuxbury Salem, Peter Jeng and James McAlarney.

          "Permitted Transferee" means, with respect to any Management Stockholder, or any Permitted Transferee of such Management Stockholder, (i) upon the death of such Management Stockholder, the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of such Management Stockholder and (ii) a trust, the beneficiaries of which include only such Management Stockholder, the spouse of such Management Stockholder and/or the lineal descendants of such Management Stockholder; provided, however, that
                                                       --------  -------
each Permitted Transferee must agree in writing, in accordance with the provisions of Section 8.09, to be bound by the terms, and subject to the conditions, of this Agreement to the same extent, and in the same manner, as such Management Stockholder prior to the transfer of any shares of Holdings Common Stock to such Permitted Transferee; and provided, further, that the
                                               --------  -------
transfer of shares of Holdings Common Stock from such Management Stockholder to such Permitted Transferee is in compliance with all applicable securities laws.

          "Person" means any individual, corporation, organization, partnership, joint venture, trust, firm, association (whether or not incorporated), Governmental Entity or other entity.

          "Restricted Holdings Common Stock" means shares of Holdings Common Stock held by IHS (or any Affiliate of IHS) or any Management Stockholder (or any Permitted Transferee of such Management Stockholder) unless (i) such shares have been effectively registered under
Section 5 of the Securities Act and disposed of pursuant to an effective registration statement or (ii) such shares can be freely sold and transferred without restriction under the Securities Act not less than 90 days following the date on which an Initial Public Offering is consummated.

          "Sale of Holdings" has the meaning set forth in Section 5.02.

          "Sale of Holdings Common Stock" has the meaning set forth in Section 5.01.

          "Securities Act" means the Securities Act of 1933, as from time to time amended.

          SECTION 1.02.  Interpretations.  (a)  When used in this Agreement, the
                         ----------------
words "include", "includes" and "including" shall be deemed to be followed by the words "without limitation".

          (b) Any terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

          (c)  When used in this Agreement, the word "or" is not exclusive.

          (d) All references to Articles, Sections, Appendices, Exhibits and Schedules shall be deemed references to Articles, Sections, Appendices, Exhibits and Schedules to this Agreement.

          (e) This Agreement shall be deemed drafted jointly by all the parties hereto and shall not be specifically construed against any party hereto based on any claim that such party or its counsel drafted this Agreement.


                                  ARTICLE II

                        Certain Transfers of Shares of
                        ------------------------------
                       Restricted Holdings Common Stock
                       --------------------------------

          SECTION 2.01.  Restrictions on Transfers of Shares of Restricted
                         -------------------------------------------------
Holdings Common Stock.  Each Management Stockholder agrees that such Management
----------------------
Stockholder shall not, directly or indirectly, transfer, sell, assign, tender, hypothecate or otherwise dispose of, or grant any security interest in, pledge or place in trust, or create or suffer to exist any Lien on, any shares of Restricted Holdings Common Stock held by such Management Stockholder as of the date of this Agreement or any shares of Restricted Holdings Common Stock acquired by such Management Stockholder after the date of this Agreement, other than (i) to a Permitted Transferee, (ii) to IHS pursuant to the provisions of
Section 2.02(a) or (iii) to any other Person, upon the direction of IHS, pursuant to the provisions of Article V. Any attempt on the part of any Management Stockholder to transfer any shares of Restricted Holdings Common Stock other than in accordance with the provisions of this Section 2.01 shall be void and of no force and effect, and Holdings shall refrain from recognizing any such transfer and shall refuse to reflect in the corporate records of Holdings any change in the record ownership of shares of Restricted Holdings Common Stock in connection with any such transfer.

          SECTION 2.02.  Purchase of Shares of Restricted Holdings Common Stock
                         ------------------------------------------------------
by IHS.  (a)  Purchase of Shares from Management Stockholders.  Subject to the
-------       ------------------------------------------------
provisions of Section 2.02(b), in the event that, at any time prior to the date on which an Initial Public Offering is commenced, IHS shall have declined a request made on behalf of the Management Stockholders pursuant to Article III that IHS cause Holdings to undertake an Initial Public Offering, each Management Stockholder (and the Permitted Transferees of such Management Stockholder) shall have the right to sell to IHS, and IHS shall be obligated to purchase, in a single transaction, such number of shares of Restricted Holdings Common Stock held by such Management Stockholder (and the Permitted Transferees of such Management Stockholder) as such Management Stockholder (and the Permitted Transferees of such Management Stockholder) shall request at a price equal to the Appraised Value of such shares of Restricted Holdings Common Stock.

          To exercise the rights granted under this Section 2.02(a), a Management Stockholder must deliver written notice to IHS of the desire of such Management Stockholder (and the Permitted Transferees of such Management Stockholder) to require IHS to purchase shares of Restricted Holdings Common Stock held by such Management Stockholder (and the Permitted Transferees of such Management Stockholder) pursuant to this Section 2.02(a) within ten business days of the date on which IHS shall have declined a request made on behalf of the Management Stockholders pursuant to Article III that IHS cause Holdings to undertake any Initial Public Offering, which notice shall specify the number of shares of Restricted Holdings Common Stock to be sold to IHS. The sale and purchase of such shares shall close on the tenth business day following the date on which IHS shall have received from each of three Appraisal Firms a determination of the Fair Market Value of shares of Holdings Common Stock. At the closing of such sale and purchase, which closing shall take place at the principal offices of IHS (or any other place in the United States designated by IHS), (i) each Management Stockholder (and the Permitted Transferees of such Management Stockholder) shall deliver to IHS certificates representing the shares of Restricted

Holdings Common Stock to be sold by such Management Stockholder (and the Permitted transferees of such Management Stockholder) and purchased by IHS, duly endorsed in blank for transfer, free and clear of all Liens, and otherwise without representation or warranty, with all requisite stock transfer stamps affixed thereon, and (ii) IHS shall pay to such Management Stockholder (and the Permitted Transferees of such Management Stockholder), in next day funds, an amount equal to the Appraised Value of such shares of Restricted Holdings Common Stock.

          (b)  Limitations on Obligations of IHS to Purchase Shares.  IHS shall
               -----------------------------------------------------
not be obligated to purchase any shares of Restricted Holdings Common Stock at any time pursuant to Section 2.02(a) to the extent, but only to the extent, that such purchase would conflict with, or result in a violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of its properties or assets under, any provision of any Contract to which IHS is a party or by which any of its properties or assets is bound or any judgment, order or decree, or statute, law, ordinance, rule or regulation, applicable to IHS or any of its properties or assets that would, individually or in the aggregate, have a material adverse effect on the business, assets, condition (financial or otherwise), prospects or results of operations of IHS and its subsidiaries, taken as a whole. Prior to being relieved of the obligation to purchase shares of Restricted Holdings Common Stock pursuant to Section 2.02(a) by operation of the provisions of this Section 2.02(b), IHS shall use all reasonable efforts to obtain a waiver of all relevant provisions of any Contract, and all relevant restrictions imposed by any applicable judgment, order, decree, statute, law, ordinance, rule or regulation, from the parties to such Contract or the Governmental Entity responsible for such judgment, order, decree, statute, law, ordinance, rule or regulation, in each case to permit IHS to perform its obligations to purchase shares of Restricted Holdings Common Stock pursuant to Section 2.02(a).

          IHS shall notify the Management Stockholders at such time as IHS is no longer subject to the condition that relieved IHS of its obligation to purchase shares of Restricted Holdings Common Stock by operation of the provisions of this Section 2.02(b). If IHS has been relieved of its obligation to purchase shares of Restricted Holdings Common Stock pursuant to Section 2.02(a) and there had been a determination of Fair Market Value of the shares of Holdings Common Stock by the Appraisal Firms pursuant to Section 2.02(a) more than six months prior to the date of the notice delivered by IHS pursuant to the first sentence of this paragraph, then, at the option of the Management Shareholders, there shall be a new determination of the Fair Market Value of the shares of Holdings Common Stock by the Appraisal Firms, and the prior determination of Fair Market Value shall be of no effect.

                                  ARTICLE III

               Certain Rights regarding Initial Public Offering
               ------------------------------------------------
                      of Shares of Holdings Common Stock
                      ----------------------------------

          So long as an Initial Public Offering shall not have been commenced, on the third anniversary of the date of this Agreement, the Management Stockholders (and the Permitted Transferees of the Management Stockholders) shall have the right to request that IHS cause Holdings to undertake an Initial Public Offering and, if the Management Stockholders (and the Permitted Transferees of the Management Stockholders) shall not have previously exercised such right, on each subsequent anniversary of the date of this Agreement, the Management Stockholders (and the Permitted Transferees of the Management Stockholders) shall have the right to request that IHS cause Holdings to undertake an Initial Public Offering.

          To exercise the rights granted under this Article III, the Management Stockholders (and the Permitted Transferees of the Management Stockholders) who hold a majority of the shares of Holdings Common Stock then held by all Management Stockholders (and Permitted Transferees of the Management Stockholders) shall (i) determine whether to request that IHS cause Holdings to undertake an Initial Public Offering and (ii) in the event that such Management Stockholders (and Permitted Transferees) determine to request that IHS cause Holdings to undertake an Initial Public Offering, select a representative to deliver written notice, on behalf of all Management Stockholders (and Permitted Transferees of the Management Stockholders), to IHS of the desire of the Management Stockholders (and the Permitted Transferees of the Management Stockholders) to request that IHS cause Holdings to undertake an Initial Public Offering pursuant to this Article III; provided, however, that in no event shall
                                       --------  -------
the Management Stockholders (and the Permitted Transferees of the Management Stockholders) deliver more than one such notice to IHS. Such notice must be delivered to IHS within ten business days of the third anniversary of the date of this Agreement, or within ten business days of any anniversary of the date of this Agreement thereafter, as applicable, and specify the identity of the representative of the Management Stockholders (and the Permitted Transferees of the Management Stockholders) for purposes of this Article III.

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

                                  ARTICLE IV

                              Registration Rights
                              -------------------

          SECTION 4.01.  Incidental Registration Rights. (a)  Rights to include
                         -------------------------------      -----------------
Shares of Restricted Holdings Common Stock.  If Holdings, at any time, proposes
-------------------------------------------
to register any of its equity securities (other than a registration on Form S-4 or Form S-8 or any similar or successor form), whether or not for sale for its own account, in a manner which would permit the registration of Restricted Holdings Common Stock for sale to the public under the Securities Act, then IHS shall cause Holdings to give written notice to each Management Stockholder (and each Permitted Transferee of such Management Stockholder) of such proposed registration at least 30 days prior to the date on which the registration statement with respect to such registration is anticipated to be filed with the Commission. Such notice shall offer each Management Stockholder (and each Permitted Transferee of such Management Stockholder) opportunity to include in such registration such number of shares of Restricted Holdings Common Stock as such Management Stockholder (and such Permitted Transferee) may request (an "Incidental Registration"). Subject to Section 4.01(b), upon the written request of any Management Stockholder (and any Permitted Transferee of such Management Stockholder) (which notice shall specify the number of shares of Restricted Holdings Common Stock such Management Stockholder (or such Permitted Transferee) intends to dispose) made within 20 days after the receipt by such Management Stockholder (or such Permitted Transferee) of the notice given by Holdings, IHS shall cause Holdings to use all reasonable efforts to include in such Incidental Registration such number of shares of Restricted Holdings Common Stock as such Management Stockholder (and such Permitted Transferee) shall request, together with any and all other shares of Restricted Holdings Common Stock as any other Management Stockholder (and any Permitted Transferee of such

Management Stockholder) shall request; provided, however, that, if such
                                       --------  -------
Incidental Registration involves an underwritten offering, all Management Stockholders (and Permitted Transferees) requesting inclusion of shares of Restricted Holdings Common Stock in such Incidental Registration must sell such shares of Restricted Holdings Common Stock to the underwriter (or underwriters) selected by Holdings on the same terms, and subject to the same conditions, as are applicable to Holdings. Each Management Stockholder (and each Permitted Transferee of such Management Stockholder) shall be permitted to withdraw all or any portion of the shares of Restricted Holdings Common Stock such Management Stockholder (or such Permitted Transferee) shall have requested to be included in any Incidental Registration at any time prior to the effective date of the registration statement with respect to such Incidental Registration; provided,
                                                                     --------
however, that, if such withdrawal occurs after the filing with the Commission of
-------
the registration statement with respect to such Incidental Registration, such Management Stockholder (or such Permitted Transferee) shall be required to reimburse Holdings for the portion of registration expenses payable with respect to the shares of Restricted Holdings Common Stock so withdrawn.

          (b)  Priority in Incidental Registrations.  IHS shall cause Holdings
               -------------------------------------
to permit each Management Stockholder (and each Permitted Transferee of such Management Stockholder) to include in any Incidental Registration all shares of Restricted Holdings Common Stock such Management Stockholder (and such Permitted Transferee) shall request to include in such Incidental Registration on the same terms and subject to the same conditions as any similar securities, if any, of Holdings included therein. Notwithstanding the foregoing, if IHS, Holdings or the managing underwriter (or underwriters) participating in any offering pursuant to such Incidental Registration shall advise the Management Stockholders (and Permitted Transferees of the Management Stockholders) in writing that the total amount of securities requested to be included in such Incidental Registration exceeds the amount of securities that can be sold in (or during the time of) such offering without delaying or jeopardizing the success of such offering (including the price per share of the securities to be sold), then the amount of securities to be offered for the account of all Management Stockholders (and Permitted Transferees) shall be reduced pro rata on the basis of the number of shares requested to be registered by each Management Stockholder (and each Permitted Transferee of such Management Stockholder) and other Person participating in such offering; provided, however, that in no event shall the amount of
               --------  -------
securities to be offered for the account of all Management Stockholders (and Permitted Transferees) be more than 50% of the total amount of securities included in such Incidental Registration.

          (c)  Right To Abandon.  Nothing contained in this Section 4.01 shall
               -----------------
create any liability on the part of IHS or Holdings to any Management Stockholder (or any Permitted Transferee of such Management Stockholder) in the event that IHS, in its sole discretion, should decide to cause Holdings to refrain from filing any registration statement contemplated by Section 4.01(a) or to cause Holdings to withdraw any such registration statement subsequent to the filing of such registration statement with the Commission, regardless of any action whatsoever that such Management Stockholder (or such Permitted Transferee) may have taken, whether as a result of the issuance by Holdings of any notice contemplated by Section 4.01(a) or otherwise.

          SECTION 4.02.  Holdback Agreement.  If, prior to the commencement of
                         -------------------
an Initial Public Offering, Holdings shall file a registration statement with respect to Holdings Common Stock, or similar securities or securities convertible into, or exchangeable or exercisable for, Holdings Common Stock or such securities, then, each Management Stockholder (and each Permitted Transferee of such Management Stockholder), to the extent requested by Holdings or, in the case of an underwritten public offering pursuant to such registration statement, the managing underwriter (or underwriters) in respect of such offering, shall refrain from, directly or indirectly, transferring, selling, assigning, hypothecating or otherwise disposing of, or granting an option to purchase, offering to sell or otherwise seeking to dispose of, any shares of Holdings Common Stock held by such Management Stockholder (or the Permitted Transferees of such Management Stockholder) for a period of 180 days following the effectiveness of such registration statement, and, if requested by Holdings or such managing underwriter (or underwriters), such Management Stockholder (and the Permitted Transferees of such Management Stockholder) shall enter into a binding agreement with Holdings or such managing underwriter (or underwriters), as applicable, to such effect.

          If, after the consummation of an Initial Public Offering, Holdings shall file a registration statement with respect to Holdings Common Stock, or similar securities or securities convertible into, or exchangeable or exercisable for, Holdings Common Stock or such securities, then, each Management Stockholder (and each Permitted Transferee of such Management Stockholder), to the extent requested by Holdings or, in the case of an underwritten public offering pursuant to such registration statement, the managing underwriter (or underwriters) in respect of such offering, shall refrain from, directly or indirectly, transferring, selling, assigning, hypothecating or otherwise disposing of, or granting an option to purchase, offering to sell or otherwise seeking to dispose of, any shares of Holdings Common Stock held by such Management Stockholder (or the Permitted Transferees of such Management Stockholder) for a period of 90 days following the effectiveness of such registration statement, and, if requested by Holdings or such managing underwriter (or underwriters), such Management Stockholder (and the Permitted Transferees of such Management Stockholder) shall enter into a binding agreement with Holdings or such managing underwriter (or underwriters), as applicable, to such effect.

          SECTION 4.03.  Registration Procedures.  In connection with the
                         ------------------------
performance of it obligations pursuant to this Article IV, IHS shall cause Holdings (subject to the provisions of this Article IV) to:

          (i) prepare and file with the Commission a registration statement for the sale of shares of Restricted Holdings Common Stock on any form for which Holdings qualifies, or which counsel for Holdings shall deem appropriate in accordance with the intended methods of disposition specified by any Management Stockholder (or any Permitted Transferee of such Management Stockholder) with respect to the shares of Restricted Holdings Common Stock of such Management Stockholder (and such Permitted Transferee) covered by such registration statement, and, subject to Holdings's right to abandon any registration statement pursuant to Section 4.01(c), use all reasonable efforts to cause such registration statement to become effective and remain effective as provided herein;

          (ii) prepare and file with the Commission such amendments (including post-effective amendments) to such registration statement, and such supplements to the related prospectus, as may be required by the applicable rules, regulations or instructions under the Securities Act during the applicable period in accordance with the intended methods of disposition specified by any Management Stockholder (or any Permitted Transferee of such Management Stockholder) with respect to the shares of Restricted Holdings Common Stock such Management Stockholder (and such Permitted Transferee)
     covered by such registration statement, make generally available earnings statements satisfying the provisions of Section 11(a) of the Securities Act (or comply with the requirements of Rule 158 under the Securities Act) and cause the related prospectus, as so supplemented, to be filed with the Commission pursuant to Rule 424 under the Securities Act; provided,
                                                               --------
     however, that prior to the filing of any registration statement or
     -------
     prospectus, or any amendments or supplements thereto (other than reports required to be filed by Holdings under the Exchange Act), Holdings shall furnish to all Management Stockholders (and Permitted Transferees) who own shares of Restricted Holdings Common Stock covered by such registration statement and their counsel for review and comment, copies of all documents required to be filed with the Commission;

          (iii) notify all Management Stockholders (and Permitted Transferees) who own any shares of Restricted Holdings Common Stock covered by such registration statement promptly and (if requested) confirm such notice in writing, (A) when a prospectus, or any prospectus supplement or post-effective amendment, has been filed with the Commission, and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (B) of any request by the Commission for any amendment or supplement to such registration statement or the related prospectus, or for additional information regarding such Management Stockholders, (C) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose, (D) of the receipt by the Holdings of any notification with respect to the suspension of the qualification, or the exemption from qualification, of any of the shares of Restricted Holdings Common Stock for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (E) of the happening of any event that requires the making of any changes in such registration statement, prospectus or documents incorporated or deemed to be incorporated therein by reference so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (iv) use all reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement or the lifting of any suspension of the qualification, or the exemption from qualification, of any shares of Restricted Holdings Common Stock for sale in any jurisdiction in the United States;

          (v) furnish to each Management Stockholder (and each Permitted Transferee of such Management Stockholder) who owns any shares of Restricted Holdings Common Stock covered by such registration statement and any counsel for such Management Stockholder (and such Permitted Transferee), without charge, one conformed copy of such registration statement, as declared effective by the Commission, and of each post-effective amendment thereto, in each case including financial statements and schedules and all exhibits and reports incorporated, or deemed to be incorporated, therein by reference, and deliver, without charge, such number of copies of the preliminary prospectus, any amended preliminary prospectus, each final prospectus and any post-effective amendment or supplement thereto, as such Management Stockholder (or such Permitted Transferee) may reasonably request in order to facilitate the disposition of the shares of Restricted Holdings Common Stock of such Management Stockholder (or such Permitted

     Transferee) covered by such registration statement in conformity with the requirements of the Securities Act;

          (vi) prior to any public offering of shares of Restricted Holdings Common Stock covered by such registration statement, use all reasonable efforts to register or qualify such shares of Restricted Holdings Common Stock for offer and sale under the securities or blue sky laws of such jurisdictions as each Management Stockholder (and each Permitted Transferee of such Management Stockholder) who owns any shares of Restricted Holdings Common Stock covered by such registration statement shall reasonably request in writing; provided, however, that Holdings shall in no event be
                         --------  -------
     required to qualify generally to do business as a foreign corporation or as a dealer in any jurisdiction where it is not at the time so qualified or to execute or file a general consent to service of process in any such jurisdiction where it has not theretofore done so or to take any action that would subject it to taxation or general service of process in any such jurisdiction where it is not then subject;

          (vii) upon the happening of any event that requires the making of any changes in such registration statement, prospectus or documents incorporated or deemed to be incorporated therein by reference so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, prepare a post-effective amendment to such registration statement or supplement to the related prospectus or any amendment of any document incorporated or deemed to be incorporated therein by reference and file any other required document so that, as thereafter delivered to the purchasers of the shares of Restricted Holdings Common Stock being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (viii) use all reasonable efforts to cause all shares of Restricted Holdings Common Stock covered by such registration statement to be listed on each securities exchange or quoted on any automated interdealer quotation system, if any, on which similar securities issued by Holdings are then listed or quoted;

          (ix) on or before the effective date of such registration statement, provide the transfer agent for the shares of Restricted Holdings Common Stock covered by such registration statement with printed certificates for such shares of Restricted Holdings Common Stock, which certificates shall be in a form eligible for deposit with The Depository Trust Company;

          (x) make available for inspection by each Management Stockholder (and each Permitted Transferee of such Management Stockholder) who owns any shares of Restricted Holdings Common Stock covered by such registration statement and any attorney, accountant or other agent retained by such Management Stockholder (or such Permitted Transferee), all financial and other records, and all other information, as shall be reasonably necessary to enable such Management Stockholder to satisfy all due diligence responsibilities; provided, however, that all financial and other records,
                       --------  -------
     and all other information, determined by Holdings to be confidential shall not be disclosed to any such Person unless such Person shall have entered into a confidentiality agreement, reasonably satisfactory to Holdings, with Holdings; and

          (xi) if such offering is an underwritten offering, enter into such agreements (including an underwriting agreement in form, scope and substance customary in underwritten offerings) and take all other appropriate action to expedite or facilitate the disposition of the shares of Restricted Holdings Common Stock covered by such registration statement, and in connection therewith (A) use all reasonable efforts to obtain opinions of counsel to Holdings (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to each Management Stockholder (and each Permitted Transferee of such Management Stockholder) who owns any shares of Restricted Holdings Common Stock covered by such registration statement and the managing underwriter (or underwriters)), (B) use all reasonable efforts to obtain "comfort" letters (and updates thereof) from the independent certified public accountants of Holdings (and, if necessary, any independent certified public accountants of any Person acquired by Holdings in respect of which financial statements and financial data are, or are required to be, included in the registration statement), (C) if requested, and if an underwriting agreement is entered into, provide for indemnification provisions and procedures substantially to the effect set forth in Section 4.05 with respect to all parties to be indemnified pursuant thereto.

          Holdings may require each Management Stockholder (and each Permitted Transferee of such Management Stockholder) who owns any shares of Restricted Holdings Common Stock covered by such registration statement to furnish such information regarding such Management Stockholder (and such Permitted Transferee) and the intentions of such Management Stockholder (and such Permitted

Transferee) regarding the method of disposition of such shares of Restricted Holdings Common Stock as Holdings may from time to time reasonably request in writing. If any such information is not furnished within a reasonable period of time after receipt of such request, Holdings shall be entitled to exclude the shares of Restricted Holdings Common Stock held by such Management Stockholder (and such Permitted Transferee) from such registration statement.

          Each Management Stockholder (and each Permitted Transferee of such Management Stockholder) agrees that, upon receipt of any notice from Holdings of the happening of any event of the kind described in clause (iii)(B), (iii)(C),
(iii)(D) or (iii)(E) above, such Management Stockholder (and such Permitted Transferee) shall forthwith discontinue disposition of any shares of Restricted Holdings Common Stock covered by such registration statement or the related prospectus until (1) receipt of the copies of the amended registration statement and supplemented prospectus contemplated by clause (vii) above or (2) such Management Stockholder (and such Permitted Transferee) is advised in writing by Holdings that the use of the applicable prospectus may be resumed and such Management Stockholder (and such Permitted Transferee) has received copies of any amended registration statement or supplemented prospectus or any additional or supplemental filings which are incorporated, or deemed to be incorporated, by reference in such prospectus.

          Each Management Stockholder (and each Permitted Transferee of such Management Stockholder) also agrees that, if requested by Holdings, such Management Stockholder (and such Permitted Transferee) shall deliver to Holdings (at the expense of Holdings) all copies of any registration statement covering any shares of Restricted Holdings Common Stock owned by such Management Stockholder (or such Permitted Transferee) and the related prospectus, other than permanent file copies thereof, in the possession of such Management Stockholder (or such Permitted Transferee) at the time of such request. Each Management Stockholder (and each Permitted Transferee of such Management Stockholder) further agrees to refrain from utilizing any material, other than the applicable current preliminary prospectus or prospectus, in connection with the offering of any shares of Restricted Holdings Common Stock owned by such Management Stockholder (or such Permitted Transferee) under any registration statement.

          SECTION 4.04.  Registration Expenses.  Subject to Section 4.01(a),
                         ----------------------
whether or not any registration statement is filed or becomes effective, IHS shall cause Holdings to pay all costs, fees and expenses incident to the performance by IHS or Holdings of its obligations under this Article IV, including (i) all registration and filing fees, including NASD filing fees, (ii) all fees and expenses of compliance with securities or blue sky laws, including reasonable fees and disbursements of counsel in connection therewith, (iii) printing expenses (including expenses of printing certificates for shares of Restricted Holdings Common Stock and of printing prospectuses if the printing of prospectuses is requested by the Stockholders or the managing underwriter (or underwriters), if any), (iv) messenger, telephone and delivery expenses, (v) fees and disbursements of counsel for Holdings, (vi) fees and disbursements of all independent certified public accountants of Holdings (including expenses of any "comfort" letters required in connection with this Agreement), (vii) fees and disbursements of all other Persons retained by Holdings in connection with any registration statement, (viii) fees and disbursements of one counsel, other than counsel for Holdings, selected by the Management Stockholders (and the Permitted Transferees of the Management Stockholders) who own a majority of the shares of Restricted Holdings Common Stock being registered, to represent all such Management Stockholders (and Permitted Transferees of the

Management Stockholders), (ix) fees and disbursements of underwriters customarily paid by the issuers or sellers of securities and (x) all other costs, fees and expenses incident to the performance by IHS or Holdings of its obligations under this Article IV. Notwithstanding the foregoing, the costs, fees and expenses of any Person retained by any Management Stockholder (or any Permitted Transferee of such Management Stockholder) (other than one counsel for all Management Stockholders (and Permitted Transferees)), any discounts, commissions or brokers' fees or fees of similar securities industry professionals and any transfer taxes relating to the disposition of shares of Restricted Holdings Common Stock by any Management Stockholder (or any Permitted Transferee of such Management Stockholder), will be payable by such Management Stockholder (or such Permitted Transferee), and Holdings will have no obligation to pay any such amounts.

          SECTION 4.05.  Indemnification.  (a)  Indemnification by Holdings.
                         ----------------       ----------------------------
IHS shall cause Holdings, without limitation as to time, to indemnify and hold harmless, to the fullest extent lawful, each Management Stockholder (and each Permitted Transferee of such Management Stockholder) who owns shares of Restricted Holdings Common Stock that are covered by a registration statement or a prospectus, and the agents of such Management Stockholder (or such Permitted Transferee, and each director, officer or employee, if any, of such Permitted Transferee, and each Person, if any, who controls such Permitted Transferee (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and the directors, officers, employees or agents of any such controlling Persons), and from and against any and all Losses, as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in such registration statement or prospectus, or in any amendment or supplement thereto, or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based upon information furnished in writing to Holdings by or on behalf of such Management Stockholder (or such Permitted Transferee) expressly for use therein; provided, however, that Holdings shall not be liable to such Management
         --------  -------
Stockholder (or such Permitted Transferee) to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (i) having previously been furnished by or on behalf of Holdings with copies of the final prospectus, such Management Stockholder (or such Permitted Transferee) failed to send or deliver a copy of the final prospectus with or prior to the delivery of written confirmation of the sale of shares of Restricted Common Stock by such Management Stockholder (or such Permitted Transferee) to the Person asserting the claim from which such Losses arise and (ii) the final prospectus would have corrected in all material respects such untrue statement or alleged untrue statement or such omission or alleged omission; and provided further, however,
                                                    -------- -------  -------
that Holdings shall not be liable in any such case to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission in the final prospectus, if (i) such untrue statement or alleged untrue statement or such omission or alleged omission is corrected in all material respects in a supplement to the final prospectus and (ii) having previously been furnished by or on behalf of Holdings with copies of the final prospectus as so supplemented, such Management Stockholder (or such Permitted Transferee) thereafter failed to deliver such final prospectus as so supplemented prior to or concurrently with the sale of shares of Restricted Holdings Common Stock.

          (b)  Indemnification by Management Stockholders.  In connection with
               ------------------------------------------
any Incidental Registration in which any Management Stockholder (or any Permitted Transferee of such Management Stockholder) is participating, such Management Stockholder (or such Permitted Transferee) shall furnish to Holdings in writing such information as Holdings reasonably requests for use in connection with the registration statement with respect to such Incidental Registration or the related prospectus, and each Management Stockholder (and each Permitted Transferee of such Management Stockholder) agrees to indemnify and hold harmless, to the fullest extent lawful, Holdings, its directors, officers, employees or agents, each Person who controls Holdings (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and the directors, officers, employees or agents of such controlling Persons, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in such registration statement or the related prospectus or any amendment or supplement thereto, or any preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement or omission or alleged omission is based upon any information so furnished in writing by or on behalf of such Management Stockholder (or such Permitted Transferee) to Holdings expressly for use in such registration statement or prospectus.

          (c)  Conduct of Indemnification Proceedings.  If any Person shall be
               --------------------------------------
entitled to indemnity under this Section 4.05 (an "indemnified party"), such indemnified party shall give prompt notice to the party from whom such indemnity is sought (the "indemnifying party") of any claim or of the commencement of any proceeding with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; provided, however, that the
                                                 --------  -------
delay or failure to so notify the indemnifying party shall not relieve the indemnifying party from any obligation or liability except to the extent that the indemnifying party has been prejudiced by such delay or failure.

          The indemnifying party shall have the right, exercisable by giving written notice to an indemnified party promptly after receipt of written notice from such indemnified party of such claim or proceeding, to assume, at the expense of the indemnifying party, the defense of any such claim or proceeding, with counsel reasonably satisfactory to such indemnified party; provided,
                                                                --------
however, that (i) an indemnified party shall have the right to employ separate
-------
counsel in any such claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (A) the indemnifying party agrees to pay such fees and expenses, (B) the indemnifying party fails to assume promptly the defense of such claim or proceeding or fails to employ counsel reasonably satisfactory to such indemnified party or (C) the named parties to any proceeding (including impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it that are inconsistent with those available to the indemnifying party or that a conflict of interest is likely to exist among such indemnified party and any other indemnified parties (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party) and (ii) subject to clause (C) above, the indemnifying party shall not, in connection with any such claim or proceeding or separate but substantially similar or related claims or proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys

(together with appropriate local counsel) at any time for all the indemnified parties, or for fees and expenses that are not reasonable. Whether or not such defense is assumed by the indemnifying party, such indemnified party shall not be subject to any liability for any settlement made without the consent of such indemnified party. The indemnifying party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release, in form and substance reasonably satisfactory to the indemnified party, from all liability in respect of such claim or proceeding for which such indemnified party would be entitled to indemnification hereunder.

          (d)  Contribution.  If the indemnification provided for in this
               ------------
Section 4.05 is unavailable to an indemnified party in respect of any Losses (other than in accordance with its terms), then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any claim or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.05(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations described in the immediately preceding sentence. Notwithstanding any provision of this Section 4.05(d), an indemnifying party that is a Management Stockholder (or a Permitted Transferee of such Management Stockholder) shall not be required to contribute any amount which is in excess of the amount by which the total proceeds received by such Management Stockholder (or such Permitted Transferee) from the sale of the shares of Restricted Holdings Common Stock sold by such Management Stockholder (or such Permitted Transferee) (net of all underwriting discounts and commissions) exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.


                                   ARTICLE V

            Rights of IHS To Compel Sales of Holdings Common Stock,
            -------------------------------------------------------
                 Obligations To Sell Holdings Common Stock and
                 ---------------------------------------------
            Rights To Participate in Sales of Holdings Common Stock
            -------------------------------------------------------

          SECTION 5.01.  Rights To Compel Sales by Management Stockholders upon
                         ------------------------------------------------------
Sales of Holdings Common Stock.  In the event that IHS (or any Affiliate of IHS)
------------------------------
enters into an agreement with any Person (other than an Affiliate of IHS) regarding the sale (other than a public offering of shares of Holdings Common Stock pursuant to an effective registration statement under the Securities Act) of all or any portion of the shares of Holdings Common Stock held by IHS (or any Affiliate of IHS) (a "Sale of Holdings Common Stock"), then IHS shall have the right to require each Management Stockholder (and the Permitted Transferees of such Management Stockholder) to include in such Sale of Holdings Common Stock the proportion of shares of Holdings Common Stock held by such Management Stockholder (and the Permitted Transferees of such Management Stockholder) that is identical to the proportion of shares of Holdings Common Stock held by IHS (and its Affiliates) that is to be sold by IHS (and its Affiliates) in connection with such Sale of Holdings Common Stock.

          To exercise the rights granted under this Section 5.01, IHS must deliver to each Management Stockholder written notice of the intent of IHS to require such Management Stockholder (and the Permitted Transferees of such Management Stockholder) to participate in a Sale of Holdings Common Stock pursuant to this Section 5.01 not less than ten business days prior to the date on which such Sale of Holdings Common Stock is to be consummated. Such notice shall set forth in reasonable detail the material terms of such Sale of Holdings Common Stock, including the price per share at which such Management Stockholder (and the Permitted Transferees of such Management Stockholder) shall be required to sell the applicable proportion of shares of Holdings Common Stock held by such Management Stockholder (and the Permitted Transferees of such Management Stockholder) (which price shall be equal to the price to be paid for the shares of Holdings Common Stock that are to be sold by IHS (and its Affiliates) in such Sale of Holdings Common Stock).

          Upon receipt of such notice, each Management Stockholder (and the Permitted Transferees of such Management Stockholder) shall be obligated to sell the applicable proportion of shares of Holdings Common Stock held by such Management Stockholder (and the Permitted Transferees of such Management Stockholder) in such Sale of Holdings Common Stock. Each Management Stockholder (and the Permitted Transferees of such Management Stockholder) shall, if requested by IHS, enter into a binding agreement with the Person to whom shares of Holdings Common Stock are to be sold pursuant to such Sale of Holdings Common Stock to sell the applicable proportion of shares of Holdings Common Stock held by such Management Stockholder (and the Permitted Transferees of such Management Stockholder) on the terms, and subject to the conditions, if any, set forth in the notice delivered to such Management Stockholder by IHS.

          At the closing of such Sale of Holdings Common Stock, which closing shall take place at the location specified by IHS in the notice delivered to each Management Stockholder, each Management Stockholder (and the Permitted Transferees of such Management Stockholder) shall deliver to the Person to whom shares of Holdings Common Stock are to be sold pursuant to such Sale of Holdings Common Stock certificates representing the applicable proportion of shares of Holdings Common Stock required to be sold by such Management Stockholder (and the Permitted Transferees of such Management Stockholder), duly endorsed in blank for transfer, free and clear of all Liens, and otherwise without representation or warranty, with all requisite stock transfer stamps affixed thereon, against delivery of the price to be paid therefor in connection with such Sale of Holdings Common Stock.

          SECTION 5.02.  Obligations To Sell upon Sale of Holdings.  In the
                         -----------------------------------------
event that the Board of Directors of Holdings approves the sale of Holdings to any other Person (other than an Affiliate of IHS) (whether by merger, consolidation or sale of all or substantially all the capital stock or assets of Holdings) (a "Sale of Holdings"), then each Management Stockholder (and the

Permitted Transferees of such Management Stockholder) shall be obligated to consent to, vote in favor of, and raise no objections to, such Sale of Holdings.

          In the event that any Sale of Holdings involves the sale of shares of Holdings Common Stock, then each Management Stockholder (and the Permitted Transferees of such Management Stockholder) shall also be obligated to sell all the shares of Holdings Common Stock held by such Management Stockholder (and the Permitted Transferees of such Management Stockholder) to such Person on the terms, and subject to the conditions, approved by the Board of Directors of Holdings in connection with such Sale of Holdings.

          In the event that the Board of Directors of Holdings desires to consummate a Sale of Holdings pursuant to this Section 5.02, the Board of Directors of Holdings shall deliver to each Management Stockholder written notice of the proposed Sale of Holdings not less than ten business days prior to the date on which such Sale of Holdings is to be consummated. Such notice shall set forth in reasonable detail the material terms of such Sale of Holdings, and, if such Sale of Holdings involves the sale of shares of Holdings Common Stock, such notice shall also set forth the fair market value of the consideration (whether cash, securities or other property) to be paid for each share of Holdings Common Stock in connection with such Sale of Holdings. Upon receipt of such notice, each Management Stockholder (and the Permitted Transferees of such Management Stockholder) shall be obligated to take any action the Board of Directors of Holdings shall deem necessary or appropriate in connection with the consummation of such Sale of Holdings. In addition, if such Sale of Holdings involves the sale of shares of Holdings Common Stock, each Management Stockholder (and the Permitted Transferees of such Management Stockholder) shall, if requested by the Board of Directors of Holdings, enter into a binding agreement with such

Person to sell all shares of Holdings Common Stock held by such Management Stockholder (and the Permitted Transferees of such Management Stockholder) on the terms, and subject to the conditions, if any, set forth in the notice delivered to such Management Stockholder by the Board of Directors of Holdings.

          Upon the closing of any Sale of Holdings that involves the sale of shares of Holdings Common Stock, which closing shall take place at the location specified by IHS in the notice delivered to each Stockholder, each Management Stockholder (and the Permitted Transferees of such Management Stockholder) shall deliver to the Person to whom shares of Holdings Common Stock are to be sold pursuant to such Sale of Holdings certificates representing all shares of Holdings Common Stock held by such Management Stockholder (and the Permitted Transferees of such Management Stockholder), duly endorsed in blank for transfer, free and clear of all Liens, and otherwise without representation or warranty, with all requisite stock transfer stamps affixed thereon, against delivery of the consideration to be paid therefor in connection with such Sale of Holdings.

          SECTION 5.03   Rights of Management Stockholders To Sell upon Sales of
                         -------------------------------------------------------
Holdings Common Stock.  (a) In the event that IHS (or any Affiliate of IHS)
---------------------
proposes to enter into an agreement with any Person (other than an Affiliate of IHS) regarding a Sale of Holdings Common Stock, then, so long as such Person raises no objection, IHS shall deliver to each Management Stockholder written notice of such proposed Sale of Holdings Common Stock, which notice shall set forth in reasonable detail the material terms of such proposed Sale of Holdings Common Stock, including both the number of shares of Holdings Common Stock to be sold and the price per share at which shares of Holdings Common Stock are to be sold in connection with such proposed Sale of Holdings Common Stock. Each Management Stockholder (and the Permitted Transferees of such Management Stockholder) shall have the option to sell all shares of Holdings Common Stock held by such Management Stockholder (and the Permitted Transferees of such Management Stockholder) to such Person in connection with such proposed Sale of Holdings Common Stock, on the terms and subject to the conditions, if any, set forth such notice prior to the sale of any shares of Holdings Common Stock held by IHS (or any Affiliate of IHS) to such Person. In the event that the number of shares of Holdings Common Stock to be sold in connection with such proposed Sale of Holdings Common Stock is less than the total number of shares of Holdings Common Stock held by the Management Stockholders, then the Management Stockholders shall sell their shares of Holdings Common Stock in such proposed Sale of Holdings Common Stock on a pro rata basis. Within ten business days following the date on which such notice is received by any Management Stockholder, such Management Stockholder (and the Permitted Transferees of such Management Stockholder) shall notify IHS (and any Affiliate of IHS) of the decision of such Management Stockholder (and such Permitted Transferee) regarding such proposed Sale of Holdings Common Stock.

          If a Management Stockholder (or a Permitted Transferee of such Management Stockholder) gives notice of such Management Stockholder's (or such Permitted Transferee's) election to participate in a proposed Sale of Holdings Common Stock, such Management Stockholder (and such Permitted Transferee) shall be obligated to sell, on a pro rata basis, the shares of Holdings Common Stock held by such Management Stockholder (and such Permitted Transferee) to such Person pursuant to such proposed Sale of Holdings Common Stock, on the terms and subject to the conditions, if any, set forth in the notice delivered to such Management Stockholder by IHS. Each Management Stockholder (and each Permitted Transferee of such Management Stockholder) that exercises the option granted under this Section 5.03(a) (and each Permitted Transferee of such Management Stockholder) shall, if requested by IHS, enter into a binding agreement with the Person to whom shares of Holdings Common Stock are to be sold pursuant to such Sale of Holdings Common Stock to sell such Management Stockholder's (or such Permitted Transferee's) pro rata share of shares of Holdings Common Stock on the terms, and subject to the conditions, if any, set forth in the notice delivered to such Management Stockholder by IHS.

          At the closing of such Sale of Holdings Common Stock, which closing shall take place at the location specified by IHS in the notice delivered to each Management Stockholder, each Management Stockholder (and the Permitted Transferees of such Management Stockholder) shall deliver to the Person to whom shares of Holdings Common Stock are to be sold pursuant to such Sale of Holdings Common Stock certificates representing the applicable proportion of shares of Holdings Common Stock to be sold by such Management Stockholder (and the Permitted Transferees of such Management Stockholder), duly endorsed in blank for transfer, free and clear of all Liens, and otherwise without representation or warranty, with all requisite stock transfer stamps affixed thereon, against delivery of the price to be paid therefor in connection with such Sale of Holdings Common Stock.

          (b) In the event that any Management Stockholder elects not to exercise the option granted pursuant to Section 5.03(a) to participate in a proposed Sale of Holdings Common Stock and IHS (or any Affiliate of IHS) enters into an agreement with such Person regarding a Sale of Holdings Common Stock, then such Management Stockholder (and the Permitted Transferees of such Management Stockholder) shall have the option to require IHS to include in such Sale of Holdings Common Stock the proportion of shares of Holdings Common Stock held by such Management Stockholder (and the Permitted Transferees of such Management Stockholder) that is identical to the proportion of shares of Holdings Common Stock held by IHS (and its Affiliates) that is to be sold by IHS (and its Affiliates) in connection with such Sale of Holdings Common Stock.

          IHS shall deliver to each Management Stockholder written notice of the intent of IHS to participate in a Sale of Holdings Common Stock pursuant to this
Section 5.03(b) not less than ten business days prior to the date on which such Sale of Holdings Common Stock is to be consummated. Such notice shall set forth in reasonable detail the material terms of such Sale of Holdings Common Stock, including the price per share at which such Management Stockholder (and the Permitted Transferees of such Management Stockholder) shall have the option to sell the applicable proportion of shares of Holdings Common Stock held by such Management Stockholder (and the Permitted Transferees of such Management Stockholder) (which price shall be equal to the price to be paid for the shares of Holdings Common Stock that are to be sold by IHS (and its Affiliates) in such Sale of Holdings Common Stock).

          The option granted pursuant to this Section 5.03(b) shall be exercisable by written notice to IHS by each Management Stockholder (or any Permitted Transferee of such Management Stockholder) given within ten business days after receipt by such Management Stockholder of the notice delivered by IHS. If any Management Stockholder (or any Permitted Transferee of such Management Stockholder) gives notice of the election of such Management Stockholder (or such Permitted Transferee) to sell, the Management Stockholder (and the Permitted Transferee) shall be obligated to sell, conditioned only upon the closing of the Sale of Holdings Common Stock. Each Management Stockholder (and each Permitted Transferee of such Management Stockholder) that exercises such option shall, if requested by IHS, enter into a binding agreement with the Person to whom shares of Holdings Common Stock are to be sold pursuant to such Sale of Holdings Common Stock to sell the applicable proportion of shares of

Holdings Common Stock held by such Management Stockholder (or such Permitted Transferee) on the terms, and subject to the conditions, if any, set forth in the notice delivered to such Management Stockholder by IHS.

          At the closing of such Sale of Holdings Common Stock, which closing shall take place at the location specified by IHS in the notice delivered to each Management Stockholder, each Management Stockholder (and the Permitted Transferees of such Management Stockholder) shall deliver to the Person to whom shares of Holdings Common Stock are to be sold pursuant to such Sale of Holdings Common Stock certificates representing the applicable proportion of shares of Holdings Common Stock required to be sold by such Management Stockholder (and the Permitted Transferees of such Management Stockholder), duly endorsed in blank for transfer, free and clear of all Liens, and otherwise without representation or warranty, with all requisite stock transfer stamps affixed thereon, against delivery of the price to be paid therefor in connection with such Sale of Holdings Common Stock.


                                  ARTICLE VI

                                    Legends
                                    -------

          Each certificate representing shares of Restricted Holdings Common Stock will, until the time at which (i) such shares have been effectively registered under Section 5 of the

Securities Act and disposed of pursuant to an effective registration statement or (ii) such shares can be freely sold and transferred without restriction under the Securities Act, bear the following legends:

          (i) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND, UNLESS SO REGISTERED, THEY MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT AND APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.";

          (ii) "THESE SECURITIES ARE SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDERS' AGREEMENT DATED AS OF FEBRUARY [ ], 1999 AMONG INFORMATION HANDLING SERVICES INC., CERTAIN MEMBERS OF MANAGEMENT OF Holdings AND CERTAIN EMPLOYEES OF HOLDINGS. A COPY OF THE STOCKHOLDERS' AGREEMENT IS ON FILE WITH THE SECRETARY OF Holdings." and

          (iii) any legend required by the "blue sky" laws of any state to the extent such laws are applicable to the shares represented by such certificate.

                                  ARTICLE VII

           Certain Covenants Relating to the Conduct of the Business
           ---------------------------------------------------------
                      prior to an Initial Public Offering
                      -----------------------------------

          SECTION 7.01.  Board of Directors of Holdings.  IHS agrees, and each
                         ------------------------------
Management Stockholder (and each Permitted Transferee of such Management Stockholder) agrees, that, at all times prior to the consummation of an Initial Public Offering, IHS or such Management Stockholder (and such Permitted Transferee), as applicable, shall take all action necessary, including the voting of all shares of Holdings Common Stock held by IHS or such Management Stockholder (or such Permitted Transferee), as applicable, to cause the Board of Directors of Holdings to consist at all times prior to the consummation of an Initial Public Offering of not more than five members.

          The Management Stockholders (together with their Permitted Transferees) shall be entitled, at all times prior to the consummation of an Initial Public Offering, to designate one member of the Board of Directors so long as either (i) the shares of Holdings Common Stock held by the Management Stockholders (and their Permitted Transferees) constitute not less than 5% of the outstanding shares of Holdings Common Stock or (ii) Haim E. Dahan is an employee of Holdings or its subsidiary. In the event that both the shares of Holdings Common Stock held by the Management Stockholders (and their Permitted Transferees) constitute less than 5% of the outstanding shares of Holdings Common Stock and Haim E. Dahan has ceased to be an employee of Holdings or its subsidiary, the Management Stockholders (together with their Permitted Transferees) shall no longer be entitled to designate any member of the Board of Directors of Holdings. The Management Stockholders hereby designate Haim E. Dahan as their designee to the Board of Directors of Holdings pursuant to this
Article VII, which designation shall continue until such time as the

Management Stockholders (and any Permitted Transferees of the Management Stockholders) who hold a majority of the shares of Holdings Common Stock then held by all Management Stockholders (and any Permitted Transferees of the Management Stockholders) designate another Person to serve as the Management Stockholders' designee to the Board of Directors of Holdings and such Management Stockholders (and Permitted Transferees) shall have advised IHS in writing of such designation. So long as the Management Stockholders are entitled to designate a member of the Board of Directors of Holdings, Holdings shall hold at least one in-person meeting of its Board of Directors in each fiscal year.

          SECTION 7.02.  Transactions between Holdings and IHS. Except for the
                         -------------------------------------
Merger and as otherwise contemplated by this Agreement and the Formation Agreement, at all times prior to the earlier to occur of the consummation of an Initial Public Offering and the third anniversary of the date of this Agreement, as long as the Management Stockholders hold shares constituting more than 5% of the outstanding Holdings Common Stock, IHS will not, and will not permit Holdings, to sell, lease, license or otherwise transfer any material assets between IHS or any Affiliate of IHS and Holdings, except (i) pursuant to contracts or commitments existing on the Closing Date in accordance with the Formation Agreement, (ii) in the ordinary course of business or (iii) with the consent of Management Stockholders holding a majority of the shares of Holdings Common Stock then held by the Management Stockholders.

          SECTION 7.03.  Financing of Holdings by IHS.  Except (i) for financing
                         ----------------------------
in the form of debt or (ii) with the consent of a majority of shares then held by the Management Stockholders, IHS will not invest in or advance any amount to Holdings until the earlier to occur of the consummation of an Initial Public Offering and the third anniversary of the date of this Agreement.

          SECTION 7.04.  Audited Financial Statements of Holdings.   So long as
                         ----------------------------------------
the Management Stockholders are entitled to designate a member of the Board of Directors of Holdings pursuant to Section 7.01, and prior to the consummation of an Initial Public Offering, IHS agrees to cause Holdings to have separate annual audited consolidated financial statements.

          SECTION 7.05.  Option Plan.   Within 90 days from the date hereof, IHS
                         -----------
will cause Holdings to issue initial grants of options under an employee stock option plan for employees of Holdings.


                                 ARTICLE VIII

                              General Provisions
                              ------------------

          SECTION 8.01.  Notices.  All notices, requests, claims, demands and
                         -------
other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the parties hereto at the following addresses (or at such other address for such party as shall be specified by like notice):

          (i)  if to IHS,

                Information Handling Services Inc.
                IvernessBusiness Park
                15 Iverness Way East
                Englewood, CO 80112
                Attention:  Mr. Darold Stagner
                Telecopy: (303) 397-2742
               with a copy to:

                TBG Services Inc.
                565 Fifth Avenue
                New York, NY 10017
                Attention:  Mr. Steven Green
                Telecopy:  (212) 850-8530

          (ii) if to any Management Stockholder,

                to the address of such Management Stockholder set forth in Schedule I, and, in the case of any Permitted Transferee of such Management Stockholder, to the address set forth in the written agreement entered into accordance with the provisions of Section 8.09

          SECTION 8.02.  Headings.  The table of contents and headings contained
                         --------
in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 8.03.  Severability.  If any term or other provision of this
                         ------------
Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

          SECTION 8.04.  Counterparts.  This Agreement may be executed in one or
                         ------------
more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

          SECTION 8.05.  Entire Agreement; No Third-Party Beneficiaries.  This
                         ----------------------------------------------
Agreement (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the transactions contemplated hereby and (b) is not intended to confer upon any Person other than the parties hereto any rights or remedies.

          SECTION 8.06.  Governing Law.  This Agreement shall be governed by,
                         -------------
and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          SECTION 8.07.  Assignment.  Neither this Agreement nor any of the
                         ----------
rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any Management Stockholder without the prior written consent of the holders of a majority of the shares of Holdings Common Stock then held by IHS and its Affiliates; provided, however, that each Management Stockholder may assign the rights,
--------  -------
interests and obligations of such Stockholder under this Agreement to a Permittee Transferee in accordance with the provisions of this Agreement. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

          SECTION 8.08.  Consent to Jurisdiction.  Each of the parties hereto
                         -----------------------
(a) consents to submit to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises regarding this Agreement or the transactions contemplated hereby, (b) agrees not to attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees not to bring any action relating to this Agreement or the transactions contemplated hereby in any court other than any Federal court sitting in the State of Delaware or any Delaware state court and (d) waives any right to trial by jury with respect to any action related to, or arising out of, this Agreement or the transactions contemplated hereby.

          SECTION 8.09.  Agreement To Be Bound.  Notwithstanding anything to the
                         ---------------------
contrary contained in this Agreement, no shares of Holdings Common Stock may be transferred, sold, assigned, tendered, hypothecated or otherwise disposed of to any Permitted Transferee unless such Permitted Transferee, prior to such transfer, sale, assignment, tender, hypothecation or other disposition, agrees in writing, in form and substance satisfactory to IHS, to be bound by the terms of this Agreement to the same extent, and in the same manner, as the transferor of such shares of Holdings Common Stock, which writing shall include the address of such Permitted Transferee to which notices given pursuant to this Agreement may be sent.


          IN WITNESS WHEREOF, each IHS has caused this Agreement to be signed by its officer thereunto duly authorized, and each of the Management Stockholders has signed this Agreement, all as of the date first written above.

                              INFORMATION HANDLING SERVICES
                              INC.,


                                by ______________________________
                                   Name:
                                   Title:



                              ___________________________________
                                          Haim E. Dahan



                              ___________________________________
                                        Michael J. Galvin



                              ___________________________________
                                     Patricia Tuxbury Salem



                              ___________________________________
                                            Peter Jeng



                              ___________________________________
                                          Jim McAlarney

                                                                      Appendix A

                                           Shares of Restricted Holdings
                                           -----------------------------
Management Stockholder                     Common Stock
----------------------                     ------------


Haim E. Dahan                                 1,037,322

Michael J. Galvin                               244,077

Patricia Tuxbury Salem                          203,396

Peter Jeng                                       40,679

James McAlarney                                  40,679